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                                                                   EXHIBIT 10.01


                                                CONFIDENTIAL TREATMENT REQUESTED


                             NORTEL NETWORKS LIMITED

                                    as Seller

                                       and

                        FLEXTRONICS TELECOM SYSTEMS, LTD.

                                  as Purchaser

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                            ASSET PURCHASE AGREEMENT

                                 June 29th, 2004

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                              STIKEMAN ELLIOTT LLP

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1      Definitions ................................................   1
Section 1.2      Including ..................................................  31
Section 1.3      Material ...................................................  31
Section 1.4      Articles and Sections ......................................  31

                                    ARTICLE 2
                    PURCHASE AND SALE OF ASSETS: THE CLOSING

Section 2.1      Purchase and Sale ..........................................  31
Section 2.2      Assumed Liabilities ........................................  36
Section 2.3      Purchase Price and Payment Procedures ......................  39
Section 2.4      Adjustment of Purchase Price................................  42
Section 2.5      The Closings ...............................................  45
Section 2.6      Personal Computers .........................................  46

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 3.1      Organization and Corporate Power ...........................  48
Section 3.2      Authorization; Binding Effect; No Breach ...................  48
Section 3.3      Tax ........................................................  49
Section 3.4      Litigation .................................................  49
Section 3.5      Financial Capability .......................................  49
Section 3.6      Purchaser's Employee Plans .................................  50
Section 3.7      Labour Matters .............................................  50
Section 3.8      Compliance with Laws .......................................  50

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 4.1      Organization and Corporate Power ...........................  51
Section 4.2      Authorization; Binding Effect; No Breach ...................  51
Section 4.3      Financial Information ......................................  52
Section 4.4      Title to Personal Property .................................  52
Section 4.5      Absence of Certain Developments ............................  52
Section 4.6      Compliance With Laws, Permits and Licenses .................  53
Section 4.7      Tax Matters ................................................  53
Section 4.8      Contracts and IS Software ..................................  54
Section 4.9      Intellectual Property Rights ...............................  56
Section 4.10     Litigation .................................................  56
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Section 4.11      Employee Plans ............................................   56
Section 4.12      Employee Matters ..........................................   57
Section 4.13      Residence .................................................   59
Section 4.14      Insurance .................................................   60
Section 4.15      Inventory .................................................   60
Section 4.16      Environmental Matters .....................................   60
Section 4.17      Equipment .................................................   62
Section 4.18      Chateaudun Real Estate ....................................   62
Section 4.19      Sufficiency of Assets .....................................   64
Section 4.20      No Other Purchase Agreements ..............................   64
Section 4.21      Government Assistance .....................................   64
Section 4.22      Leased Equipment ..........................................   64
Section 4.23      Representations and Warranties ............................   64

                                    ARTICLE 5
                          COVENANTS AND OTHER AGREEMENTS

Section 5.1       General ...................................................   65
Section 5.2       Conduct of Operations .....................................   68
Section 5.3       Access and Information ....................................   70
Section 5.4       Litigation Support ........................................   71
Section 5.5       Record Retention; Post Closing Access .....................   71
Section 5.6       Transaction Expenses; Filings and Certificates ............   73
Section 5.7       Confidentiality ...........................................   75
Section 5.8       Forward Looking Information ...............................   75
Section 5.9       Necessary Consents ........................................   75
Section 5.10      Maintain Insurance ........................................   77
Section 5.11      Operations at the Chateaudun Facility .....................   77
Section 5.12      Cooperation ...............................................   77
Section 5.13      Purchaser's Acquisition of Software .......................   77
Section 5.14      Transferable Equipment ....................................   78
Section 5.15      Inventory Put Option ......................................   79
Section 5.16      Equipment Put Option ......................................   83
Section 5.17      Consignment Obligations ...................................   85
Section 5.18      Transition Expense Payment ................................   86
Section 5.19      Operations at Chateaudun Facility .........................   86
Section 5.20      GDNT Asset Sale Discussions ...............................   86
Section 5.21      Monkstown Incentive Grant .................................   86
Section 5.22      VSHA Price Setting ........................................   87
Section 5.23      Equipment at Third Party Locations ........................   87
Section 5.24      CUCW Collective Labour Agreement ..........................   87
Section 5.25      Covenant Not to Sue .......................................   88
Section 5.26      Post Closing Tax Liens ....................................   88
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Section 5.27      Employer Payroll Contribution Reimbursement ..................           88
Section 5.28      Transfer of Assets to French Newco ...........................           89
Section 5.29      Reimbursement for French Accruals ............................           91
Section 5.30      Restatement Adjustments ......................................           91
Section 5.31      Mind ready Employees .........................................           91
Section 5.32      Security Documentation .......................................           93
Section 5.33      Facilities Licenses ..........................................           93
Section 5.34      Annual Incentive Bonus .......................................           94

                                    ARTICLE 6
                     EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

Section 6.1       General ......................................................           95

                                    ARTICLE 7
                          SURVIVAL AND INDEMNIFICATION

Section 7.1       Survival of Representations and Warranties ...................           96
Section 7.2       Indemnification Obligations of the Seller ....................           98
Section 7.3       Indemnification Obligations of the Purchaser .................           99
Section 7.4       Limitations on Indemnification ...............................          101
Section 7.5       Defence of Third Party Actions ...............................          103
Section 7.6       Sole Remedy ..................................................          105
Section 7.7       Indemnification after Insurance and Other Recoveries .........          105
Section 7.8       Termination of Indemnification ...............................          106
Section 7.9       Limitations on Losses ........................................          106
Section 7.10      Characterization of Indemnity Payments .......................          107
Section 7.11      Assignment of Claims .........................................          107

                                    ARTICLE 8
                            CONDITIONS TO THE CLOSING

Section 8.1       Conditions of the Purchaser's Obligation for Each Closing ....          107
Section 8.2       Conditions of the Seller's Obligation for Each Closing .......          112

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.1       Effectiveness of Agreement ...................................          116
Section 9.2       Termination ..................................................          116
Section 9.3       Rights on Termination ........................................          117
Section 9.4       Set Off ......................................................          118
Section 9.5       Remedies .....................................................          118
Section 9.6       Consent to Amendments; Waivers ...............................          118
Section 9.7       Successors and Assigns .......................................          119
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Section 9.8       Governing Law; Submission to Jurisdiction .................        119
Section 9.9       Waiver of Jury Trial; Limitation on Damages ...............        119
Section 9.10      Notices ...................................................        120
Section 9.11      Bulk Sales Waiver .........................................        122
Section 9.12      Schedules and Exhibits ....................................        122
Section 9.13      Counterparts ..............................................        122
Section 9.14      Construction ..............................................        122
Section 9.15      Severability ..............................................        122
Section 9.16      No Third-Party Beneficiaries ..............................        122
Section 9.17      Currency ..................................................        123
Section 9.18      Headings ..................................................        123
Section 9.19      Entire Agreement ..........................................        123
Section 9.20      Seller References .........................................        123
Section 9.21      Brokerage .................................................        124
Section 9.22      Time of Essence ...........................................        124
Section 9.23      Judgment Currency .........................................        124
Section 9.24      Further Assurances ........................................        125
Section 9.25      English Language ..........................................        125
Section 9.26      Contra Proferentum ........................................        125
Section 9.27      Expenses for Dispute Resolution ...........................        125
Section 9.28      Guarantee of Performance ..................................        126
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                                     ADDENDA

SCHEDULE 1.1            DESIGNATED SELLERS AND DESIGNATED PURCHASERS AND
                        FACILITY PURCHASE PRICES
SCHEDULE 1.1(33)        COLLECTIVE LABOUR AGREEMENTS
SCHEDULE 1.1(37)        CONTRACTS
SCHEDULE 1.1(44)        DESIGN EMPLOYEES
SCHEDULE 1.1(57)        END OF LIFE INVENTORY
SCHEDULE 1.1(63)        EQUIPMENT THAT THIRD PARTY LOCATIONS
SCHEDULE 1.1(113)       INVENTORY
SCHEDULE 1.1(118)       IS SOFTWARE
SCHEDULE 1.1(122)       KEY EMPLOYEES
SCHEDULE 1.1(123)(i)    SELLER'S "KNOWLEDGE" LIST
SCHEDULE 1.1(123)(ii)   PURCHASER'S "KNOWLEDGE" LIST
SCHEDULE 1.1(124)       LAW
SCHEDULE 1.1(125)       LEASED EQUIPMENT
SCHEDULE 1.1(133)       LOGISTICS EMPLOYEES
SCHEDULE 1.1(173)       PERMITTED ENCUMBRANCES
SCHEDULE 1.1(199)       REPAIR EMPLOYEES
SCHEDULE 1.1(200)       REPAIR INVENTORY

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SCHEDULE 2.1(1)(d)            OWNED EQUIPMENT
SCHEDULE 2.1(1)(l)            OPERATING PERMITS
SCHEDULE 2.1(1)(n)            SECURITY DEPOSITS
SCHEDULE 2.1(1)(q)            PREPAID EXPENSES
SCHEDULE 2.1(2)(p)            OTHER EXCLUDED ASSETS
SCHEDULE 2.3(2)               CASH FLOW PAYMENTS
SCHEDULE 2.6                  LIST OF PCs AND ANCILLARY EQUIPMENT TO BE
                              TRANSFERRED
SCHEDULE 3.2(2)               PURCHASER'S CONFLICTS EXCEPTIONS
SCHEDULE 3.6                  PURCHASER'S EMPLOYEE PLANS AND ACTIONS
SCHEDULE 4.1(3)               NORTEL SUBSIDIARIES CONDUCTING OPERATIONS
SCHEDULE 4.2(2)               SELLER'S CONFLICTS EXCEPTIONS
SCHEDULE 4.3                  FINANCIAL INFORMATION
SCHEDULE 4.5                  ABSENCE OF CERTAIN DEVELOPMENTS
SCHEDULE 4.6                  COMPLIANCE WITH LAWS, PERMITS AND LICENSES
                              EXCEPTIONS
SCHEDULE 4.8                  CONTRACTS EXCEPTIONS
SCHEDULE 4.8(9)               OTHER THIRD PARTY PAYMENT EXCEPTIONS
SCHEDULE 4.8(10)              COMPANY-WIDE CONTRACTS RIGHTS OR LICENSES
SCHEDULE 4.9(1)               OTHER INTELLECTUAL PROPERTY
                              AGREEMENTS/ OBLIGATIONS
SCHEDULE 4.9(2)               INTELLECTUAL PROPERTY RIGHTS CLAIMS
                              EXCEPTIONS
SCHEDULE 4.9(3)               INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT
                              EXCEPTIONS
SCHEDULE 4.10                 LITIGATION
SCHEDULE 4.11(1)              SELLER'S EMPLOYEE PLANS
SCHEDULE 4.11(2)              COMPENSATION AND BENEFIT CLAIMS
SCHEDULE 4.12(1)              EMPLOYEES
SCHEDULE 4.12(2)              WORK STOPPAGES
SCHEDULE 4.12(3)              COMPLIANCE WITH EMPLOYMENT LAW
                              EXCEPTION
SCHEDULE 4.12(4)              LEAVE EMPLOYEES
SCHEDULE 4.12(5)              LONG-TERM DISABILITY LEAVE EMPLOYEES
SCHEDULE 4.12(6)              LABOUR RELATIONS EXCEPTIONS
SCHEDULE 4.12(7)              VISA EMPLOYEES
SCHEDULE 4.12(8)              WORKERS' COMPENSATION LAW EXCEPTIONS
SCHEDULE 4.12(9)              EMPLOYEE ACCRUED AND UNUSED VACATION
SCHEDULE 4.12(10)             DESIGN EMPLOYEES, REPAIR EMPLOYEES AND
                              LOGISTICS EMPLOYEES
SCHEDULE 4.12(11)             COLLECTIVE LABOUR AGREEMENT

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SCHEDULE 4.12(13)         U.S. EMPLOYEE JOB-RELATED FELONY CONVICTIONS
SCHEDULE 4.15             INVENTORY EXCEPTIONS
SCHEDULE 4.15(1)          INVENTORY FORECAST
SCHEDULE 4.16             ENVIRONMENTAL MATTERS
SCHEDULE 4.17             EQUIPMENT EXCEPTIONS
SCHEDULE 4.18             REAL ESTATE EXCEPTIONS
SCHEDULE 4.19             SUFFICIENCY OF EMPLOYEES EXCEPTION
SCHEDULE 4.20             OTHER PURCHASE AGREEMENTS
SCHEDULE 4.21             GOVERNMENT ASSISTANCE PROGRAMS
SCHEDULE 5.1(2)           FILINGS AND APPROVALS
SCHEDULE 5.2              OPERATION OF BUSINESS EXCEPTION
EXHIBIT A                 AMENDED AND RESTATED MASTER CONTRACT
                          MANUFACTURING SERVICES AGREEMENT
EXHIBIT B                 SHARED SERVICES AGREEMENT
EXHIBIT C                 REAL PROPERTY LEASE
EXHIBIT D                 EMPLOYMENT PROVISIONS
EXHIBIT D-1               EMPLOYMENT PROVISIONS FOR UNITED KINGDOM
                          EMPLOYEES ("UK EMPLOYEES")
EXHIBIT D-1A              UK SEVERANCE
EXHIBIT D-1B              ACTUARIES LETTER
EXHIBIT D-2               EMPLOYMENT PROVISIONS FOR FRANCE
                          EMPLOYEES
EXHIBIT D-3               EMPLOYMENT PROVISIONS FOR ALBERTA AND
                          ONTARIO EMPLOYEES
EXHIBIT D-3A              TERMS AND CONDITIONS OF EMPLOYMENT OF
                          ALBERTA AND ONTARIO EMPLOYEES
EXHIBIT D-3B              FORM OF EMPLOYMENT OFFER, ALBERTA AND
                          ONTARIO And FORM OF EMPLOYMENT OFFER
                          (ALBERTA AND ONTARIO), LEAVE EMPLOYEES
EXHIBIT D-4               PENSION AND RETIREMENT BENEFITS AGREEMENT
                          ("PRBA")
EXHIBIT D-4A              SELLER'S PENSION AND RETIREMENT BENEFITS
                          PLANS
EXHIBIT D-4B              BENEFIT CHANGES AND INTRODUCTIONS UNDER
                          SELLER'S PENSION AND RETIREMENT BENEFITS
                          PLANS
EXHIBIT D-4C              PURCHASER'S PENSION AND RETIREMENT
                          BENEFITS PLANS
EXHIBIT D-4D              POST-RETIREMENT BENEFIT COST FACTORS
EXHIBIT D-5               QUEBEC EMPLOYMENT PROVISIONS

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EXHIBIT D-5A                 TERMS AND CONDITIONS OF EMPLOYMENT OF
                             QUEBEC EMPLOYMENT (NON-UNION )
EXHIBIT D-5B                 FORMS OF QUEBEC EMPLOYMENT NOTICES
EXHIBIT D-5C                 QUEBEC RECALL EMPLOYEES
EXHIBIT D-5D                 PURCHASER STOCK OPTION GRANTS
EXHIBIT D-8                  INTENTIONALLY DELETED
EXHIBIT D-8A                 INTENTIONALLY DELETED
EXHIBIT D-9                  EMPLOYMENT PROVISIONS FOR UNITED STATES
                             EMPLOYEES
EXHIBIT D-9A                 TERMS AND CONDITIONS OF EMPLOYMENT OF
                             UNITED STATES EMPLOYEES
EXHIBIT D-9B                 FORM OF U.S. EMPLOYMENT OFFER
EXHIBIT E                    LOCAL SALE AGREEMENTS
EXHIBIT F                    NORTEL PROPRIETARY SOFTWARE LICENSE
                             AGREEMENT
EXHIBIT G                    REPAIR SERVICES AGREEMENT
EXHIBIT H                    INTENTIONALLY DELETED
EXHIBIT I                    INTENTIONALLY DELETED
EXHIBIT J                    INTENTIONALLY DELETED
EXHIBIT K                    LICENCES OF SPACE
EXHIBIT L                    INTENTIONALLY DELETED
EXHIBIT M                    LOGISTICS SERVICES AGREEMENT
EXHIBIT N                    INTENTIONALLY DELETED
EXHIBIT O                    FORM OF PROMISSORY NOTE

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is dated as of June 29, 2004, by and among Flextronics Telecom Systems, Ltd., a Mauritius corporation ("PURCHASER"), Flextronics International Ltd., a Singapore corporation acting through its Hong Kong office (the "GUARANTOR") and Nortel Networks Limited, a Canadian corporation ("SELLER").

         WHEREAS each of the companies listed in Schedule 1.1 as a Designated Seller is a direct or indirect Affiliate (as defined below ) of the Seller (the "DESIGNATED SELLERS");

         WHEREAS each of the companies listed in Schedule 1.1 as a Designated Purchaser is a direct or indirect Affiliate (as defined below ) of the Purchaser (the "DESIGNATED PURCHASERS");

         WHEREAS the Purchaser is, directly or indirectly, a wholly-owned Affiliate of the Guarantor;

         WHEREAS with a view to selling the Operations (as defined below ) to the Purchaser and, in connection with the Amended and Restated Master
Contract Manufacturing Services Agreement (as defined below ), the Seller has agreed to sell, or cause the Designated Sellers to sell, and the Purchaser has agreed to purchase, or cause the Designated Purchasers to purchase, as the case may be, the Assets (as defined below ) upon the terms and conditions hereinafter set forth; and

         WHEREAS the Designated Sellers have agreed to the various terms of this Agreement, the Amended and Restated Master Contract Manufacturing Services Agreement, and the other Transaction Documents (as defined below ) in order to focus on their core capabilities required to deliver converged networks while meeting their time-to-market, quality and cost-reduction objectives.

         NOW, THEREFORE, in consideration of the respective covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the Parties (as defined below) agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1 DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings set forth below :

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(1)      "ACTION" means any litigation, action, suit, grievance, claim, written complaint or demand, assessment, charge, arbitration, audit, investigation, or other legal, administrative or judicial proceeding.

(2)      "ADJUSTMENT REQUEST" shall have the meaning set forth in Section
         2.4(3).

(3) "AFFILIATE" means, as to any Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person.

(4) "AGGREGATE ASSET AMOUNT" means the aggregate amount shown as the " AGGREGATE ASSET AMOUNT" on the Closing Statement of Assets and Liabilities.

(5) "AGREEMENT" means this asset purchase agreement and all schedules and exhibits attached hereto.

(6) "ALBERTA AND ONTARIO EMPLOYMENT OFFER" has the meaning set forth in Exhibit D-3.

(7) "ALBERTA AND ONTARIO TRANSFERRING EMPLOYEE" has the meaning set forth in Exhibit D-3.

(8) "ALBERTA AND ONTARIO VISA EMPLOYEE" has the meaning set forth in Exhibit D-3.

(9)      "ALBERTA EMPLOYEE" has the meaning set forth in Exhibit D-3.

(10) "AMENDED AND RESTATED MASTER CONTRACT MANUFACTURING SERVICES AGREEMENT" means the revised Master Contract Manufacturing Services Agreement between the Seller and the Purchaser to be executed on the first Closing Date related to the Purchaser manufacturing the Products for, and providing the Services to, the Seller, in the form attached hereto as Exhibit A.

(11)     "ANTITRUST APPROVALS" has the meaning set forth in Section 5.1(2).

(12)     "APPLICABLE NOTICE DATE" has the meaning set forth in Section
         7.1.

(13)     "ASSETS" has the meaning set forth in Section 2.1(1).

(14)     "ASSUMED CONTRACTS" means those Contracts which are identified on
         Schedule 1.1(37) as Contracts that the Seller, or applicable Designated Seller, as the case may be, shall assign to the Purchaser, or applicable Designated Purchaser, as the case may be, at the applicable Closing.

(15)     "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2.

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(16)     "ATES" means the Association of Telecom Engineers and Scientists.

(17) "BONEPILE INVENTORY" refers to inventory (including applicable labour and overhead and other capitalized costs, if any) that is found (a) to be defective or otherwise does not conform to the applicable specifications (commonly known in the industry as "bonepile" ), and
         (b) with assembly dates less than ninety (90) days prior to the Applicable Closing Date, all of which is listed and located at the locations referred to on Schedule 1.1(113).

(18)     "BONEPILE INVENTORY PUT OPTION" has the meaning set forth in Section
         5.14(1).

(19) "BONEPILE INVENTORY PUT PERIOD" means the ninety (90) day period after the applicable Closing Date.

(20) "BRAZIL ASSET PURCHASE AGREEMENT" means an asset purchase agreement, dated as of the same date as the Agreement, entered into between Nortel Telecom Do Brasil Industria E Comercio Ltda. and Northern Telecom Do Brasil Comercio E Servicios Ltda., as vendor, and Flextronics International Tecnologia Ltda., as purchaser.

(21) "BUSINESS DAY" means any day (other than Saturday or Sunday) in which major banks in the City of Toronto, Province of Ontario, Canada, and the City of San Jose, State of California, USA, are open for business in the ordinary course.

(22) "CALGARY WESTWINDS FACILITY" means the facility located at 5111 47th Street N .E., Calgary Alberta, Canada T3J 3R2.

(23) "CANADA DESIGN EMPLOYEES" means a Design Employee of the Seller or the Designated Sellers based in Canada and listed on Schedule 1.1(44) as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(24) "CANADA EMPLOYEE" means an employee of the Seller or the Designated Sellers based in Canada and listed on Schedule 4.12(1), as such schedule may be updated on or immediately prior to the applicable Employment Transfer Date.

(25) "CANADIAN COMPETITION COMMISSIONER" means the Commissioner of Competition appointed under the Competition Act (Canada).

(26)     "CASH FLOW PAYMENTS" has the meaning set forth in Section 2.3(2).

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(27)     "CHATEAUDUN FACILITY" means the facilities located at 5 rue des
         Treize Langues, BP 89 and 8 rue de la Fosse aux Canes, Chateaudun, France 28200.

(28)     "CLOSING" has the meaning set forth in Section 2.5.

(29) "CLOSING DATE" means, with respect to any Facility/ Design Closing, the date upon which such Facility/ Design Closing occurs.

(30)     "CLOSING SCHEDULES" means:

         Schedule 1.1(37)             Contracts
         Schedule 1.1(122)            Key Employees
         Schedule 1.1(123)(i)         Seller's "Knowledge" List
         Schedule 1.1(123)(ii)        Purchaser's "Knowledge" List
         Schedule 2.1(1)(l)           Operating Permits
         Schedule 2.6                 List of PCS and Ancillary Equipment To Be
                                      Transferred

(31) "CLOSING STATEMENT OF ASSETS AND LIABILITIES" has the meaning set forth in Section 2.4(2).

(32)     "COEU" means the Canadian Office Employees' Union.

(33) "COLLECTIVE LABOUR AGREEMENTS" means the bargaining agreements listed in Schedule 1.1(33).

(34) "COMPANY-WIDE CONTRACTS" means any agreement between the Seller or any of its Affiliates, on the one hand, and any other Person (other than the Seller or an Affiliate of the Seller), on the other hand, with respect to goods or services that are used, sold or licensed in connection with both (a) any part of the Operations, and (b) the businesses of the Seller or its Affiliates that are not part of the Operations and which are not used primarily in or do not relate primarily to the Operations; provided, however, that " Company-Wide Contracts" shall not include (i) contracts material to the procurement of goods used in the conduct of the Operations, (ii) contracts related to leased equipment used in the Operations, (iii) licence agreements for the Transferred Business Applications, or (iv) Excluded Business Applications all of which are listed on Schedule 1.1(37), but shall include all license agreements (including royalty-based licenses) for software incorporated into the Products (provided the costs of such software, to the extent that the Purchaser or Designated Purchasers incur such costs, are reflected in the Product pricing in the Amended and Restated Master Contract Manufacturing Services Agreement).

(35) "COMPETITION ACT (CANADA)" means the Canadian Competition Act, R.S.C. 1985, c. C-34, as amended.

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(36)     "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between the Purchaser and the Seller dated May 19, 2004, with effect as of December 1, 2003.

(37) "CONTRACTS" means, other than employment contracts and the license agreements for IS Software, all contracts, agreements, personal property leases, indentures or other legally binding arrangements hereto between the Seller or the Designated Sellers, on the one hand and any other Person other than the Seller or an Affiliate of the Seller on the other hand, that are used primarily in or relate primarily to the conduct of the Operations or, except for the Company-Wide Contracts, which are material to the conduct of the Operations, all of which are listed on Schedule 1.1(37) (except that Schedule 1.1(37) need not specifically identify those non-Assumed Contracts that involve payments of less than $100,000 during the current term of such Contract. Contracts include, without limitation, the Assumed Contracts).

(38)     "CONTROL", including, with its correlative meanings, "CONTROLLED
         BY" and "UNDER COMMON CONTROL WITH", has the meaning ascribed thereto in the Canada Business Corporations Act.

(39) "CORPORATE DESKTOP SOFTWARE" means software which (i) is licensed to the Seller or Designated Seller under a corporate licence, (ii) at the Effective Time, is installed on any of the PCs or other computing equipment, other than test equipment, forming part of the Equipment, and which is identified as such on Schedule 1.1(118).

(40) "CPP/QPP/EI TAX" shall mean the amounts required by Law to be paid by employers with respect to the Canada Pension Plan, the Quebec Pension Plan and the Employment Insurance Act (Canada).

(41)     "CUCW" means the Canadian Union of Communication Workers, Unit 1.

(42)     "CURRENCY OF THE AGREEMENT" has the meaning set forth in Section 9.23.

(43) "DAMAGES" means any loss, liability, claim, damage (excluding incidental and consequential damage and lost profits or revenues) or expense (including legal expenses), whether or not involving a Third Party Action.

(44) "DESIGN EMPLOYEE" means an Employee who is identified as such and whose name is listed in Schedule 1.1(44), as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(45) "DESIGN OPERATIONS" means certain development and sustaining design operations related to world-class, carrier grade optical products used in telecommunications networks. These Design Operations relate to certain

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         edge, core switching and transport line optical products and are specifically (a) the optical hardware and software product design and verification activities for OM3300/ 3400/ 3500, OC-48 and DX/ LH carried on by the Canada Design Employees at the Ottawa Lab 2/ Lab 10 Facility, and (b) the hardware design activities, embedded software design activities and verification activities for OM4000/ TN-1X, DX, and new product development activities for OPTera Optical
         Multi-Service Edge (" OME" ), all carried on by the UK Design Employees at the Monkstown Facility. Capabilities of the Canada Design Employees and the UK Design Employees include, to varying degrees, product architecture, product characterization, ASIC and FPGA design, hardware design, management of physical design, software design and product design verification.

(46) "DESIGN TOOLS" means the software applications which are either owned by Seller or a Designated Seller or are licensed to the Seller or a Designated Seller and which are identified as such in Schedule 1.1(118).

(47) "DESIGNATED PURCHASERS" has the meaning set forth in the preamble to this Agreement.

(48) "DESIGNATED SELLERS" has the meaning set forth in the preamble to this Agreement.

(49) "EC MERGER REGULATION" means the EC Merger Regulation of the Commission of the European Communities.

(50) "EFFECTIVE DATE" means the applicable Closing Date with respect to any Facility/ Design Closing.

(51) "EFFECTIVE TIME" means, with respect to any Effective Date, 12:01 a.m. (applicable local time) on such Effective Date.

(52) "EMPLOYEE" means an employee of the Seller or the Designated Sellers listed on Schedule 4.12(1), as such schedule may be updated at or immediately before the applicable Closing.

(53) "EMPLOYEE INFORMATION" means the employee data listed or described on any Employee Schedule relating to the Transferring Employees, as such schedule may be updated pursuant to Section 5.1(3) hereof.

(54)     "EMPLOYEE SCHEDULES" means Schedule 1.1(44) (Design Employees);
         Schedule 1.1(133) (Logistics Employees); Schedule 1.1(199) (Repair Employees); Schedule 1.1(122) (Key Employees); Schedule 4.12(1) (Employees); Schedule 4.12(5) (Long-Term Disability Leave Employees);
         Schedule 4.12(7) (Visa Employees); Schedule 4.12(10) (Design
         Employees,

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         Repair Employees and Logistics Employees), and Schedule 4.12(4)
         (Leave Employees).

(55) "EMPLOYMENT OFFER" means that document, in applicable form, which Purchaser or the applicable Designated Purchaser is required under the terms of this Agreement to deliver to Employees whose employment or employment contract does not otherwise transfer to Purchaser or the applicable Designated Purchaser under applicable Law.

(56) "EMPLOYMENT TRANSFER DATE" means the date on which the employment of a Transferring Employee (i) commences with the Purchaser or the relevant Designated Purchaser pursuant to this Agreement, or (ii) transfers to the Purchaser or the relevant Designated Purchaser pursuant to this Agreement, the CUCW Collective Labour Agreement and / or applicable law.

(57) "END OF LIFE INVENTORY" means any inventory (including applicable labour and overhead and other capitalized costs, if any, and excluding materials consumed in the manufacturing process) owned by the Seller or the Designated Sellers to the extent used, (i) in manufacturing, engineering, assembling, testing or configuring of Products, or (ii) for repair services, in each case which is scheduled to be, or has been, discontinued by a supplier of the Seller or the Purchaser, as set forth in Schedule 1.1(57), in each case which is located at the locations referenced in Schedule 1.1(57).

(58)     "END OF LIFE/INVENTORY CAP" has the meaning set forth in Section
         2.1(1)(b).

(59) "Environmental Laws" mean all domestic and foreign federal, state, provincial, local or municipal statutes, laws, EU directives, by-laws, common laws, ordinances, codes, rules, regulations, treaties, conventions, licenses, consents, orders, writs, injunctions, directives, judgments, decrees, policies and guidelines having force of law, and other requirements of all governmental entities relating to the environment and the health and safety of the workplace, including those relating to the existence, storage, generation, use, handling, manufacture, processing, labelling, sale, display, transportation, treatment, emission, discharge, release or threatened release, remediation, amelioration or monitoring of Hazardous Substances, but in each case solely to the extent having the force of law.

(60) "ENVIRONMENTAL LIABILITIES OF THE PURCHASER" means any and all liabilities arising in connection with or relating to the Operations or the Facility/ Design Assets conveyed to Purchaser or a Designated Purchaser at any Closing, whether accrued, contingent, absolute, determined, determinable or otherwise, that (i) arise under or relate to any Environmental Law (including changes in Environmental Laws or exceedance levels prescribed thereunder)

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         or to any operating permit in effect after the Effective Time for such
         Closing in relation to acts occurring or conditions arising after the Effective Time for such Closing; (ii) arise under or relate to any changes in Environmental Laws or exceedance levels prescribed thereunder in effect after the Effective Time for such Closing in relation to (x) actions occurring or conditions arising prior to the Effective Time for such Closing, but only to the extent that the actions or conditions giving rise to such liability were in compliance with French Environmental Laws at the time they occurred or arose, or
         (y) actions occurring or conditions arising after the Effective Time for such Closing and attributable to the acts of the Seller or any of its Affiliates, but only to the extent that such acts were in compliance with French Environmental Laws at the time they occurred;
         (iii) relate to actions occurring or conditions arising after the Effective Time for such Closing, attributable to the acts of the Purchaser or any of its Affiliates; or (iv) arise as a result of (w) the failure of the Purchaser or any of its Affiliates to comply with the Environmental Laws in relation to acts occurring or conditions arising after the such Effective Time; (x) the presence of any Hazardous Substance that is introduced by, or caused by human error of, the employees, agents or representatives of the Purchaser or any of its Affiliates after such Effective Time; or (y) the presence of any Hazardous Substance caused by a decision by the Purchaser or any of its Affiliates to use, manufacture, generate or release a Hazardous Substance that was not previously used, manufactured, generated or released by the Operations when it was operated by the Seller or any of its Affiliates before such Effective Time; or (z) a change in the use of the Chateaudun Facility from its current use; but excluding, in the case of (i) and (iv) above, liabilities mentioned under (iii) of the Environmental Liabilities of the Seller.

(61) "ENVIRONMENTAL LIABILITIES OF THE SELLER" means any and all liabilities arising in connection with or relating to the Operations or the Facility/ Design Assets conveyed by Seller or a Designated Seller at any Closing, whether accrued, contingent, absolute, determined, determinable or otherwise, that (i) arise under or relate to any Environmental Law or to any Operating Permit in effect before the Effective Time for such Closing in relation to acts occurring or conditions arising prior to the Effective Time for such Closing; (ii) relate to actions occurring or conditions existing prior to the Effective Time for such Closing, whether or not attributable to the acts of the Seller or any of its Affiliates; (iii) relate to actions occurring or conditions arising after the Effective Time for such Closing, attributable to the acts of the Seller or any of its Affiliates; or (iv) arise as a result of (x) the presence of any Hazardous Substance that is introduced by, or caused by human error of, the employees, agents or representatives of the Seller or any of its Affiliates before such Effective Time; or (y) the presence of any Hazardous Substance caused by a decision by the Seller or any of its Affiliates to use, manufacture, generate or

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         release a Hazardous Substance before such Effective Time; but excluding (v) any liability directly arising from the matters disclosed in Schedule 4.16, other than items the Seller has agreed to remedy as set forth therein, and (vi) in the cases of (ii), (iii) and (iv) above, liabilities mentioned under (ii) of the Environmental Liabilities of the Purchaser.

(62) "EQUIPMENT" means the Owned Equipment, the Leased Equipment and the Equipment at Third Party Locations.

(63) "EQUIPMENT AT THIRD PARTY LOCATIONS" means the machinery, equipment, furniture, tools and test sets, and associated spare parts and supplies, if any, owned by the Seller or the Designated Sellers or French Newco and used primarily in Operations which is located at a premise other than a premise owned or leased by the Seller or the Designated Sellers, all of which is listed, and is located at the locations referenced on Schedule 1.1(63).

(64)     "EQUIPMENT PUT OPTION" has the meaning set forth in Section 5.16(1).

(65)     "EQUIPMENT PUT PURCHASE PRICE" has the meaning set forth in Section
         5.16(4).

(66) "EQUIPMENT USAGE PERIOD" shall mean the period which starts at the end of the ninth (9th) month after the applicable Closing Date and continues through to the end of the twelfth (12th) month after the applicable Closing Date.

(67)     "EQUIPMENT WARRANTIES" has the meaning set forth in Section 2.1(1)(o).

(68) "EUROPEAN CONTRACT OF EMPLOYMENT OFFER" means the UK and France offer of a contract of employment as set forth in Section D-1.1 of Exhibit D-1 and Section D-2.1 of Exhibit D-2, respectively.

(69)     "EXCESS CPP/QPP/EI AMOUNT" shall mean an amount equal to (i) the sum of
         (a) the Total Seller CPP/ QPP/ EI Payments and (b) the Total Purchaser CPP/ QPP/ EI Payments less (ii) the Maximum CPP/ QPP/ EI Amount.

(70)     "EXCLUDED ASSETS" has the meaning set forth in Section 2.1(2).

(71) "EXCLUDED BONEPILE INVENTORY" refers to inventory that is (a) defective or otherwise does not conform to the applicable specifications (commonly known in the industry as " bonepile" ), and (b) with assembly dates greater than ninety (90) days prior to the applicable Closing Date.

(72) "EXCLUDED BUSINESS APPLICATIONS" means the software applications or systems owned by the Seller or a Designated Seller or licensed to the Seller or Designated Seller and used in the Operations which are not transferring or

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                                     - 10 -

         not to be licensed to the Purchaser or a Designated Purchaser, which are identified as such on Schedule 1.1(118).

(73)     "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.2(2).

(74)     "EXECUTION SCHEDULES" means:

Schedule 1.1                  Designated Sellers and Designated Purchasers and
                              Facility/ Design Purchase Prices
Schedule 1.1(33)              Collective Labour Agreements
Schedule 1.1(37)              Contracts
Schedule 1.1(44)              Design Employees
Schedule 1.1(118)             IS Software
Schedule 1.1(122)             Key Employees
Schedule 1.1(123)(i)          Seller's " Knowledge" List
Schedule 1.1(173)             Permitted Encumbrances
Schedule 2.1(1)(l)            Operating Permits
Schedule 2.3(2)               Cash Flow Payments
Schedule 3.6                  Purchaser's Employee Plans
Schedule 4.1(3)               Nortel Subsidiaries Conducting Operations
Schedule 4.6                  Compliance with Laws, Permits and Licenses
                              Exceptions
Schedule 4.8                  Contracts Exceptions
Schedule 4.8(9)               Other Third Party Payment Exceptions
Schedule 4.8(10)              Company-Wide Contracts Rights or Licenses
Schedule 4.9(1)               Other Intellectual Property Agreements/ Obligations
Schedule 4.9(2)               Intellectual Property Rights Claims Exceptions
Schedule 4.9(3)               Intellectual Property Rights Infringement Exceptions
Schedule 4.10                 Litigation
Schedule 4.11(1)              Seller's Employee Plans
Schedule 4.11(2)              Compensation and Benefit Claims
Schedule 4.12(1)              Employees
Schedule 4.12(2)              Work Stoppages
Schedule 4.12(3)              Compliance with Employment Law Exception
Schedule 4.12(4)              Leave Employees
Schedule 4.12(6)              Labour Relations Exceptions
Schedule 4.12(8)              Workers' Compensation Law Exceptions
Schedule 4.12(11)             Collective Labour Agreement
Schedule 4.16                 Environmental Matters
Schedule 4.18                 Real Estate Exceptions
Schedule 4.20                 Other Purchase Agreements
Schedule 4.21                 Government Assistance Programs
Schedule 5.1(2)               Filings and Approvals
Schedule 5.2                  Operation of Business Exception

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                                     - 11 -

(75) "FACILITIES" means, collectively, the Calgary Westwinds Facility, the Chateaudun Facility, the Monkstown Facility, the Montreal OPTO 1 Facility, Montreal Ban 1 Facility, Montreal Ban 3 Facility and the Ottawa Lab 2/Lab 10 Facility.

(76)     "FACILITY/DESIGN ASSETS" has the meaning set forth in Section 2.1(1).

(77)     "FACILITY/DESIGN ASSUMED LIABILITIES" has the meaning set forth in
         Section 2.2(1).

(78) "FACILITY/DESIGN CLOSING" has the meaning set forth in Section 2.5 and for greater certainty includes separate Closings for the purchase and sale of the applicable Assets and assumption of the applicable Assumed Liabilities related to (i) each Facility, (ii) the Design Operations and (iii) other repair and logistics Operations that are not located in a Facility.

(79) "FACILITY/DESIGN CLOSING NET ASSETS VALUE" means the aggregate value, determined in accordance with the terms of this Agreement and, to the extent consistent therewith, GAAP (save and except in relation to the Chateaudun Facility and End of Life Inventory), of the net book value of the Facility/Design Assets transferred by Seller and the applicable Designated Seller at a Closing, minus the Facility/Design Assumed Liabilities assumed from Seller and the applicable Designated Seller at same applicable Closing. Subject to the foregoing, for purposes of calculating the Facility/Design Closing Net Assets Value, (a) the value of the shares of French Newco shall be equal to the net book value of the assets of French Newco (except that the value of the Chateaudun Facility shall be deemed equal to six million dollars ($6,000,000) for such purpose) minus the value of the liabilities of French Newco, (b) the value of each item of Inventory, End of Life Inventory or Repair Inventory, as the case may be, shall be the price at which such Inventory, End of Life Inventory or Repair Inventory, as the case may be, is to be sold to Seller as part of the Product price (in the case of the Inventory and End of Life Inventory pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement or, in the case of Repair Inventory, pursuant to the Repair Services Agreement), as determined in accordance with the books and records of the Seller or Designated Seller (except that the value of End of Life Inventory shall exclude any related provision for such purpose), and
         (c) the value of the Equipment will be calculated using a straight line depreciation methodology.

(80) "FACILITY/DESIGN ESTIMATED NET ASSETS VALUE" has the meaning set forth in Section 2.3(1).

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(81)     "FACILITY/DESIGN NET ASSET STATEMENT" has the meaning set forth in
         Section 2.3(1).

(82) "FACILITY/DESIGN OPERATIONS" means the Operations conducted in and from the Facilities or in relation to the Design Operations, as applicable.

(83)     "FACILITY/DESIGN PURCHASE PRICE" has the meaning set forth in Section
         2.3(1).

(84)     "FIRST PARTY" has the meaning set forth in Section 7.4(5).

(85)     "FLEXTRONICS CANADA" means Flextronics (Canada) Inc.

(86)     "FLEXTRONICS FRANCE" means Flextronics France S.A.

(87)     "FLEXTRONICS MAURITIUS" means Flextronics Telecom Systems, Ltd.

(88)     "FLEXTRONICS U.K." means Flextronics International (U.K.) Limited.

(89)     "FLEXTRONICS U.S." means Flextronics International U.S.A. Inc.

(90)     "FORWARD LOOKING INFORMATION" has the meaning set forth in Section 5.8.

(91) "FRANCE COLLECTIVE LABOUR AGREEMENT" has the meaning set forth in Exhibit D-2.2.

(92) "FRANCE EMPLOYEE" means an employee of the Seller or the Designated Sellers based in France as of the date hereof, and an Employee of France Newco as of the applicable Closing Date, and listed on Schedule 4.12(1), as such schedule may be updated on or immediately prior to the applicable Employment Transfer Date.

(93)     "FRANCE EMPLOYMENT COMMITMENT" has the meaning set forth in Exhibit
         D-2.

(94)     "FRANCE EMPLOYMENT OFFER" has the meaning set forth in Exhibit D-2.

(95)     "FRANCE TRANSFERRING EMPLOYEES" has the meaning set forth in Exhibit
         D-2.

(96) "FRENCH CONTRIBUTED ASSETS" means the Assets relating to the Operations at the Chateaudun Facility, including the real estate titles to the Chateaudun Facility but excluding the goodwill described in the applicable Local Sale Agreement.

(97) "FRENCH NEWCO" means a newly formed entity organized as a societe par actions simplifee under French Law to which the Seller shall cause the

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      transfer of the French Contributed Assets and any associated Assumed
      Liabilities pursuant to Section 5.28.

(98)  "GAAP" means the United States generally accepted accounting principles.

(99)  "GDNT ASSETS" has the meaning set forth in Section 5.20.

(100) "GOVERNMENT ASSISTANCE PROGRAMS" has the meaning set forth in Section
      4.21.

(101) "GOVERNMENT ENTITY" or "GOVERNMENT ENTITIES" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, which is entitled to issue or to improve the implementation of the Laws or Environmental Laws.

(102) "GRIEVANCE" has the meaning set forth in Section 5.31.

(103) "GST" means the Goods and Services Tax imposed by the GST Legislation.

(104) "GST LEGISLATION" means the Excise Tax Act (Canada).

(105) "GUARANTOR" has the meaning set forth in the preamble to this Agreement.

(106) "HAZARDOUS SUBSTANCE" means any substance, waste or other material that is identified, classified or described in or otherwise determined to be, hazardous, radioactive or toxic, or a pollutant or a contaminant, under or pursuant to any local, national and / or international Environmental Law applicable in France, the storage, manufacture, disposal, treatment, generation, use, transportation or remediation of which, or release of which into or concentration of which in the environment, is prohibited, controlled, regulated or licensed by any Governmental Entity having jurisdiction over the French territory or under any local, national or international Environmental Law applicable in France.

(107) "INDEMNIFIED PARTY" has the meaning set forth in Section 7.5.

(108) "INDEMNIFYING PARTY" has the meaning set forth in Section 7.5.

(109) "INDEPENDENT ACCOUNTANT" has the meaning set forth in Section 2.4(3).

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(110) "INITIAL OBSOLETE EQUIPMENT" means all equipment that (a) is not yet fully depreciated at the end of the Equipment Usage Period, (b) was not used in the Operations, or otherwise used by the Purchaser or Designated Purchaser or Affiliates, during the Equipment Usage Period, and (c) is not forecasted at the end of the Equipment Usage Period by the Purchaser or Designated Purchasers or Affiliates to be used at any time during the Subsequent Equipment Usage Period to meet Product supply requirements, or otherwise to be used by the Purchaser or Designated Purchasers or Affiliates.

(111) "INITIAL OBSOLETE EQUIPMENT PUT OPTION" has the meaning set forth in
      Section 5.16(1).

(112) "INTELLECTUAL PROPERTY" means all proprietary and intellectual property rights, in any jurisdiction, whether owned or held for use under license by Seller or its Affiliates, including such rights in and to (i) trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin; (ii) patents and pending and filed patent applications (including all provisional, divisional, continuation in part and reissue patents), utility models, inventors' certificates and invention disclosures; (iii) trade secrets and other confidential or non-public business or technical information, including ideas, formulas, compositions, program devices, compilations, patterns, discoveries and improvements, know-how, show-how, manufacturing and production methods, processes and techniques, and research and development information; drawings, designs, specifications, plans, proposals and technical and system data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not; (iv) computer programs and databases, including all object code, source code, algorithms, subroutines, specifications, data and documentation and all translations, compilations, arrangements, adaptations, and derivative works thereof, in each case whether patentable, copyrightable or not, and all documentation thereof; (v) Network Identifiers; (vi) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing; (vii) mask works or integrated circuit topographies; (viii) industrial designs; and (ix) rights to limit the access, use or disclosure of confidential information by any Person; in each case including all registrations of, and applications to register, any of the foregoing with any Government Entity and any renewals or extensions thereof; the goodwill associated with each of the foregoing; and any claims or causes of action or defences arising out of or related to any of the foregoing.


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(113) "INVENTORY" means, as of any date, all inventories of raw materials, manufactured and purchased parts, work-in-process, packaging, stores, supplies and Unassigned Finished Goods Inventory (including applicable labour and overhead and other capitalized costs, if any), purchased or acquired exclusively for use in connection with the conduct of the Operations as of such date, and Bonepile Inventory, in each case which are listed, and are located at, the locations referenced on Schedule 1.1(113), but expressly excludes End of Life Inventory and Repair Inventory.

(114) "INVENTORY PUT OPTION" has the meaning set forth in Section 5.15(1)(a).

(115) "INVENTORY PUT PERIOD" means the twelve (12) month period after the applicable Closing Date.

(116) "INVENTORY PUT PURCHASE PRICE" has the meaning set forth in Section
      5.15(3).

(117) "INVESTMENT CANADA ACT" means the Investment Canada Act (Canada).

(118) "IS SOFTWARE" means the software applications or systems owned by Seller or licensed to the Seller or a Designated Seller as listed on Schedule 1.1(118) which includes all of the Corporate Desktop Software, the Design Tools, the Excluded Business Applications and Transferred Business Applications and the Licensed Business Applications.

(119) "ITA" means the Income Tax Act (Canada).

(120) "JUDGMENT CONVERSION DATE" has the meaning set forth in Section 9.23.

(121) "JUDGMENT CURRENCY" has the meaning set forth in Section 9.23.

(122) "KEY EMPLOYEES" means all Employees whose names are listed on Schedule 1.1(122).

(123) "KNOWLEDGE" or "AWARE OF" or "NOTICE OF" or a similar phrase shall mean, with reference to Seller or the Designated Sellers, the actual knowledge of those Persons listed on Schedule 1.1(123)(i), and with reference to Purchaser or the Designated Purchasers, the actual knowledge of those persons listed on Schedule 1.1(123)(ii).

(124) "LAW" means, with respect to any Person, any domestic or foreign, federal, state, provincial, local or municipal statute, law, by-law having the force of law, common law including, without limitation, the law of contract, ordinance, rule, regulation, order, writ, injunction, directive, judgment, decree, policy or guideline having the force of laws, or other requirement of any Government Entity applicable to such Person or any of its Affiliates or

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      any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates); provided, however, that "LAW" shall not include any "ENVIRONMENTAL LAWS".

(125) "LEASED EQUIPMENT" means the machinery, equipment, furniture, tools and test sets, associated spare parts and supplies, if any, and all other tangible personal property leased by the Designated Seller or the Sellers and used primarily in the Operations, which is listed, and is located at the locations referenced on Schedule 1.1(125), but excludes equipment used in Shared Labs and Leased PC Equipment.

(126) "LEASED PC EQUIPMENT" has the meaning ascribed thereto in Section 2.6(1).

(127) "LEAVE EMPLOYEE" has the meaning set forth in Section 4.12(4).

(128) "LICENSES OF SPACE" means the agreements to be entered into by the Parties for the licenses space by the Purchaser at those facilities that are not the subject of Real Property Leases and which the Seller and Purchaser agree will be licenses as provided in Section 5.33 for a term of up to twelve (12) months in the case of the Ottawa Lab 2/ Lab 10 Facility and up to three (3) years in the case of the Monkstown Facility and for a term of six (6) months (or such other term as the Purchaser and Seller may agree) in the case of any other facilities, each, in the form attached hereto as Exhibit K.

(129) "LICENSED BUSINESS APPLICATIONS" means the software applications or systems owned by the Seller or Designated Sellers and used primarily in the Operations, which are to be licensed to the Purchaser or Designated Purchaser under the Nortel Proprietary Software License Agreement, all of which are listed on Schedule 1.1(118).

(130) "LIEN" means any lien, mortgage, hypothec, pledge, security interest, encumbrance, easement, encroachment, right-of-way, restrictive covenant, real property license, charge, prior claim, lease or conditional sale arrangement.

(131) "LOANED EMPLOYEE AGREEMENT" means the agreement, if any, that the parties may enter into on mutually acceptable terms providing for the temporary provision of services of certain Employees between the Seller or any of the Designated Sellers and the Purchaser or any of the Designated Purchasers.

(132) "LOCAL SALE AGREEMENTS" means the agreements providing for the sale and purchase of the Facility/ Design Assets and the assumption of the Facility/ Design Assumed Liabilities of each Designated Seller, or the sale of

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                                     - 17 -

      all of the shares of French Newco, as the case may be, which will be consistent with the terms of this Agreement in substantially the form as set forth in Exhibit E (with such variations as are necessary to reflect local law, but which variations shall not impose any additional material obligations on any Party, or materially reduce the rights of any Party in relation to the terms and conditions of this Agreement, without such Party's consent).

(133) "LOGISTICS EMPLOYEE" means an Employee who is identified as such and whose name is listed on Schedule 1.1(133), as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(134) "LOGISTICS SERVICES AGREEMENT" has the meaning set forth in Exhibit M.

(135) "LONG-TERM DISABILITY LEAVE EMPLOYEES" has the meaning set forth in
      Section 4.12(5).

(136) "LOSSES" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including (i) interest on cash disbursements in respect of any of the foregoing at the prevailing commercial interest rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Party incurring the same shall have been indemnified in respect thereof; and (ii) the reasonable out-of-pocket costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents of such Party.

(137) "MANUFACTURER" shall have the meaning defined in the Amended and Restated Master Contract Manufacturing Services Agreement.

(138) "MATERIAL ADVERSE EFFECT" means a material adverse change in, or effect on, the net Assets or the Operations taken as a whole; provided, however, that a Material Adverse Effect shall not include an effect resulting from
      (i) any change in Law, Environmental Law, GAAP or interpretations thereof that apply to the Operations; (ii) any change in general economic, business or financial market conditions or any change in the telecommunications or data networking industries that does not affect the Operations disproportionately to the other participants in such industries; or (iii) discussions or consultations with workers' councils, Employees representatives and collective bargaining agents or the Employees, regarding the transaction contemplated in this Agreement.

(139) "MAXIMUM CPP/QPP/EI AMOUNT" shall mean the maximum amount of CPP/ QPP/ EI Tax that would be required to be paid by the Seller or a

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      Designated Seller with respect to the Transferring Employees if the
      Transferring Employees were to be employed by the Seller or a Designated Seller for the entire calendar year in which the applicable Closing occurs.

(140) "MINDREADY" has the meaning set forth in Section 5.31.

(141) "MONKSTOWN AGREEMENT" has the meaning set forth in Section 7.3(3).

(142) "MONKSTOWN DEVELOPMENT AGENCY" has the meaning set forth in Section 5.21.

(143) "MONKSTOWN FACILITY" means the facility located at Doagh Road, New-townabbey, Northern Ireland BT36 6XA.

(144) "MONKSTOWN GRANT" has the meaning set forth in Section 5.21.

(145) "MONKSTOWN PERMITTED ASSIGNEE" has the meaning set forth in Section
      7.3(3).

(146) "MONKSTOWN TERMINATION DATE" has the meaning set forth in Section 7.3(3).

(147) "MONTREAL BAN 1 FACILITY" means the facility located at 2351 Boulevard Alfred Nobel, Montreal, Quebec, Canada H4S 2A9.

(148) "MONTREAL BAN 3 FACILITY" means the facility located at 2311 Boulevard Alfred Nobel, Montreal, Quebec, Canada H4S 2A9.

(149) "MONTREAL OPTO 1 FACILITY" means the facility located at 7055 Alexander Fleming, Montreal, Quebec, Canada H4S 2A9.

(150) "NECESSARY CONSENTS" has the meaning set forth in Section 5.9.

(151) "NETWORK IDENTIFIERS" means all internet protocol addresses and networks, including DNS domain names, e-mail addresses, world wide web (www) and http addresses, network names, network addresses
      (such as IPv4 and Ipv6) and services (such as mail or website) whether or not used or currently in service, and including all registrations relating thereto in or with all registration bodies or organizations.

(152) "NDBC" means Northern Telecom do Brasil Comercio E Servicios Ltda.

(153) "NNCI" means Nortel Networks (CALA) Inc.

(154) "NNI" means Nortel Networks Inc.

(155) "NNL" means Nortel Networks Limited.

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(156) "NNSA" means Nortel Networks, S.A.

(157) "NNTC" means Nortel Networks Technology Corporation.

(158) "NNUK" means Nortel Networks U.K. Limited.

(159) "NON-ASSIGNABLE ASSETS" has the meaning set out in Section 2.1(3).

(160) "NORTEL PROPRIETARY SOFTWARE LICENCE AGREEMENT" means the licence agreement between the Seller and the Purchaser to be executed on the first Closing Date, related to the Seller's proprietary software to be licensed to the Purchaser or Designated Purchaser asset forth in Schedule 1.1(118), in the form attached hereto as Exhibit F.

(161) "NTBI" means Northern Telecom do Brasil Industria e Comercio Ltda.

(162) "OBSOLETE EQUIPMENT" means Equipment at the applicable Closing Date that is used exclusively for discontinued Product (as the term "discontinued" is determined in accordance with the Amended and Restated Master Contract Manufacturing Services Agreement).

(163) "ONTARIO EMPLOYEE" has the meaning set forth in Exhibit D-3.

(164) "OPEN PURCHASE ORDERS" means, with respect to any Closing, all purchase orders or other commitments issued by Seller or any of its Affiliates before such Closing Date for the supply of tangible assets (including inventory) and services (including maintenance and other incidental services but excluding design services) to or for use in the part of the Operations that is then being transferred and assigned by the Seller or the Designated Seller and assumed by the Purchaser or the relevant Designated Purchaser to the extent that such tangible assets have not already been supplied and accepted or services performed, respectively, to such part of the Operations on or prior to the Effective Time for such Closing.

(165) "OPERATING PERMITS" means, with respect to the Facility/ Design Assets being conveyed at any Closing, each permit, certificate, approval, consent, authorization, registration and license issued by any Government Entity pursuant to any Law (or in the case of environmental matters, Environmental Laws), in connection with the use or operation of such Facility/ Design Assets or the conduct of the Operations at the relevant Facility, each of which is listed on Schedule 2.1(1)(l) hereto.

(166) "OPERATIONS" means (i) the production activities including product assembly, integration and test as well as the product repair activities carried on at the Calgary Westwinds Facility, the Chateaudun Facility, the Monkstown Facility

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      and the Montreal OPTO 1 Facility (ii) the following support activities associated with production and repair at the Calgary Westwinds, Chateaudun, Monkstown, and Montreal OPTO 1 facility: supply and demand planning and procurement, production planning and control, factory order management and order fulfillment, supply chain execution and inventory management, quality planning and assurance, test engineering including test development, test process support, product verification and failure analysis, manufacturing engineering including production process development and support, engineering change management, new product project management, cost reduction management and build management including phase-in phase-out management, (iii) the GSM base station light reconfiguration and merchandise kitting currently carried on at the Raleigh Facility, (iv) the management of the Class A RMA material return activities by the Logistics Employees and the management of certain Third Party logistics services with respect to the Products (v) the management of Third Party repair services for all products, (vi) the Design Operations, but excluding the operations conducted with the GDNT Assets. Notwithstanding the foregoing, the tangible assets owned or leased by Seller or any Designated Seller and used in, the contracts and licenses relating to and the employees engaged in, the provision of the following corporate overhead services for or on behalf of Nortel Networks Corporation, Seller, any Designated Seller or any of Seller's Affiliates, are not a part of the "Operations" unless such tangible assets, contract or licenses or employees are specifically identified as being transferred or assigned on a Schedule to this Agreement: treasury, legal, tax, human resources, risk management, corporate marketing, corporate finance, accounts payables and receivables, employee expense vouchering, travel, purchasing (except for procurement carried out in the Facilities), information systems support, finance, corporate communications, investor relations, intellectual property support, group marketing plans, group purchasing plans, corporate employee benefit and pension plans, facilities management, real estate brokerage, architecture and program management, health and wellness, environment and safety, workplace; food; security and fire alarm monitoring; reprographics and mail distribution, janitorial, mechanical preventive maintenance; waste management, landscaping, pest control and parking lot and lighting maintenance services.

(167) "OPERATIONS INFORMATION" means, subject to applicable limitations necessary for compliance with applicable Facility based country privacy Laws, governing employee information, originals or copies of all books, records, files and documentation, used or held for use primarily with respect to the Operations or the Assets, including information, policies and procedures, Equipment manuals and materials procurement documentation utilized in connection with the Operations, but excluding (i) any Intellectual Property

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      rights of the Seller or the Designated Sellers related to the Operations or otherwise, (ii) any and all technical information, including relating to Products, designs, specifications, test software, testing tools, testing processes or system architecture together with any and all Intellectual Property rights therein; (iii) employee data, except for the Employee Information; and (iv) Contracts, the Company-Wide Contracts and the IS Software.

(168) "OTTAWA LAB 2/LAB 10 FACILITY" means the facility located at 3500 Carling Avenue, Ottawa, Ontario, Canada K2H 8E9.

(169) "OWNED EQUIPMENT" means the machinery, equipment, furniture, hardware tools and test sets, associated spare parts and supplies and all other tangible personal property owned by the Seller, any of the Designated Sellers or French Newco and used primarily in the Operations, all of which are listed, and are located at, the locations referenced on Schedule 2.1(1)(d), including assets forming the subject of Open Purchase Orders for equipment that has been delivered to the Seller or the Designated Sellers French Newco as of the relevant Closing Date, together with all of Seller's and Designated Seller's rights as a licensee with respect to any operating software forming part of such equipment at the time of its purchase by the Seller or Designated Seller French Newco, but excluding Equipment at Third Party Locations and equipment located at the Shared Labs.

(170) "PARTY" or "PARTIES" means individually or collectively, as the case may be, the Seller, the Designated Sellers, the Purchaser and the Designated Purchasers.

(171) "PATENT CROSS LICENCES" means the reciprocal patent and patent rights cross licence agreements between the Seller or any of its Affiliates and third Persons.

(172) "PCS" means, with respect to any Closing, those personal computers and UNIX workstations, including lap-top and desk-top computers, used primarily by Employees of the relevant Designated Seller or the Seller in the relevant part of the Operations.

(173) "PERMITTED ENCUMBRANCES" means (i) real property Liens, if any, attaching to the Chateaudun Facility not material in nature and that, individually or in the aggregate, do not materially interfere with or affect the conduct of the Operations or the use or value of the Assets; (ii) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings or arising or potentially arising under statutory provisions that have not at the time been filed and of which written notice has

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      not been served pursuant to Law; (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Law incurred in the ordinary course of business for sums not yet delinquent or overdue or which are being contested in good faith; (iv) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens relating to the executory obligations of Seller or any Designated Seller under any leases intended as security; and (vi) any other Liens set forth in Schedule 1.1(173); provided, however, that, with respect to each of clauses (i) through (vi), to the extent that any such Lien relates to, or secures the payment of, a liability that is required to be accrued under GAAP, such Lien shall only be a Permitted Encumbrance to the extent that such liability is included in the Facility/ Design Closing Net Assets Statement (or, in the case of any such liability existing or the Closing Date, the Closing Statement of Assets and Liabilities) in conformity with GAAP, or such liability constitutes an Excluded Liability for which Seller remains responsible.

(174) "PERSON" means an individual, a partnership, a corporation, an association, a limited or unlimited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government Entity.

(175) "POST-EXECUTION SCHEDULES" means Schedule 1.1(125) (Leased Equipment),
      Schedule 1.1(63) (Equipment at Third Party Locations) and Schedule 2.6 (List of PCS and Ancillary Equipment to be Transferred).

(176) "POTENTIAL CONTRIBUTOR" has the meaning set forth in Section 7.11.

(177) "PRBA" has the meaning set forth in Exhibit D-4.

(178) "PRE-CLOSING SCHEDULES" means

      Schedule 1.1(57)   End of Life Inventory

      Schedule 1.1(63)   Equipment at Third Party Locations

      Schedule 1.1(113)  Inventory

      Schedule 1.1(125)  Leased Equipment

      Schedule 1.1(200)  Repair Inventory

      Schedule 2.1(1)(d) Owned Equipment

      Schedule 2.1(1)(n) Security Deposits

      Schedule 2.1(1)(q) Prepaid Expenses

      Schedule 4.12(9)   Employee Accrued and Unused Vacation

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      Schedule 4.15(1) Inventory Forecast

(179) "PREPAID EXPENSES" has the meaning set forth in Section 2.1(1)(q).

(180) "PRIMARY PARTY" means each of the Seller and the Purchaser.

(181) "PRODUCTS" means the products listed in the exhibits VSHA which related to the applicable Facility/ Design Closing.

(182) "PROMISSORY NOTES" means the promissory notes evidencing the obligation of each respective Designated Purchaser to pay any amount of the Purchase Price, which is due and payable by it after the relevant Facility/
      Design Closing Date, in the form attached hereto as Exhibit O.

(183) "PURCHASE PRICE" has the meaning set forth in Section 2.3(1).

(184) "PURCHASER" has the meaning set forth in the preamble to this Agreement.

(185) "PURCHASER CAP" has the meaning set forth in Section 7.4(3).

(186) "PURCHASER INDEMNITEES" has the meaning set forth in Section 7.2.

(187) "PURCHASER ONE-TIME DEDUCTIBLE" has the meaning set forth in Section
      7.4(3).

(188) "PURCHASER THRESHOLD" has the meaning set forth in Section 7.4(3).

(189) "PURCHASER'S EMPLOYEE PLANS" means any pension plan, supplemental pension plan, profit sharing plan, savings plan, retirement savings plan, bonus plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, employee benefit plan, vacation plan, leave of absence plan, employee assistance plan, automobile leasing/ subsidy/ allowance plan, relocation plan, family support plan, retirement plan, medical, hospitalization or life insurance plan, disability plan, sick leave plan, redundancy or severance plan, retention agreement, death benefit plan, compensation arrangement, including any base salary arrangement, overtime policy, on-call policy or call-in policy, or any other plan, program, arrangement, policy or practice that is or will be maintained or otherwise contributed to, or is or will be required to be contributed to, by or on behalf of the Purchaser or Purchaser's Affiliates, and in respect of which Transferring Employees will be eligible to participate on or immediately after the applicable Employment Transfer Date.

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(190) "QUEBEC EMPLOYEE" means an employee of the Seller or Designated Sellers based in Quebec and listed on Schedule 4.12(1), as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(191) "QUEBEC EMPLOYMENT NOTICE" has the meaning set forth in Exhibit D-5.

(192) "QUEBEC TRANSFERRING EMPLOYEE" has the meaning set forth in Exhibit D-5.

(193) "REAL ESTATE" means the buildings and land located at the Chateaudun Facility that is owned by Nortel or an Affiliate thereof.

(194) "REAL PROPERTY LEASE" means the lease agreements to be entered into by the Parties for the lease of space by the Purchaser at the Montreal OPTO 1 Facility, Montreal BAN 3 Facility, the Calgary Westwinds Facility and the Monkstown Facility, and by the Seller or Designated Seller as lessee of the Chateaudun Facility, in the form attached hereto as Exhibit C
      (with such variations as are necessary to reflect local law, but which variations shall not impose any additional material obligations on any Party, or materially reduce the rights of any Party in relation to the terms and conditions of this Agreement, without such Party's consent).

(195) "REFERENCE DATE" means the applicable date of reference for each Facility/ Design Net Asset Statement which shall be the last day of the most recent month which is at least thirty (30) days before each applicable Facility/ Design Closing.

(196) "REFUNDABLE TRANSFER TAX" means any Transfer Tax (or portion thereof) incurred in connection with the transactions contemplated in this Agreement which is refundable to (or can be taken as a credit against other taxes owed by) the Purchaser or Designated Purchaser, as applicable. For the avoidance of doubt, value-added and goods and services taxes shall be treated as Refundable Transfer Taxes and U.S. and Canadian sales taxes, stamp duty or registration taxes shall not be treated as Refundable Transfer Taxes.

(197) "REGULATION" has the meaning set forth in Section 8.2(4)(b).

(198) "REMEDIATION WORK" has the meaning set forth in Section 5.11.

(199) "REPAIR EMPLOYEE" means an Employee who is identified as such and whose name is listed on Schedule 1.1(199), as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(200) "REPAIR INVENTORY" means repair inventory (including applicable labour and overhead and other capitalized costs, if any) listed on, and located at the locations referenced in Schedule 1.1(200).

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(201) "REPAIR SERVICES AGREEMENT" means the agreement in the form attached hereto as Exhibit G.

(202) "RESIDUAL KNOWLEDGE" means the concepts or ideas related to, but not embodied in tangible form, the Operations, and unintentionally retained in the unaided memory of a Transferring Employee who has or has had access to such concepts or ideas; provided, however, that neither Purchaser nor Designated Purchasers, nor their Affiliate, shall encourage, or shall have encouraged, the Transferring Employees to commit such concepts or ideas to memory for later use.

(203) "REWORKED BONEPILE INVENTORY" refers to Bonepile Inventory that the Purchaser or Designated Purchasers has re-worked (including returning to supplier for credit) or re-treated to become useable Inventory.

(204) "SECOND PARTY" has the meaning set forth in Section 7.4(5).

(205) "SECURED ASSETS" has the meaning set forth in Section 5.32.

(206) "SECURITY DOCUMENTATION" refers to a general security agreement and ancillary instruments and registrations (including requisite acknowledgments and subordinations from existing secured creditors) provided by the Purchaser and Designated Purchasers in favour of the Seller and Designated Sellers sufficient to obtain a first priority (subject to permitted encumbrances) fully perfected security interest in the shares of French Newco, Equipment, and Inventory (for as long as any of the Purchase Price has not been paid by Purchaser and Designated Purchasers) securing the indebtedness evidenced by the Promissory Notes, minus one hundred million dollars ($100,000,000).

(207) "SELLER" has the meaning set forth in the preamble to this Agreement.

(208) "SELLER CAP" has the meaning set forth in Section 7.4(1).

(209) "SELLER INDEMNITEES" has the meaning set forth in Section 7.3.

(210) "SELLER ONE-TIME DEDUCTIBLE" has the meaning set forth in Section 7.4(1).

(211) "SELLER THRESHOLD" has the meaning set forth in Section 7.4(1).

(212) "SELLER'S EMPLOYEE PLANS" means any pension plan, supplemental pension plan, profit sharing plan, savings plan, retirement savings plan, bonus plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, employee benefit plan, vacation plan, leave of absence plan, employee assistance plan, automobile leasing/subsidy/allowance plan, relocation plan, family support plan, retirement plan,

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      medical, hospitalization or life insurance plan, disability plan, sick leave plan, redundancy or severance plan, retention agreement, death benefit plan, compensation arrangement, including any base salary arrangement, overtime policy, on-call policy or call-in policy, or any other plan, program, arrangement, policy or practice that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Seller or any of the Designated Sellers with respect to Employees in effect as at of the Employment Transfer Date.

(213) "SELLER'S STOCK PLANS" means Nortel Networks 1986 and 2000 stock option plans, the Nortel Networks Stock Purchase Plans and the Plan d'Epargne D'Enterprise (i.e., the Nortel Networks French company savings plan).

(214) "SHARED LABS" means laboratories owned by the Seller or Designated Sellers and used by the Design Employees and other Seller or Designated Sellers design employees (including the Ottawa hardware sustaining lab, the Ottawa software sustaining lab and Monkstown hardware and software sustaining labs).

(215) "SHARED SERVICES AGREEMENT" means the Shared Services Agreement between the Seller and the Purchaser to be executed on the first Closing Date, in the form attached hereto as Exhibit B.

(216) "SINGLE USE DESKTOP SOFTWARE" means the software which is licensed to the Seller or its Affiliates under a transferable, shrink-wrap or click-wrap license agreement for use on a single computer and is, as of the Effective Time, installed on any of the PCs.

(217) "SKILLED TRADE EMPLOYEE" means an Employee who is employed in a position that is recognized as a skilled trade occupation under the CUCW Collective Labour Agreement.

(218) "SUBSEQUENT EQUIPMENT PUT PERIOD" has the meaning set forth in Section 5.16(1).

(219) "SUBSEQUENT EQUIPMENT USAGE PERIOD" shall mean the period which starts at the end of the twelfth (12th) month after the applicable Closing Date and continues through to the end of the fifteenth (15th) month after the applicable Closing Date.

(220) "SUBSEQUENT OBSOLETE EQUIPMENT" means all Equipment that (a) is not yet fully depreciated at the end of the Equipment Usage Period, (b) was forecasted by the Purchaser or Designated Purchasers or Affiliates at the end of the Equipment Usage Period to be used to meet Product supply requirements, or otherwise to be in use by the Purchaser or Designated

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      Purchasers or Affiliates, and (c) was not used in the Operations, or otherwise in use by the Purchaser or Designated Purchasers or Affiliates during the Subsequent Equipment Usage Period.

(221) "SUBSEQUENT OBSOLETE EQUIPMENT PUT OPTION" has the meaning set forth in
      Section 5.16(1).

(222) "SUSTAINING DESIGN SERVICES" shall have the meaning set forth in the Amended and Restated Contract Manufacturing Services Agreement.

(223) "SUBSTITUTABLE EQUIPMENT" means, with respect to any Equipment which ceases to be in use by Purchaser or one of its Affiliates thereof during the applicable put period, any equipment which the Purchaser or one of its Affiliates thereof purchases or leases after such Equipment has ceased being in use by Purchaser or one of its Affiliates thereof, if (i) such Equipment is of the same kind, or suitable for the same purpose, as such other equipment, and is configured (or is readily configurable without significant cost or delay) for the same purpose as such other equipment, and (ii) either is located at the same Facility as such Equipment or at another facility of Purchaser or one of its Affiliates thereof to which such Equipment could have been transported at reasonable cost and without significant disruption to operations.

(224) "TAX" means any domestic or foreign federal, state, local, provincial, or municipal taxes or other impositions by any Government Entity, including the following taxes and impositions: net income, gross income, individual income, capital, value added, goods and services, gross receipts, sales, use, advalorem, business rates, transfer, franchise, profits, business, real property, gains, service, service use, withholding, payroll, employment, social security, excise, severance, occupation, premium, property, customs, duties or other type of fiscal levy and all other taxes, fees, assessments, deductions, withholdings or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed or assessed with respect thereto.

(225) "TAX BENEFIT" means, with respect to any Loss incurred by an Indemnified Party, the present value of all Tax deductions, other reductions in taxable income and Tax credits to the Indemnified Party as a result of incurring or paying the Loss indemnified, net of any reduction in Tax credit or Tax deduction, or increase in taxable income incurred by the Indemnified Party as a result of receiving the indemnification payment hereunder with respect to such Loss.

(226) "TAX RETURN" means any return, declaration (including estimated Tax), report, statement, claim for refund or credit, or information return or

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      statement relating to Taxes, including information returns or reports with respect to backup withholding and payments to Third Parties, and any schedule or attachment relating to any of the foregoing or any amendment thereof.

(227) "THIRD PARTY" means any non-Affiliate of the Parties.

(228) "THIRD PARTY ACTION" has the meaning set forth in Section 7.5(1).

(229) "THIRD PARTY LICENSES" means licenses and other agreements, other than the Patent Cross Licences and the Corporate Desktop Software, and licenses for the Transferred Business Applications, pursuant to which any Third Party has granted the Seller or any Affiliates of the Seller any rights in Intellectual Property used in the Operations.

(230) "TOTAL PURCHASER CPP/QPP/EI PAYMENTS" shall mean the total amount of CPP/ QPP/ EI Tax paid by the Purchaser or a Designated Purchaser with respect to the Transferring Employees in the calendar year in which the Closing applicable to such Transferring Employees occurs.

(231) "TOTAL SELLER CPP/QPP/EI PAYMENTS" shall mean, with respect to the Employees who following the applicable Closing become Transferring Employees, the total amount of CPP/ QPP/ EI Tax paid by the Seller or a Designated Seller in the calendar year in which the Closing applicable to such Transferring Employees occurs.

(232) "TRANSACTION DOCUMENTS" means this Agreement, each Local Sale Agreement, each Real Property Lease, the Amended and Restated Master Contract Manufacturing Services Agreement, the Confidentiality Agreement, the Shared Services Agreement, the Licenses of Space, the Nortel Propriety Software License Agreement, the Repair Services Agreement, the Logistics Services Agreement, the Brazil Asset Purchase Agreement and all other ancillary agreements to be entered into or documentation delivered by any Party pursuant to this Agreement or any Local Sale Agreement.

(233) "TRANSFER DATE" has the meaning set forth in Section 2.6(3).

(234) "TRANSFER FEES" means all registration, transfer, conveyance, recording, license and other similar fees, expenses or charges.

(235) "TRANSFER REGULATIONS" means the legislation implementing or having the effect of implementing the provisions of the European Union Directive 2001/ 23/ EEC (March 12, 2001), as amended, and any other applicable provision affecting the transfer of employees under applicable Law (including but not limited to the Transfer of Undertakings (Protection of

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                                      -29-

      Employment) Regulation 1981 as enacted by Northern Ireland legislation and as amended, article 122.12 of the French Labour Code.

(236) "TRANSFER TAXES" means all goods and services, sales, land transfer, gross receipt, documentary, value-added, stamp duties, and all other similar taxes, duties, registration charges or other like charges related to the transactions contemplated in this Agreement together with any interest and penalties, additions to tax or additional amounts imposed or assessed with respect thereto.

(237) "TRANSFER VALUE" has the meaning set forth in Section 2.6(3).

(238) "TRANSFERABLE EQUIPMENT" has the meaning set forth in Section 5.14(2).

(239) "TRANSFERABLE EQUIPMENT TRANSFER DATE" has the meaning set forth in
      Section 5.14(2).

(240) "TRANSFERABLE EQUIPMENT TRANSFER VALUE" has the meaning set forth in
      Section 5.14(2).

(241) "TRANSFERRED BUSINESS APPLICATIONS" means the software applications licensed to the Seller or a Designated Seller and used primarily in the Operations, all of which are identified on Schedule 1.1(118).

(242) "TRANSFERRING EMPLOYEE" means, with respect to any Closing, any Employee who (i) accepts an Employment Offer by the Purchaser or the relevant Designated Purchaser and commences employment with the Purchaser or one of the Designated Purchasers on the Employment Transfer Date; or (ii) whose employment is otherwise transferred on the Employment Transfer Date to the Purchaser or one of the Designated Purchasers pursuant to this Agreement the CUCW Collective Labour Agreement and/or applicable Law; (iii) or is an employee of French Newco at the time of the applicable Closing Date.

(243) "TRANSITION PAYMENT" has the meaning set forth in Section 5.18.

(244) "TRUED UP EMPLOYEE SCHEDULES" has the meaning set forth in Section 5.1
      (3)(b).

(245) "UK DESIGN EMPLOYEES" means a Design Employee of the Seller or Designated Sellers based in the U.K. and listed on Schedule 1.1(44), as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

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                                     - 30 -

(246) "UK EMPLOYEE" means an employee of the Seller or the Designated Sellers based in the UK and listed on Schedule 4.12(1), as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(247) "UK EMPLOYMENT COMMITMENT" has the meaning set forth in Exhibit D-1.

(248) "UK EMPLOYMENT OFFER" has the meaning set forth in Exhibit D-1.

(249) "UK TRANSFERRING EMPLOYEES" has the meaning set forth in Exhibit D-1.

(250) "UNASSIGNED FINISHED GOODS INVENTORY" means all Inventory purchased by the Purchaser and the Designated Purchasers under this Agreement that is finished goods not assigned to a specific customer order as of the applicable Closing, referenced as such on Schedule 1.1(113).

(251) "UNASSIGNED FINISHED GOODS PUT OPTION" has the meaning set forth in
      Section 5.15(1).

(252) "UNASSIGNED FINISHED GOODS PUT PERIOD" means the ninety (90) day period after the applicable Closing Date.

(253) "UNREPAIRABLE BONEPILE INVENTORY" means Bonepile Inventory which is not subsequently converted to Reworked Bonepile Inventory during the Bonepile Inventory Put Period.

(254) "UNUSED INVENTORY" means (i) Inventory purchased by the Purchaser or Designated Purchasers under this Agreement; and (ii) other materials on order through Open Purchase Orders, referenced as such on Schedule 1.1(113), and that are not cancellable at any time during the Inventory Put Period, and, in each case, which are not sold during the Inventory Put Period and are physically held and usable by the Purchaser or Designated Purchaser at the end of the Inventory Put Period.

(255) "UNUSED INVENTORY PUT OPTION" has the meaning set forth in Section
      5.15(1).

(256) "UNUSED UNASSIGNED FINISHED GOODS INVENTORY" means Unassigned Finished Goods Inventory that is not sold during the Unassigned Finished Goods Put Period and is physically held and [USABLE] by the Purchaser or Designated Purchaser at the end of the Unassigned Finished Goods Put Period.

(257) "U.S. EMPLOYEE" means an employee of the Seller or the Designated Sellers based in the U.S. and listed on Schedule 4.12(1), as updated on or immediately prior to the applicable Employment Transfer Date.

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(258) "U.S. EMPLOYMENT OFFER" has the meaning set forth in Exhibit D-9A.

(259) "U.S. Leave Employee" has the meaning set forth in Exhibit D-9A.

(260) "U.S. Transferring Employee" has the meaning set forth in Exhibit D-9A.

(261) "U.S. Visa Employee" has the meaning set forth in Exhibit D-9A.

(262) "Visa Employees" has the meaning set forth in Section 4.12(6).

(263) "VSHA" means individually or collectively the virtual systems house agreements attached as exhibits to the Amended and Restated Master Contract Manufacturing Services Agreement.

SECTION 1.2 INCLUDING

      The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation".

SECTION 1.3 MATERIAL

      The word "material" shall be interpreted having regard inter alia to the quantum of the Purchase Price.

SECTION 1.4 ARTICLES AND SECTIONS

      The words "Article" or "Section" followed by a number mean and refer to the specified Article or Section of this Agreement, unless otherwise noted.

                                    ARTICLE 2
                    PURCHASE AND SALE OF ASSETS: THE CLOSING

SECTION 2.1 PURCHASE AND SALE

(1) Assets. On the terms and subject to the conditions set forth in this Agreement and each Local Sale Agreement, at each applicable Facility/ Design Closing the Purchaser shall cause the relevant Designated Purchaser set forth in Schedule 1.1 to purchase from the relevant Designated Seller (the name of which is set forth opposite the Designated Purchaser in Schedule 1.1), and the Seller shall cause the relevant Designated Seller to sell, convey, assign, transfer and deliver to the relevant Designated Purchaser, all of the Seller's and such Designated Seller's rights, title and interest in and to the following assets (such assets referred to herein individually as the "FACILITY/DESIGN ASSETS" for each applicable Facility/Design Closing, and collectively herein as the "ASSETS"):

      (a) the Inventory as of the Effective Time, excluding (i) any Inventory not forecasted to be used in the twelve (12) months immediately following

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            the applicable Closing Date based on the Seller's forecasts of orders to be fulfilled (which forecast is set forth in Schedule 4.15(1)), and (ii) Excluded Bonepile Inventory;

      (b) the End of Life Inventory as of the Effective Time; provided, however, that:

            (i) any End of Life Inventory exceeding 3% of the total projected annual global revenue for the Purchaser and its Affiliates from the Products as set forth in Schedule 4.15(1) (which shall include for the purpose of calculating the 3% cap all End of Life Inventory sold pursuant to the provisions of the Brazil Asset Purchase Agreement) shall not be an Asset and shall be dealt with on a consignment basis as set forth in the Amended and Restated Master Contract Manufacturing Services Agreement ("END OF LIFE INVENTORY CAP"); and

            (ii) should any of Facility/Design Closings not occur as a result of a termination of the Agreement in accordance with Section 9.2, the Parties shall negotiate in good faith to read just the End of Life Inventory Cap to reflect the impact of the Facility/ Design Closings that did not occur;

      (c) the Repair Inventory as of the Effective Time, excluding any Repair Inventory not forecasted to be used in the twelve (12) months immediately following the applicable Closing Date based on Seller's forecasts of repair orders to be fulfilled (which forecast is set forth in Schedule 4.15(1));

      (d)   the Owned Equipment;

      (e)   the Equipment at Third Party Locations;

      (f) the Assumed Contracts (but excluding any amounts owing prior to or with respect to periods prior to, or goods purchased or services performed prior to, the applicable Closing pursuant to an Assumed Contract, save and except with respect to Open Purchase Orders;

      (g)   the Transferred Business Applications;

      (h)   Single Use Desktop Software;

      (i)   the Open Purchase Orders as of the Effective Time;

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      (j)   the Operations Information currently used in or relating to the country to which such Closing relates, subject to the Seller's or Designated Sellers' right to retain a copy of such material to comply with applicable Law or with a third party agreement;

      (k)   the Employee Information;

      (l)   to the extent assignable, the Operating Permits;

      (m) certain owned PCs and ancillary equipment in accordance with the terms of Section 2.6(3);

      (n) the security deposits or advances deposited or paid by or on behalf of the Seller or the applicable Designated Seller as lessee or sublessee or pursuant to any Assumed Contract all of which will be listed or otherwise described on Schedule 2.1(1)(n);

      (o) to the extent assignable, all warranty rights and associated claims of the Seller or the applicable Designated Seller with respect to all manufacturers' warranties covering the Owned Equipment (the "EQUIPMENT WARRANTIES");

      (p) all of the share capital, and any outstanding indebtedness owed to Seller or any Designated Seller, of French Newco;

      (q) The prepaid expenses of the Seller or the applicable Designated Seller relating to the Operations or the Assets (the "PREPAID EXPENSES"), all of which will be listed on Schedule 2.1(1)(q); and

      (r) goodwill (which shall not be deemed to include any Intellectual Property).

(2) Excluded Assets. Notwithstanding anything in this Section 2.1 or elsewhere in this Agreement to the contrary or anything to the contrary in any other Transaction Document, the Assets shall not include the following (collectively, the "EXCLUDED ASSETS"):

      (a) any cash and cash equivalents, accounts and notes receivable and securities (including capital stock of Affiliates) of the Seller or any of its Affiliates (including all intercompany and intracompany receivables, all bank account balances and all petty cash);

      (b) any amounts payable to or claims or causes of action of the Seller or any of its Affiliates in respect of Taxes, including duty drawbacks, Tax credits and Taxes refundable to the Seller or any of its Affiliates in

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                                      -34-

            respect of transactions prior to the Effective Time or in respect of the period or portion thereof ending on or prior to the Effective Time;

      (c) any refunds due from, or payments due on, claims with the insurers of Seller or any of its Affiliates in respect of losses arising prior to the Effective Time;

      (d) all books, documents, records and files prepared in connection with or relating to the transactions contemplated by this Agreement, including bids received from other parties and analyses relating to the Operations;

      (e) other than the Assumed Contracts and the license agreements for Transferred Business Applications, any rights of the Seller or any of its Affiliates under any contract, arrangement or agreement (including this Agreement, any other Transaction Document or any of the Company-Wide Contracts);

      (f) any and all Intellectual Property owned by or licensed to the Seller or any of its Affiliates (and any tangible embodiments of any such property), including any rights in the Third Party Licenses, any Patent Cross License, Design Tools, any computer software and the Network Identifiers, other than Sellers' or Designated Sellers' rights or interests in Intellectual Property licensed to the Seller or its Affiliates in a Transferred Business Applications;

      (g)   any and all employee data, other than the Employee Information;

      (h) such portion of the Operations Information that the Seller or Seller's Affiliates are, in the reasonable opinion of Seller's counsel, required by Law or by agreement with a Third Party to retain and competitively sensitive information regarding Contracts which are not Assumed Contracts, or license agreements for Transferred Business Applications, provided that the Purchaser shall be provided copies of such material unless contrary to Law or agreement with a Third Party;

      (i) any asset of the Seller or any of the Seller's Affiliates that would constitute an Asset (if owned by the Seller or a Designated Seller on the relevant Closing Date) that is conveyed or otherwise disposed of during the period from the date hereof until the relevant Closing Date (y) in the ordinary course of business and not in violation of the terms of this Agreement or (z) as otherwise expressly permitted by the terms of this Agreement;

      (j)   the Seller's Employee Plans;

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      (k)   title to the Leased Equipment;

      (l)   the Corporate Desktop Software;

      (m) the Excluded Business Applications and the Licensed Business Applications;

      (n)   the Shared Labs and the equipment located therein;

      (o)   Obsolete Equipment;

      (p) the other assets and rights listed or described in Schedule 2.1(2)(p); and

      (q) any and all other assets or rights of the Seller or the Seller's Affiliates not specifically included in Section 2.1(1).

(3) Non-Assignable Assets. Notwithstanding anything contained herein to the contrary, Section 2.1 of this Agreement shall not require the assignment or sublicense of any of the Assumed Contracts, or license agreement for the Transferred Business Applications licensed to Seller or Designated Sellers by Third Parties, if any assignment or attempted assignment of the same without the consent of any Person, other than of the Seller or any of its Affiliates, would constitute a breach thereof, or if such Assumed Contract or license agreements for the Transferred Business Applications may not, by virtue of Law, be assigned or sublicensed and (the requirement for such consent is disclosed with respect to such Assumed Contract or Transferred Business Applications in Schedule 1.1(37) (the "NON-ASSIGNABLE ASSETS"). The Seller shall, prior to and after the applicable Closing Date, and shall cause the Designated Sellers to, use their commercially reasonable efforts, and the Purchaser shall cooperate in all reasonable respects with the Seller, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey (or sublicense, in the case of Assumed Contracts, or license agreements for the Transferred Business Applications consisting of licenses that are not assignable without the consent of the licensor) any of the Assets to the Purchaser; provided, however, that except as otherwise provided in Section 5.9, such efforts by the Seller or any Designated Seller shall not include any requirement of the Seller or any of its Affiliates to pay money, commence any litigation, or offer or grant any accommodation, financial or otherwise, to any Third Party, except that the Seller and the applicable Designated Seller, on the one hand, and the Purchaser and applicable Designated Purchaser, on the other hand, shall each pay half of any amounts that are required under the terms of such Assumed Contracts or Transferred Business Applications to be paid in connection with such assignment or sublicense, or provided to have been paid prior to the

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      applicable Closing Date (including any payments for maintenance and support for periods, or portions, therefore, ending before the applicable Closing Date). If any such Non-Assignable Assets are not able to be assigned or transferred (whether because a consent in respect of any Non-Assignable Assets could not be obtained or otherwise), (x) the Seller shall (and shall cause the Designated Sellers to) use their commercially reasonable efforts (it being understood that such efforts shall not include any requirement of the Seller or any of its Affiliates to pay money, commence litigation, or offer or grant any accommodation, financial or otherwise, other than provided above, to provide or cause to be provided to the Purchaser, to the extent permitted by applicable Law, the benefits of any such Non-Assignable Assets and cooperate with Purchaser or the applicable Designated Purchaser in any reasonable arrangement designed to provide Purchaser or the applicable Designated Purchaser the material benefits intended to be assigned under the relevant Asset, including enforcement at the cost and for the account of Purchaser or a Designated Purchaser of any and all rights of Seller or the applicable Designated Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;
      (y) the Seller shall (to the extent the Purchaser has undertaken the responsibilities thereunder) promptly pay or cause to be paid to the Purchaser all monies received by the Seller or any of its Affiliates with respect to any such Non-Assignable Asset; and (z) the Purchaser shall, to the extent the Seller or Seller's Affiliates are able to provide the benefits of such Non-Assignable Assets and comply with (y) above, perform and discharge on behalf of each of the Seller or any Designated Seller all of the Seller's or such Designated Seller's debts, liabilities, obligations or commitments, if any, thereunder, and subject to and in accordance with the provisions thereof.

SECTION 2.2 ASSUMED LIABILITIES

(1) On the terms and subject to the conditions set forth in this Agreement and the Local Sale Agreements, at each applicable Facility/ Design Closing the Purchaser shall cause the relevant Designated Purchaser to assume and become responsible for, and to perform, discharge and pay when due, and indemnify the Seller and its Affiliates against and hold each of them harmless from, the following obligations and liabilities, whether known or unknown, absolute, contingent, determined, determinable or otherwise, if the grounds or facts for such obligations and liabilities came into existence or arose after the applicable Facility/ Design Closing (or, in the case of Section 2.2(1)(a), whether accrued, presently in existence or arising hereafter) and were relating to or arising out of the applicable Facility/ Design Assets (such obligations and liabilities are referred to individually herein as the "FACILITY/DESIGN ASSUMED LIABILITIES" for each applicable Facility/ Design

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       Closing and all Facility/ Design Assumed Liabilities are collectively referred to herein as the "ASSUMED LIABILITIES"):

      (a) except as otherwise specified in Section 2.2(2)(d ) or elsewhere in this Agreement or the Local Sale Agreements, all obligations and liabilities related to or arising from or in connection with: (A) the employment (or termination of employment) by the Purchaser or the Designated Purchaser of the Transferring Employees (or any of them) that arise or accrue on and after such Transferring Employees' Employment Transfer Date; (B) the Purchaser's or the relevant Designated Purchaser's Employment Offer, Quebec Employment Notice, and European Contract of Employment Offer, as applicable, to any Employee; or (C) the failure of the Purchaser or any of the Designated Purchasers to satisfy their respective obligations as provided in Article 6, including Exhibit D-1 et. seq.;

      (b) all obligations or liabilities of Seller or any of its Affiliates with respect to accrued and unused vacation days, as set out in
            Schedule 4.12(9), of Transferring Employees as at the applicable Employment Transfer Date;

      (c) all executory obligations and liabilities of the Seller or any of its Affiliates arising from or in connection with the Open Purchase Orders;

      (d) personal property taxes, other ad valorem taxes, with respect to the Facility/ Design Assets and any other liabilities or obligations relating to Taxes for any period or portion thereof ending after the Effective Time. For the avoidance of doubt, such Taxes for the year that includes the applicable Closing Date shall be allocated pro rata based on the number of days that occur before and after such Closing, with such Taxes being borne by the Seller based on the ratio of the number of days in the relevant period prior to the relevant Closing Date to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed, and such Taxes being borne by the Purchaser based on the ratio of the number of days in the relevant period after the relevant Closing Date to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed.

(2) Notwithstanding anything in this Section 2.2 or elsewhere in this Agreement or any other Transaction Document to the contrary, the Assumed Liabilities

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shall not include, and neither the Purchaser nor any of its Affiliates will assume at any of the Closings, any of the following liabilities or obligations (collectively, "EXCLUDED LIABILITIES"):

      (a) liabilities or obligations for indebtedness for borrowed money or guarantees, or other financial assistance obligations incurred by the Seller or any of its Affiliates or relating to the Assets;

      (b) warranty and other liabilities or obligations with respect to products sold by Seller or any Designated Seller prior to the Effective Time for the relevant Closing;

      (c) liabilities or obligations of the Seller or the Designated Sellers relating to the execution, delivery and consummation of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby;

      (d) liabilities or obligations of the Seller or any of its Affiliates relating to Taxes for any period or portion thereof ending on or before the Effective Time for the relevant Closing (except Taxes specifically allocated to or assumed by the Purchaser or the Designated Purchasers under this Agreement or the Local Sale Agreements);

      (e) except as specified otherwise in this Agreement or as may otherwise be required by Law, the liabilities or obligations of the Seller or any of its Affiliates that relate to or arise from or in connection with the employment or termination of employment by the Seller or the Designated Sellers of Transferring Employees on or prior to such Transferring Employees' Employment Transfer Date, or the employment or termination of employment of any of Seller's or such Designated Seller's employees who are not Transferring Employees;

      (f) liabilities or obligations arising out of a failure of the Seller or the Designated Sellers to fulfill their respective obligations as provided for in Article 6;

      (g)   the Environmental Liabilities of the Seller;

      (h) any amounts owing prior to, or with respect to periods prior to, or goods purchased or services performed prior to, the applicable Closing pursuant to an Assumed Contract, save and except with respect to Open Purchase Orders;

      (i) any and all other liabilities or obligations of the Seller or any of its Affiliates, whether known or unknown, accrued, absolute, contingent,

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      determined, determinable or otherwise, that are not expressly assumed by the Purchaser or the Purchaser's Affiliates pursuant to Section 2.2(1); and

(j) any liabilities or obligations of the Seller or Designated Sellers relating primarily to, or arising under, the Excluded Assets.

Nothing in this Section 2.2(2) shall be construed to negate any liability or obligation explicitly assumed by the Purchaser or a Designated Purchaser, or expressly indemnified by either Party, elsewhere in this Agreement.

SECTION 2.3 PURCHASE PRICE AND PAYMENT PROCEDURES

(1) In full consideration for the transfer of the Facility/ Design Assets for each Facility or for the Design Operations, as the case may be, on the terms and subject to the conditions of this Agreement and the Local Sale Agreement at each Facility/ Design Closing, the Purchaser shall cause the relevant Designated Purchaser to assume, the Facility/ Design Assumed Liabilities, attributable to such Closing and pay, or cause to be paid on behalf of the Designated Purchaser, to the Seller or the relevant Designated Seller, at such Closing, an amount equal to the estimated Facility/ Design Estimated Net Assets Value as of the Reference Date referred to in the Facility/ Design Net Asset Statement (the "FACILITY/ DESIGN ESTIMATED NET ASSETS VALUE") together with the additional purchase price set forth in Schedule 1.1 with respect to such Designated Purchaser. No more than ten (10) nor less than seven (7) Business Days prior to each Closing Date, Seller shall deliver to Purchaser a statement (the "FACILITY/DESIGN NET ASSET STATEMENT"), executed on behalf of Seller, setting forth in reasonable detail the calculation of the Facility/ Design Estimated Net Assets Value in respect of the Assets that are the subject of such Closing, which shall be accompanied by the applicable schedules of the relevant Facility/ Design Assets and Facility/ Design Assumed Liabilities. The Facility/ Design Estimated Net Assets Value together with the additional purchase price of two hundred million dollars ($200,000,000) as set forth in Schedule 1.1 with respect to such Designated Purchaser for such Closing, shall be referred to herein as the "FACILITY/ DESIGN PURCHASE PRICE". The sum of Facility/ Design Purchase Prices for all Facilities and the Design Operations, less the sum of Facility/ Design Purchase Prices in respect of Facility/ Design Closings which have not occurred by the date specified in Section 9.2(4), shall be referred to herein as the "PURCHASE PRICE".

(2) The Parties have agreed as of the date hereof to certain advanced cash payments between the Parties related to the amounts payable pursuant to the terms of this Agreement (the "CASH FLOW PAYMENTS") as set forth in
      Schedule 2.3(2). The Parties acknowledge that the Cash Flow Payments strictly relate

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      to optimization of each Parties cash management objectives in relation to the transactions contemplated by the Agreement and do not represent agreement between the Parties as to the amount of any additional purchase price payable in relation to any of the Facility/Design
      Closings. As such, the Parties agree that the Cash Flow Payments may represent an advance or instalment of the two hundred million dollars ($200,000,000) referenced in Section 2.3(1).

(3) Subject to the provisions of Section 2.3(2), at each Facility/Design Closing, the relevant Designated Purchaser shall pay by wire transfer, to the Seller or applicable Designated Seller as the case may be, an amount equal to twenty-five percent (25%) of (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2) (collectively the "INITIAL PAYMENT"). Thereafter, subject to appropriate adjustments to the Facility/Design Purchase Price for each Facility/Design Closing pursuant to the provisions of Section 2.4, Section 7.2 and Section 7.3, the Purchaser shall pay, or cause to be paid, to Seller (which
      Seller will accept on behalf of itself and/or the relevant Designated Seller) the amount of (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2), less the Initial Payment (the "REMAINING CLOSING AMOUNT") in three (3) equal instalments according to the following payment schedule:

    PAYMENT AMOUNT                               PAYMENT DUE DATE
    --------------                               ------------------
1/3 of Remaining Closing Amount      Applicable Closing Date + 91 days

1/3 of Remaining Closing Amount      Applicable Closing Date + 181 days

1/3 of Remaining Closing Amount      Applicable Closing Date + 271 days

      Notwithstanding the above, for any applicable Facility/Design Closing that occurs on or after May 1, 2005, the amount of the Initial Payment shall be one-third (1/3) of the (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2), and the Remaining Closing Amount shall be paid in two (2) equal instalments according to the following payment schedule:

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
    PAYMENT AMOUNT                               PAYMENT DUE DATE
    --------------                               ------------------
1/2 of Remaining Closing Amount      Applicable Closing Date + 91 days

1/2 of Remaining Closing Amount      Applicable Closing Date + 181 days

      The obligation to pay each Remaining Closing Amount in respect of each Facility/Design Closing shall be evidenced by a Promissory Note.

      All payments made pursuant to this Section 2.3 shall be made in the currency referenced in the applicable VSHA, or otherwise in United States dollars.

      Notwithstanding the above, the amount of each outstanding quarterly payment for each Facility/Design Closing will be adjusted up or down, as the case may be, to reflect any adjustments to the Facility/Design Purchase Price, if any, required pursuant to the provisions of Section 2.4, Section 7.2 and Section 7.3 of this Agreement.

(4)   Allocation of Purchase Price.

      (a) The Seller and the Purchaser have allocated on a preliminary basis, each Facility/Design Purchase Price, for each Facility and the Design Operations as set forth in Schedule 1.1.

      (b) Such allocations shall be finalized, in accordance with the preliminary allocations methodology, as promptly as practicable following the last Closing Date, but in any event not later than ten (10) Business Days following the final determination of the Purchase Price pursuant to Section 2.4.

      (c) The Seller and the Purchaser hereby agree to execute and file or cause to be executed and filed all relevant Tax Returns and prepare or cause to be prepared all financial statements, returns and other instruments on the basis of the allocations referred to in Section 2.3(1). None of the Seller, the Designated Sellers, the Purchasers or the Designated Purchasers shall take any position on any Tax Return, before any Government Entity charged with the collection of any Tax, or in any judicial proceeding that is inconsistent with the allocation of the Purchase Price established pursuant to Section 2.3(1).

      (d) Except as otherwise provided in this Agreement, neither the Purchaser nor any of the Designated Purchasers, nor the Seller nor any of the Designated Sellers, if applicable, shall be responsible for any Tax liability or any other expense of, in the case of the Purchaser or any Designated Purchasers, the Seller or any Designated Seller and, in the case of the Seller or any Designated Seller, the Purchaser or any

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            Designated Purchaser, resulting from the reporting and allocations made by such Party as contemplated by Section 2.3(1).

SECTION 2.4 ADJUSTMENT OF PURCHASE PRICE.

(1) Physical Count and Inspection. Within seven (7) calendar days before each Facility/ Design Closing, the Seller or Designated Seller, as the case may be, shall take a physical count and inspection of the Facility/ Design Assets, as of the Effective Date in accordance with a mutually agreed upon procedure for conducting such physical count and inspection, to confirm the amount of each item of Facility/ Design Assets and their conformity to any criteria set forth in this Agreement. Representatives of the Purchaser or the Designated Purchaser, as the case may be, will be entitled to participate in all aspects of such physical count and inspection. The Closing Statement of Assets and Liabilities shall, in respect of the Aggregate Asset Amount, reflect the results of each of the physical counts of the Assets in respect of each Facility and the Design Operations, as the case may be, as contemplated in this Section 2.4(1).

(2) Closing Statement of Assets and Liabilities. Within sixty (60) days following the Closing Date for each Facility/ Design Closing, the Seller shall prepare and submit to the Purchaser in accordance with the form set out in Schedule 1.1 a final statement of the Facility/ Design Estimated Net Asset Value, including Assets acquired, and Assumed Liabilities assumed, at such Closing as at the applicable Closing Date (the "CLOSING STATEMENT OF ASSETS AND LIABILITIES"), which shall contain specific lists of Assets and Assumed Liabilities and shall be prepared (i) from the books and records maintained by the Seller or the Designated Sellers, as the case may be, in connection with the Operations (to the extent consistent with clauses (ii) and (iii) below ); (ii) reflecting the results of the physical inspections contemplated by Section 2.4(1) and any variances therein from the information set forth in the Facility/ Design Net Asset Statement, and (iii) in accordance with the definitions, guidelines and assumptions set forth in Section 1.1(79), this Section 2.4(2) and elsewhere in this Agreement. The Closing Statement of Assets and Liabilities shall fairly present the aggregate Facility/ Design Closing Net Assets Value in accordance with the terms of this Agreement. Provided the Closing Statement of Assets conforms to the requirements set forth in
      Section 1.1(79), the preparation and examination of the Closing Statement of Assets and Liabilities is not intended to permit the introduction of different judgments, accounting methods, policies, practices, procedures, classifications or estimation methodology for purposes of determining the asset and liability balances from those used in the Facility/ Design Net Asset Statement. Each Party shall provide the other Party and its representatives with access (on reasonable prior notice) to all relevant books and records and relevant personnel during the preparation of each Closing Statement of

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      Assets and Liabilities and the resolution of any disputes that may arise under this Section 2.4.

(3) Review of the Closing Statement of Assets and Liabilities. The Purchaser and its representatives shall have sixty (60) days following receipt of the Closing Statement of Assets and Liabilities in which to review and examine the Closing Statement of Assets and Liabilities and all accounting procedures, books, records and work papers used in the preparation of the Closing Statement of Assets and Liabilities and to verify the accuracy, presentation and other matters related to the preparation of the Closing Statement of Assets and Liabilities and the conformity of the Facility/ Design Estimated Net Assets Value to the terms of Section 1.1(79). If the Purchaser determines that the Closing Statement of Assets and Liabilities
      (a) does not fairly present any items on such Closing Statement of Assets and Liabilities or reflects a value for any assets or liabilities that does not conform to the terms of Section 1.1(79) or includes any Excluded Assets or Excluded Liabilities, or excludes any Assets or Assumed Liabilities, the Purchaser shall have the right to propose any adjustment thereto within such sixty (60) day period. Any such proposed adjustment (an "ADJUSTMENT REQUEST") shall be submitted by the Purchaser to the Seller within such sixty (60) day period and shall specify (i) the amount(s) of the Adjustment Request; (ii) the item(s) to which such Adjustment Request relates; and (iii) the facts and circum stances supporting such Adjustment Request. Subject to any intentional misrepresentation and/or fraud, unless the Purchaser notifies the Seller within such sixty (60) day period that it objects to the Closing Statement of Assets and Liabilities, such Closing Statement of Assets and Liabilities shall be binding upon the Seller and the Purchaser. After the end of such sixty (60) day period, the Purchaser may not introduce additional disagreements with respect to any item in the Closing Statement of Assets and Liabilities or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by the Purchaser and will be final and binding upon the Parties. Similarly, a disagreement by the Purchaser does not provide any right to the Seller to introduce any changes to the Closing Statement of Assets and Liabilities not directly related to the disputed item. To the extent that a disagreement relates to an error in the Closing Statement of Assets and Liabilities and a similar error also exists in the Facility/Design Net Asset Statement, then, to the extent that such disagreement is determined to be an error, the error in the Closing Statement of Assets and Liabilities and the error in the Facility/Design Net Asset Statement shall both be corrected in determining the adjustment under Section 2.4(4). The Seller and the Purchaser shall use their commercially reasonable efforts for forty-five (45) Business Days following the Seller's receipt of any Adjustment Request to agree upon any proposed adjustments to the Closing Statement of Assets and Liabilities

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      at issue. If the Purchaser and the Seller, each acting reasonably and in good faith, are unable to resolve all disagreements properly identified by the Purchaser pursuant to this Section 2.4(3) within such period, then the disputed matters shall be submitted to a mutually agreed upon expert from one of the nationally recognized firms of certified public accountants in the United States of America that is not the independent auditor of either Party (the "INDEPENDENT ACCOUNTANT") for resolution. The Independent Accountant will only consider those items and amounts set forth in the Closing Statement of Assets and Liabilities as to which the Purchaser and the Seller have disagreed within the time periods and on the terms specified above, and must resolve the matter in accordance with the terms and provisions of this Agreement. The Independent Accountant shall deliver to the Purchaser and the Seller, as promptly as practicable and in any event within one hundred and twenty (120) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement. The Independent Accountant shall select as a resolution the position of either the Purchaser or the Seller for each item of disagreement (based solely on presentations and supporting material provided by the Parties and not pursuant to any independent review) and may not impose an alternative resolution. The Independent Accountant's determination shall be final and binding on the parties. The fees, costs and expenses of the Independent Accountant relating to this Section 2.4(3) shall be paid as set forth in
      Section 9.27.

(4) Adjustment and Payment Procedures. If the Facility/Design Closing Net Assets Value set forth on the Closing Statement of Assets and Liabilities, as finally determined pursuant to Section 2.4(3), exceeds the Facility/Design Estimated Net Assets Value, the Purchase Price shall be increased dollar for dollar by the amount of such excess and the Purchaser shall pay (as noted below in this Section 2.4(4)) to the Seller on behalf of itself and any applicable Designated Sellers the amount of such excess. If the value of the Facility/Design Closing Net Assets Value set forth on the Closing Statement of Assets and Liabilities, as finally determined pursuant to Section 2.4(3), is less than the Estimated Net Assets Value, the Purchase Price shall be decreased dollar for dollar by the amount of such deficit and the Seller shall pay (as noted below in this Section 2.4(4)) to the Purchaser the amount of such deficit. Once determination of the Facility/Design Closing Net Assets Value is deemed final in accordance with Section 2.4(3), any amounts payable pursuant to this Section 2.4(4) shall be made by adjusting the outstanding quarterly payment amounts of the Purchase Price, if any, owing to the Seller pursuant to the provision of Section 2.3. If no amounts remain owing pursuant to the provisions of
      Section 2.3, such amount shall be paid forthwith by the applicable Party to the other by wire transfer.

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Section 2.5 The Closings

(1) Except to the extent otherwise provided in the applicable Local Sale Agreement, each closing of the purchase and sale of the Facility/Design Assets and the assumption of the Facility/Design Assumed Liabilities (each a "Facility/Design Closing" or a "Closing" and collectively with all Facility/Design Closings, the "Closings") shall take place at the offices of Stikeman Elliott LLP in Toronto, Ontario (or such other place as may be agreed by the Seller and the Purchaser) commencing at noon local time on the applicable Closing Date, with effect as of the Effective Time for such Closing (subject to satisfaction or waiver in writing by the Purchaser and the Seller of their respective conditions of such Facility/Design Closing set forth in Section 8.1 and Section 8.2 and the relevant Local Asset Sales Agreement) or as soon thereafter as practicable after the satisfaction or waiver in writing by the Purchaser and the Seller of their respective conditions relating to such Facility/Design Closing set forth in Section 8.1 and Section 8.2 and the relevant Local Asset Sales Agreement, or on such other date as shall be mutually agreed upon by the Purchaser and the Seller. As of the date of this Agreement, the Parties anticipate that the Closing for the Design Operations and the Montreal BAN 1 Facility, Montreal BAN 3 Facility, and Montreal OPTO 1 Facility will occur on or about November 1, 2004, the Closing for the Calgary Westwinds Facility will occur on or about February 1, 2005, and the Closing for the Chateaudun Facility, the Monkstown Facility (other than Design
      Operations) and for repair Operations and logistics Operations that are not located at a Facility, will occur on or about May 1, 2005. The Parties presently intend that the Design Operations will all be transferred at the same Closing.

(2)   At each Facility/Design Closing:

      (a) the Purchaser shall deliver, or cause to be delivered, to the Seller as agent for the Designated Seller, the Facility/Design Purchase Price as determined in accordance with Section 2.3(1);

      (b) each Primary Party shall deliver to the other Primary Party customary reasonable evidence of the due fulfillment or waiver of each of the conditions to performance of its obligations set forth in Section 8.1 and Section 8.2, as the case may be, with respect to such Facility/Design Closing;

      (c) the Seller shall, and shall cause the relevant Designated Sellers to, and the Purchaser shall, and shall cause the relevant Designated Purchasers to, enter into and perform their respective obligations to be

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            performed at such Facility/Design Closing under the relevant Local
            Sale Agreement to which such Facility/Design Closing relates;

      (d) subject to and on the terms and conditions set forth in this Agreement, the relevant Local Sale Agreement, and in accordance with applicable Laws, the Purchaser shall deliver, or cause to be delivered, to the Seller and the relevant Designated Seller instruments of assumption in form and substance reasonably satisfactory to the Seller and its counsel evidencing and effecting the assumption by the Purchaser or its Affiliates of the Facility/Design Assumed Liabilities to be assumed by the Purchaser and the relevant Designated Purchaser at such Facility/Design Closing and such other documents as are specifically required by this Agreement, any other Transaction Document or applicable Law (it being understood, however, that such instruments shall not require the Purchaser, its Affiliates or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement or the relevant Local Sale Agreement); and

      (e) subject to and on the terms and conditions set forth in this Agreement, the relevant Local Sale Agreement and in accordance with applicable Laws, the Seller shall deliver or cause to be delivered to the Purchaser or the relevant Designated Purchaser such appropriately executed instruments of sale, assignment, transfer and conveyance in form and substance reasonably satisfactory to the Purchaser and its counsel evidencing and effecting the sale and transfer to the Purchaser or the relevant Designated Purchaser of the Facility/Design Assets to which such Facility/Design Closing relates (it being understood, however, that such instruments shall not require the Seller or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement or the relevant Local Sale Agreement).

SECTION 2.6 PERSONAL COMPUTERS

(1) Seller or the Designated Seller lease certain of the PCs and ancillary equipment used by the Employees in the Operations (collectively, the "LEASED PC EQUIPMENT"). The Parties agree that these PCs and ancillary equipment are not intended to form part of the Facility/Design Assets. The temporary use by the Purchaser and the Designated Purchaser, as the case may be, following the applicable Closing Date of Leased PC Equipment shall be governed by the Shared Services Agreement.

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(2)   The Parties acknowledge the Purchaser and its Affiliates may, but shall not be obligated to, contract with the lessors of such Leased PC Equipment for the purchase or continued use of such equipment following the expiry of the Shared Services Agreement.

(3) Schedule 2.6 lists and separately identifies each piece of Leased PC Equipment used in the Operations. No later than (30) days prior to the termination of the applicable "SSA Period" (as that term is defined in the Shared Services Agreement), the Purchaser shall be entitled to request that (i) Seller approach the lessor(s) and negotiate on behalf of Purchaser or a Designated Purchaser, either a buyout of such equipment (in which case such equipment shall be deemed to Owned Equipment and transferred pursuant to the terms of this Agreement as part of the transfer of the Facility/Design Assets for the applicable Facility or the Design Operations, as the case may be); or (ii) the assignment in whole or in part, and assumption by the Purchaser of the applicable lease agreements, in which case Seller or the applicable Designated Seller shall use commercially reasonable efforts to achieve either (i) or (ii) above, as requested by Purchaser, and in the case of clause (i) shall make any buy-out payments required under the terms of the applicable lease to be provided to any applicable lessor. In respect of the Leased PC Equipment listed on Schedule 2.6 for which title or the lease in respect thereof is to be transferred, when and if the Seller is able to transfer, or to cause to be transferred, title to such equipment or the lease in respect thereof to the Purchaser or the relevant Designated Purchasers, the Seller will notify the Purchaser of the proposed transfer date (the "TRANSFER DATE" ) and the value (the "TRANSFER VALUE" ) in the case of a buyout of Leased PC Equipment so being transferred (which amount will be provided by the lessor of such equipment). Upon receipt of such notification, the Purchaser or relevant Designated Purchasers shall promptly advise the Seller whether it wishes to buy out the Leased PC Equipment and, if it wishes to make such a buy out, upon receipt of a bill of sale from the Seller evidencing transfer of title of such Leased PC Equipment, the Purchaser agrees to pay to the Seller as agent for the relevant Designated Seller on the relevant Transfer Date, (in immediately available funds in the currency of the applicable equipment contract), the Transfer Value of the Leased PC Equipment being transferred (and any applicable Transfer Taxes arising out of either the purchase of Leased PC Equipment by the Seller or any of its Affiliates or out of the transfer of such Leased PC Equipment to the Purchaser or the relevant Designated Purchaser hereunder)

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                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Seller that as of the date of the Agreement (or, if made as of a specified date, as of such date):

SECTION 3.1 ORGANIZATION AND CORPORATE POWER

(1) The Purchaser is a corporation organized and validly existing under the laws of Mauritius. Each Designated Purchaser is a corporation organized and validly existing under the laws of the jurisdiction identified next to such entity on Schedule 1.1. Each of the Purchaser and the Designated Purchasers has the requisite corporate power and authority to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is or will become a Party.

(2) The Purchaser is, and each of the Designated Purchasers is or on the relevant Closing Date will be, qualified to do business as contemplated by this Agreement and the Transaction Documents and to own or lease and operate its properties and assets, including the Assets or the relevant Facility/Design Assets, as applicable, except to the extent that the failure to be so qualified would not have a material adverse effect on the Purchaser's business.

SECTION 3.2 AUTHORIZATION; BINDING EFFECT; NO BREACH

(1) The execution, delivery and performance of each Transaction Document to which the Purchaser or any of the Designated Purchasers is, or on the Closing Date will be, a Party have been duly authorized by the Purchaser and the relevant Designated Purchaser, as applicable. Each Transaction Document to which the Purchaser or a Designated Purchaser is a Party constitutes, or upon execution thereof will constitute, a valid and binding obligation of the Purchaser or the Designated Purchaser, as applicable, enforceable against such Person in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws affecting generally the enforcement of the rights of contracting Parties, by provision of Laws regarding the currency of judgments, and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(2) Except as set forth in Schedule 3.2(2), the execution, delivery and performance by each of the Purchaser and the Designated Purchasers of the Transaction Documents to which the Purchaser or such Designated Purchaser is, or on the Closing Date will be, a Party do not and will not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in a violation of, or require any authorization, consent,

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      approval, exemption or other action by or declaration or notice to any third Person pursuant to (i) the articles, charter or by-laws of the Purchaser or the relevant Designated Purchaser, (ii) any material agreement, instrument, or other document to which the Purchaser or the relevant Designated Purchaser is a party or to which any of its assets is subject or (iii) any Laws to which the Purchaser, the Designated Purchaser, or any of their assets is subject, except, in the case of (ii) and (iii) above, for such defaults, violations, actions and notifications that would not individually or in the aggregate materially hinder or impair the performance by the Purchaser or the Designated Purchasers of any of their obligations under any Transaction Document.

SECTION 3.3 TAX

      Each of the Purchaser and the relevant Designated Purchasers is registered as follows:

      (a) Flextronics (Canada) Inc. is registered for purposes of the GST legislation under registration number 859098303-RT0001, the Retail Sales Tax Act (Ontario) under registration number 4949-4287, the Act respecting the Quebec Sales Tax and regulations thereunder under registration 1207205032-TQ0001, and under any other similar legislation (including value added legislation) in any other jurisdiction of Canada where the Assets which it is purchasing are located .

      (b) Flextronics U.K. is registered for VAT in the United Kingdom under registration number 692231046.

      (c) Flextronics France is registered for VAT in France under registration number 435 168 091 00013.

      (d) Flextronics U.S. is registered for Tennessee sales tax in the United States.

SECTION 3.4 LITIGATION

      There is no Action involving or affecting the Purchaser or any Designated Purchaser that seeks to enjoin, prevent, alter or delay any of the transactions contemplated by the Transaction Documents before any Government Entity or arbitration tribunal and, to the Purchaser's Knowledge, no such Action has been threatened in writing.

SECTION 3.5 FINANCIAL CAPABILITY

      Each of the Purchaser and the Designated Purchasers has and will have on each Closing Date and at all times thereafter, sufficient funds available or financing in place to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to fulfill all of such Persons' respective obligations

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hereunder and thereunder as such obligations become due, including the purchase of the Assets or the Facility/ Design Assets and the assumption of the Assumed Liabilities or the Facility/ Design Assumed Liabilities, as applicable.

SECTION 3.6 PURCHASER'S EMPLOYEE PLANS

      Schedule 3.6 contains a complete and accurate list of all Purchaser's Employee Plans. The Purchaser has provided the Seller with a true and complete copy of the plan document or summary plan description of such plan or, if such plan document or summary plan description does not exist, an accurate written summary of such Purchaser's Employee Plans. No promises or commitments have been made by the Purchaser or the Purchaser's Affiliates to amend materially or terminate any of Purchaser Employee Plans, to decrease materially the compensation or benefits thereunder or to establish new Purchaser's Employee Plans, except as required by Law, or as disclosed in the applicable plan document, summary plan description, written summary or other written document provided by the Purchaser to the Seller. Purchaser's Employee Plans are administered in all material respects in accordance with their terms and the Purchaser and the Designated Purchaser meet their obligations in all materials respects with respect to Purchaser's Employer Plans. The Purchaser and the Designated Purchaser maintain and perform under Purchaser's Employee Plans in material compliance with all applicable Laws. Except as set forth in Schedule 3.6, there are no Actions pending (except claims for benefits payable in the normal operations of Purchaser's Employee Plans) against or involving the Purchaser's Employment Plans or asserting any rights or claims to benefits under Purchaser's Employee Plans, or Purchaser, to the Purchaser's Knowledge, Actions involving Purchaser's Employee Plans that have or could be expected to have, either individually or in the aggregate, a material effect. None of the Purchaser's Employee Plans contain any provision for any of the benefits thereunder to vest, other than vesting of exercisability under Purchaser's stock option plan and vesting under pension plans established in accordance with Exhibits D-1, D-3 and D-5.

SECTION 3.7 LABOUR MATTERS

      Other than the general collective labour agreement (metullargie) applicable to the Purchaser's and Designated Purchasers' employees in France, neither Purchaser nor any Designated Purchaser is a party to or bound by any collective bargaining agreement that shall apply to the terms and conditions of employment of Transferring Employees at the Employment Transfer Date.

SECTION 3.8 COMPLIANCE WITH LAWS

      Each of the Purchaser and the Designated Purchasers is in compliance with all applicable Laws, except where failure to so comply, individually or in the aggregate, does not have a material adverse effect on the business, operations or financial condition of the Purchaser.

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                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Purchaser that as of the date of this Agreement (or, if made as of a specified date, as of such date):

SECTION 4.1 ORGANIZATION AND CORPORATE POWER

(1) The Seller is organized and validly existing under the Laws of Canada. Each Designated Seller is a corporation organized and validly existing under the laws of the jurisdiction identified next to such entity on
      Schedule 1.1. The Seller has, and each of the Designated Sellers shall have at the applicable Facility/ Design Closing, the requisite corporate power and authority to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is or will become a Party.

(2) Each of the Seller and the Designated Sellers is qualified to do business and to own and operate its assets, including the Assets or the Facility/ Design Assets, as applicable in each jurisdiction in which its ownership of property or conduct of business relating to the Operations requires it to so qualify, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

(3) The Seller is a direct subsidiary of Nortel Networks Corporation. None of the Operations are conducted by any direct or indirect Subsidiary of Nortel Networks Corporation other than the Seller and the Designated Sellers, except as disclosed in Schedule 4.1(3).

SECTION 4.2 AUTHORIZATION; BINDING EFFECT; NO BREACH

(1) The execution, delivery and performance of each Transaction Document to which the Seller or any of the Designated Sellers is, or on the Closing Date will become, a Party have been duly authorized by the Seller, or shall at the applicable Closing be duly authorized by the relevant Designated Sellers, as applicable. Each Transaction Document to which the Seller or a Designated Seller is a Party constitutes, or upon execution thereof will constitute, a valid and binding obligation of the Seller or the Designated Seller, as applicable, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar Law s affecting generally the enforcement of the rights of contracting parties, by provisions of the Laws regarding the currency of judgments and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

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(2)   Except as set forth in Schedule 4.2(2), the execution, delivery and performance by each of the Seller and the Designated Sellers of the Transaction Documents to which the Seller or such Designated Seller is, or on the Closing Date will be, a Party do not and will not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in a violation of, result in the creation or imposition of any Lien upon any of the Assets, or require any authorization, consent, approval, exemption or other action by or declaration or notice to any third Person pursuant to (i) the articles, charter or by-laws of the Seller or the relevant Designated Seller, (ii) Assumed Contracts or any other material agreement, instrument or other document to which the Seller or the relevant Designated Seller is a party or to which any of its assets is subject or (iii) any Laws to which the Seller, the Designated Sellers or any of the Assets are subject, except, in the case of (ii) and (iii) above, for such defaults, violations, actions and notifications that would not individually or in the aggregate materially hinder or impair the performance by the Seller or the Designated Sellers of any of their obligations under any Transaction Document.

SECTION 4.3 FINANCIAL INFORMATION

      Except as set forth in Schedule 4.3, each Facility/Design Net Asset Statement was derived from books and records, maintained by Seller in connection with the Operations, and was prepared in accordance with the principles set forth in Section 1.1(79) and , to the extent consistent therein, with GAAP, and fairly and accurately represents the Facility/Design Estimated Net Assets Value of the Assets and Assumed Liabilities, in accordance with the provisions of this Agreement, subject to any adjustments made pursuant to
Section 2.4.

SECTION 4.4 TITLE TO PERSONAL PROPERTY

      Except for the Permitted Encumbrances, other than those Permitted Encumbrances listed on Schedule 1.1(173), the tangible Assets will be, at the applicable Closing Date relating to such Assets, owned beneficially by the Seller or one of the Designated Sellers, free and clear of all Liens and the Seller or such Designated Seller shall have good and marketable title thereto.

SECTION 4.5 ABSENCE OF CERTAIN DEVELOPMENTS

      Since the date hereof for each Facility/Design Closing, except as set forth in Schedule 4.5, the Operations have been conducted only in the ordinary course, and :

      (a) there has not been any change in the Operations, financial condition, results of operations, or Assets that, individually or in the aggregate, has had , or could reasonably be expected to have, a Material Adverse Effect;

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      (b)   neither the Operations nor the Assets has suffered any damage, destruction or other casualty that has had individually or in the aggregate, a Material Adverse Effect; and

      (c) neither the Seller nor any of the Designated Sellers has incurred or agreed to incur, with respect to the Operations or the Assets, any liability or obligation except those incurred or agreed to be incurred in the ordinary course of their business and such liabilities and obligations have not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 4.6 COMPLIANCE WITH LAWS, PERMITS AND LICENSES

      Except as set forth in Schedule 4.6 and Schedule 4.16:

      (a) Each of the Seller and the Designated Sellers has complied in all material respects with all Laws applicable to the Operations or the Assets.

      (b) The Operating Permits are all the material permits, licenses, certificates and authorizations of, and registrations with, any Government Entity necessary for the Seller and the Designated Sellers to conduct the Operations as presently conducted, and the Operating Permits are in good standing and each of the Seller and the relevant Designated Sellers is in compliance in all material respects thereunder.

SECTION 4.7 TAX MATTERS

      The Seller is registered for purposes of the GST legislation under registration number (119 409 258-RT0001), the Retail Sales Tax Act (Ontario) under registration number 7947-0009, the Act respecting the Quebec Sales Tax under registration number 1001830151-TQ, and under similar legislation in any other jurisdiction where the Assets are located .

      NNTC is registered for purposes of the GST legislation under registration number 118802974-RT0001, the Retail Sales Tax Act (Ontario) under registration number 0274-3442, the Act respecting the Quebec Sales Tax under registration number 1000242965-TQ.

      NNUK Limited is registered for VAT in the United Kingdom under registration number GB 229 5608 45.

      NNSA is registered for VAT in France under registration number FR62389516741.

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SECTION 4.8 CONTRACTS AND IS SOFTWARE

(1) Except as set forth in Schedule 4.8, each Contract (as amended to the date hereof) is a valid and binding obligation of the Seller or a Designated Seller, as the case may be, and is in full force and effect, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting generally the enforcement of the rights of contracting parties, and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies and further subject to the Currency Act (Canada) precluding a court in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars; and (b) no event, condition or occurrence has occurred that with or without notice, lapse of time or both would constitute a material breach or default or permit termination, material modification or acceleration of any Contract (other than any breach by any party other than Seller or any Designated Seller of which Seller has no Knowledge);

(2) Except as set forth in Schedule 4.8, each license agreement for IS Software (as amended to the date hereof) is a valid and binding obligation of the Seller or a Designated Seller, as the case may be, and is in full force and effect, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting generally the enforcement of the rights of contracting parties, and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies and further subject to the Currency Act (Canada) precluding a court in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars; and (b) no event, condition or occurrence has occurred that with or without notice, lapse of time or both would constitute a material breach or default or permit termination, material modification or acceleration of any license agreement for IS Software (other than any breach by any party other than Seller or any Designated Seller of which Seller has no Knowledge);

(3) Schedule 1.1(37) is a true and complete list, other than employment contracts and IS Software, of all contracts, agreements, personal property leases, indentures or other legally binding arrangements hereto between the Seller or the Designated Sellers on the one hand, and any other Person other that the Seller or an Affiliate of the Seller on the other hand, that are used primarily in or related primarily to the conduct of the Operations or which are material to the conduct of the Operations (save and except for (i) the Company-Wide Contracts, and (ii) those contracts that involve payments of less than $100,000 during the current term of such contract);

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(4)   Schedule 1.1(37) identifies any Assumed Contracts for which the assignment to Purchaser or a Designated Purchaser would require the consent of any third Person under such Contract, or for which any such assignment would be ineffective, would result in the termination of such Contract, or would materially change any of the rights of any party thereunder;

(5) Schedule 1.1(118) is a true and complete list of the software applications or systems owned by the Seller or licensed to the Seller or a Designated Seller and used in the Operations, including all of the Corporate Desktop Software, the Design Tools and the Excluded Business Applications and Transferred Business Applications;

(6) Schedule 1.1(118) identifies any license agreements with Third Parties for the Transferred Business Applications for which the assignment to Purchaser or a Designated Purchaser requires the consent of any third person under such licence, or for which any such assignment would be ineffective, would result in the termination of such license, or would materially change any of the rights of any party thereunder;

(7) neither the Seller nor any of the Designated Sellers has been notified of any cancellation or intention to cancel or not to renew or extend any Assumed Contract or any license agreement for any Transferred Business Application;

(8)   except to the extent indicated on Schedule 1.1(37) or on Schedule
      1.1(118) the Purchaser has been provided with complete and correct copies (including all amendments) of all Assumed Contracts set forth on
      Schedule 1.1(37), a summary, accurate in all material respects, of certain tactical terms of all non-Assumed Contracts (subject to applicable confidentiality and disclosure limitations) and all license agreements with third parties for the Transferred Business Applications which are to be assigned to the Purchaser or Designated Purchaser as set forth in
      Schedule 1.1(118);

(9) other than with respect to fees and asset forth in Schedule 4.8(9), if any, relating to the assignment of the Assumed Contracts and the Transfer Taxes, at Closing there are no fees or other payments payable by Seller in excess of five thousand dollars ($5,000) to any third Person under any of the Contracts as a result of the disposition of any of the Assets or the Operations, and none will become payable as a result of the consummation of the transactions contemplated hereby; provided , however, that the foregoing does not apply to fees or payments relating to the buy-out of Leased Equipment as may be requested by Purchaser or a Designated Purchaser; and except as disclosed on Schedule 4.8(10), there are no rights or licenses granted to Seller or a Designated Seller under any of the Company-Wide Contracts, which are

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      material to the purchasing of Inventory or the maintenance of Equipment or obtaining of temporary employees used in the Operations.

SECTION 4.9 INTELLECTUAL PROPERTY RIGHTS

(1) Except as disclosed on Schedule 4.9(1), the Seller has no Knowledge of any other agreement or obligation, written or oral, relating to Intellectual Property of the Seller or any Designated Seller, whether owned or licensed , that is material to the use and enjoyment of the Owned Equipment as of Closing.

(2) Except as disclosed on Schedule 4.9(2), the Seller has no Knowledge of any claims made in writing to the Seller or any of its Affiliates during the past two (2) years that the Seller's or any of its Affiliates' use of the Owned Equipment or the software applications being licensed to the Purchaser or Designated Purchasers pursuant to the Nortel Proprietary Software License Agreement infringes any Intellectual Property right of any Third Party.

(3) Except as disclosed on Schedule 4.9(3), the Seller has no Knowledge that the use of the Owned Equipment in the operation of the Operations as of the relevant Closing Date infringes upon or violates the intellectual property rights of any Third Party.

SECTION 4.10 LITIGATION

      Except as disclosed in Schedule 4.10, there is no Action pending before any Government Entity or arbitration tribunal involving or affecting the Operations or Assets, or that seeks to enjoin, prevent, alter or delay any of the transactions contemplated by the Transaction Documents, and, to the Seller's Knowledge, no such Action has been threatened in writing.

SECTION 4.11 EMPLOYEE PLANS

(1) Schedule 4.11(1) contains a complete and accurate list of all Seller's Employee Plans. The Seller has provided the Purchaser with a true and complete copy of the current plan document and summary plan description of each of Seller's Employee Plans or, if such plan document or summary plan description does not exist, an accurate written summary of Seller's Employee Plans. No promises or commitments have been made by the Seller or any Affiliates of the Seller to materially amend or terminate any of Seller's Employee Plans, to increase materially, or decrease materially, the compensation or benefits thereunder or to establish new Seller's Employee Plans, except as required by applicable Law (as disclosed in Schedule 4.11(1)) or as disclosed in the applicable plan document, summary plan description, written summary or other written document provided by the Seller to the Purchaser. Seller's Employee Plans have been administered in all material respects in accordance with their terms and the Seller and the Seller's

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      Affiliates have met their obligations in all material respects with respect to Seller's Employee Plans. The Seller and the Seller's Affiliates maintain and perform under Seller's Employee Plans in material compliance with all applicable Laws.

(2) Except as disclosed in Schedule 4.11(2), there are no Actions pending (except claims for benefits payable in the normal operation of Seller's Employee Plans) against or involving Seller's Employee Plans or asserting any rights or claims to benefits under Seller's Employee Plans, or, to the Seller's Knowledge, Actions involving Seller's Employee Plans that have or could reasonably be expected to have, either individually or in the aggregate, a material effect.

SECTION 4.12 EMPLOYEE MATTERS

(1) Schedule 4.12(1) is an accurate and complete list as of the date hereof and, when updated in accordance with Section 5.1(3), will be an accurate and complete list of Employees, setting forth with respect to each
      Employee: (i) name, (ii) home address (except with respect to UK and France Employees), (iii) work location, (iv) continuous service date, (v) local service date, where applicable, (vi) job title, (vii) JCI (Job Complexity Indicator), (viii) annual base salary (in local currency), (ix) last pay review date, (x) target incentive compensation (SUCCESS), (xi) any other compensation or allowances, including, but not limited to, pay premium, expat provisions, reimbursement, relocation, etc., (xii) Capital Accumulation and Retirement Plan (CARP) participation, (xiii) language preference (Quebec and France, and (xiv) regular full-time (" RFT" ), regular part time (" RPT" ) or co-op, as applicable, and (xv) Skilled Trade Employee indicator, and (xvi) Collective Labour Agreement identifier. With respect to the data set forth in Schedule 4.12(1), including any updates thereto pursuant to Section 5.1(3), the Purchaser undertakes that such personal data shall be held in confidence and that until the applicable Closing with respect to the country in which such Employee is employed ;

      (a) the Purchaser and its Affiliates shall restrict the disclosure of such personal data to such of its employees, agents and advisors as is necessary for the purposes of complying with its obligations pursuant to the Transaction Documents prior to Closing, including
            Section 5.3 of this Agreement;

      (b) such personal data shall not be disclosed to any other Person (including, for the avoidance of doubt, any other employee of the Purchaser or any Purchaser Affiliate) without the consent of the Seller, such consent not unreasonably to be withheld ; and

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      (c)   such personal data shall not be used save for the purposes of complying with the Purchaser's obligations pursuant to the Transaction Documents, and shall be returned to the Seller or destroyed if this Agreement is terminated.

      Save for the Key Employees, it is agreed that as a result of data privacy requirements in Europe, the name of each of the UK Employees and France Employees shall not be disclosed until the appropriate time in the information and consultation process.

(2) Except as set forth in Schedule 4.12(2), there has not been for a period of twelve (12) consecutive months prior to the date hereof, nor is there existent or, to the Knowledge of the Seller, threatened, any strike, slowdown, picketing or work stoppage by Employees.

(3) Except as set forth in Schedule 4.12(3), the Seller and each of the Designated Sellers is, to the Seller's Knowledge, in material compliance with all Laws applicable to the employment of the Employees. Except as set forth in Schedule 4.12(3), there are no Actions related to the employment of the Employees pending against the Seller or the Designated Seller and, to the Seller's Knowledge, no such Actions have been threatened in writing.

(4) All Employees on leave approved by the Seller or Designated Sellers, including, but not limited to, parental or pregnancy leave, or leave related to receipt of short-term disability benefits or workers' compensation benefits, are identified in Schedule 4.12(4) (collectively, " LEAVE EMPLOYEES" ), along with the type of leave and their expected date of return to work, if known, and the information set forth on such
      Schedule is in relation to the names of the Leave Employees, or, to the Seller's Knowledge in all other respects, accurate.

(5) All Operations employees in Canada and the U.S. who are on long-term disability leave approved by Seller or Designated Sellers, and associated information, are identified in Schedule 4.12(5) (collectively "LONG-TERM DISABILITY LEAVE EMPLOYEES" ), and is in relation to the names of the Long-Term Disability Leave Employees, or, to the Seller's Knowledge in all other respects, accurate.

(6) Except as set forth in Schedule 1.1(33), there are no collective bargaining agreements covering any Employees and save and except as set forth in Schedule 4.12(6), no petition or proceedings are pending before any Government Entity seeking either recognition of a bargaining representative with respect to such Employee or to include any Employee within the bargaining unit, and, to Seller's Knowledge, no organizational effort is

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      currently being made or threatened by or on behalf of any labour union to organize any Employees.

(7) All Employees currently on a work authorization or visa approved by a Government Entity in accordance with applicable Laws concerning immigration are identified in Schedule 4.12(7) (collectively " VISA EMPLOYEES" ), along with the type of work authorization and expiration date.

(8) Except as set forth in Schedule 4.12(8), (i) there are no outstanding assessments, penalties, fines, levies, charges, surcharges or other amounts due or owing pursuant to any applicable workers' compensation
      Laws in respect of the Operations or Employees; and (ii) the Seller has no Knowledge of any audit of the Operations currently being performed pursuant to any applicable workers' compensation Law.

(9) Schedule 4.12(9), which is a Pre-Closing Schedule, is an estimate and when updated by Seller as of the applicable Closing Date, in accordance with
      Section 2.4(2) herein, will be an accurate and complete list of each Employee's accrued and unused vacation and vacation accrual rate.

(10) Schedule 4.12(10) is an accurate and complete list of Design Employees, Repair Employees and Logistics Employees, as such schedule may be updated at or immediately prior to the applicable Employment Transfer Date.

(11) Schedule 4.12(11) is an accurate and complete copy of the Collective Labour Agreement between the Seller and CUCW as in effect on the date hereof.

(12) The data elements listed in Schedule 4.12(1)(viii), (x) and (xi) are all of the material elements of compensation relating to Employees. All other data elements of compensation relating to the Employees have been provided to the Purchaser by the Seller.

(13) Seller represents that human resources recruitment practices in the United States include background checks. Except as set forth in
      Schedule 4.12(13), to Seller's Knowledge no U.S. Employee has a job-related felony conviction.

SECTION 4.13 RESIDENCE

      Each of the Seller and NNTC is a resident of Canada for the purposes of the ITA. None of the Assets to be purchased by the Purchaser under this Agreement, which are sold by any other Designated Seller is taxable Canadian property as that term is defined for purposes of the ITA.

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SECTION 4.14 INSURANCE

      The Seller and the Designated Sellers maintain adequate insurance with respect to the Assets and the Operations. The Seller and the Designated Sellers are not to Seller's Knowledge in default of any material obligation pursuant to any of the insurance policies.

SECTION 4.15 INVENTORY

(1) Except as set forth in Schedule 4.15, the Inventory has been acquired in the ordinary course of business. Save and except for the Bonepile Inventory and components dealt with in accordance with the provisions of
      Section 5.15(2)(b), the Inventory forming part of the Assets is at the Closing useable and saleable to, the Seller or Designated Sellers, in the ordinary course of business. The Inventory is forecasted to be used in the twelve (12) months immediately following the applicable Closing Date based on the Seller's forecasts of orders to be fulfilled (which forecast is set forth in Schedule 4.15(1) which is to be provided on the relevant Facility/ Design Closing Date); provided, however, that all Inventory not forecasted to be used in twelve (12) months from Closing by the Purchaser will be managed by Purchaser on a consignment basis, the terms and conditions of which are set out in the Amended and Restated Master Contract Manufacturing Services Agreement.

(2) The Repair Inventory forming part of the Assets is useable by and saleable to, the Seller or Designated Sellers, in the ordinary course of business. The Repair Inventory is forecasted to be used in the twelve (12) months immediately following the applicable Closing Date based on the Seller's forecasts of orders to be fulfilled (which forecast is set forth in Schedule 4.15(1)) which is to be provided on the relevant Facility/ Design Closing Date); provided, however, that all Repair Inventory not forecasted to be used in twelve (12) months from Closing by the Purchaser will be managed by the Purchaser on a consignment basis, the terms and conditions of which are set out in the Repair Services Agreement.

(3) The End of Life Inventory forming part of the Assets is useable by and saleable to, the Seller or Designated Sellers, in the ordinary course of business.

SECTION 4.16 ENVIRONMENTAL MATTERS

(1) In accordance with Article 514-20 of the French Environmental Code, the Seller represents that the Chateaudun Facility includes " CLASSIFIED INSTALLATIONS FOR PURPOSES OF THE PRESERVATION OF THE ENVIRONMENT" (installations classees pour la protection de l'environnement), the operation of which is governed by Law n degrees 76-663 of July 19, 1976 and Decree n degrees 77-1133 of

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      September 21, 1977. The Chateaudun Facility and the impact of the operation thereof on the environment are described in Schedule 4.16.

(2) Except as set forth in Schedule 4.16 and to the Seller's knowledge, no Hazardous Substance or other polluting material used in or generated by the Operations or the Chateaudun Facility have been or are currently placed, used, stored, treated, manufactured, disposed of, released, discharged, spilled or emitted in violation of any French Environmental Law. Except as set forth in Schedule 4.16, all Hazardous Substances generated, used, handled, stored on, disposed of, removed, emitted, released, discharged or spilled from or treated on the Chateaudun Facility were and are documented, handled, transported and disposed of in compliance with all French Environmental Laws and Operating Permits.

(3) Except as set forth in Schedule 4.16 and to the Seller's Knowledge, the Seller and the applicable Designated Seller have complied in all material respects with all French Environmental Laws applicable to the Operations at the Chateaudun Facility.

(4) Except as set forth in Schedule 4.16, all of the installations on the Chateaudun Facility that were or are used for the disposal of Hazardous Substances or other polluting material used in or generated by the Chateaudun Facility have been and are properly permitted and operated in compliance in all material respects with all French Environmental Laws and Operating Permits. Except as set forth in Schedule 4.16, and to the Seller's Knowledge, the Chateaudun Facility has not produced and the Chateaudun Facility does not currently produce, any Hazardous Substance.

(5) Except as set forth in Schedule 4.16, there have been no orders issued or, to the Seller's Knowledge, threatened and no investigations conducted, taken or, to the Seller's Knowledge, threatened under or pursuant to any French Environmental Laws or Operating Permits with respect to the Chateaudun Facility is aware other than routine inspections. Except as set forth in Schedule 4.16, the Seller is not aware of any circumstances or events that have any reasonable prospect of resulting in any claim, action or other proceeding with respect to Hazardous Substances or in an order or investigation under or pursuant to any French Environmental Laws or any Operating Permit.

(6) Except as set forth in Schedule 4.16, all permits, licences, approvals, authorizations, consents, registrations, privileges, waivers, exemptions, orders, certificates, rulings, agreements or other concessions required under French Environmental Laws to own or operate the Chateaudun Facility have been obtained and all terms and conditions attached thereto have been and are duly complied in all material respects and all such permits, licences,

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      approvals, authorizations, consents, privileges, waivers, exemptions, orders, certificates, rulings, agreements and registrations are in full force and effect and in good standing.

(7) Except as set forth in Schedule 4.16, neither the Seller nor the applicable Designated Seller has received any written notice or communication by any French Governmental Entity to the effect that it is not in compliance with, or is in violation of, any of such permits, licences, approvals, authorizations, consents, privileges, waivers, exemptions, orders, certificates, rulings, agreements and registrations.

(8) Except as set forth in Schedule 4.16, there have been no Actions commenced or, to the Seller's Knowledge, threatened with respect to Chateaudun Facility pursuant to French Environmental Laws or with respect to Hazardous Substances.

(9) Except as set forth in Schedule 4.16 and to the Seller's Knowledge, the use of, and operations relating to, the Chateaudun Facility do not constitute a nuisance such as would trigger the Seller's or applicable Designated Seller's liability in tort towards any Person, nor has any claim been made on such ground in respect of such use and operations by any Person.

(10) Except as set forth in Schedule 4.16, there are no underground storage tanks on or under the Chateaudun Facility.

SECTION 4.17 EQUIPMENT

      Except as set forth in Schedule 4.17: the Equipment is in good working order and condition, ordinary wear and tear excepted, is operational and has been maintained in accordance with normal industry standards. None of the Equipment which is material to the current operation of the Operations requires any repairs which are material in the context of such assets and their continued use; and all of the Equipment is used primarily in the Operations. As at Closing, Schedule 1.1(63) is a complete list of the Equipment at Third Party Locations and the Seller (and the applicable Designated Seller have reasonable access to all Equipment at the Third Party Locations) and Schedule 2.1(1)(d) is a complete list of all the Owned Equipment.

SECTION 4.18 CHATEAUDUN REAL ESTATE

      Except as set forth on Schedule 4.18:

      (a) as of the date hereof, the Seller or a Designated Seller is (and at the applicable Closing, French Newco will be) the registered and beneficial owner of, and has good and marketable title to, the Chateaudun Facility, free and clear of any Lien except for Permitted Encumbrances;

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      (b)   there are no leases, subleases, licences, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Chateaudun Facility;

      (c) the properties set out in Schedule 4.18 comprise all the real property that will be owned at the applicable Closing by French New co, which include all of the real estate property owned or leased by any Affiliate of Seller in France that are used in the Operations. Copies of all the contracts and administrative documents relating to the Chateaudun Facility;

      (d) the Chateaudun Facility is not subject to any procedure or action which may affect its quiet use. To the Seller's Knowledge, there is no proposed planning regulation or decision of a French Government Entity which would materially and adversely impact the Designated Seller's quiet use of the Chateaudun Facility;

      (e) the Chateaudun Facility is sufficient and suited, in all material respects, for the Operations as presently conducted by the Designated Seller at the Chateaudun Facility;

      (f) to the Seller's Knowledge, there are no major repairs (any single repair costing in excess of $50,000), or repairs costing in aggregate in excess of $250,000) required to the structure or building systems of the buildings located on the Chateaudun Facility and the electrical, mechanical, plumbing, heating, air-conditioning, ventilating, security and other systems serving the buildings located on the Chateaudun Facility are in good working order;

      (g) neither the Seller nor any Designated Seller has received actual notice of any threatened special assessments or improvements or activities of any French public or quasi-public body either planned, in process, or completed which may give rise to any special assessment against the Chateaudun Facility or any portion thereof;

      (h) neither the Seller nor any Designated Seller has received actual notice of any pending or threatened condemnation or similar proceeding affecting the Chateaudun Facility or any portion thereof; and

      (i) neither the Seller nor any Designated Seller has received actual notice of any judicial or administrative action, or action by any adjacent landowners, affecting the Chateaudun Facility that would materially and adversely impact the operation of the Operations at the Chateaudun Facility.

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SECTION 4.19 SUFFICIENCY OF ASSETS

      With the exception of (i) the Excluded Assets listed in Section 2.1(2)(a) through to (p), inclusive, (ii) the Contracts other than the Assumed Contracts,
(iii) the Company-Wide Contracts, (iv) Excluded Business Applications, and (v) the Facilities (except for Chateaudun Facility), the Assets to be transferred at Facility/ Design Closings, and the Assets of French Newco, collectively comprise all of the Assets used by the Seller or the Designated Sellers in the Operations as presently conducted . Except as set forth on Schedule 4.19 and provided that the Canada Design Employees and the U.K. Design Employees become Transferring Employees at the applicable Closing Date, then such employees would be sufficient in number and would have sufficient skills to permit the Purchaser and Designated Purchasers to perform the Sustaining Design Services to the degree required or requested by the Seller or Designated Sellers pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement at the
 applicable Facility/ Design Closing Date.

SECTION 4.20 NO OTHER PURCHASE AGREEMENTS

      Except as disclosed in Schedule 4.20, no other Person has any agreement or other right for the purchase or other acquisition from the Seller or any of its Affiliates of any of the Assets other than agreements for acquisition of Inventory in the ordinary course of the Operations.

SECTION 4.21 GOVERNMENT ASSISTANCE

      Schedule 4.21 attached hereto describes all agreements, loans, other funding arrangements and assistance programs (collectively called " GOVERNMENT ASSISTANCE PROGRAMS") which have been provided to the Seller and its Affiliates in respect of the Operations from any Government Entity.

SECTION 4.22 LEASED EQUIPMENT

      Schedule 1.1(125) contains an accurate and complete list of all Leased Equipment. True and complete copies of the leases with respect to all Leased Equipment have been provided to Purchaser.

SECTION 4.23 REPRESENTATIONS AND WARRANTIES

      Neither the Seller nor any of the Designated Sellers makes any representation or warranty with respect to the Assets or the Operations, express or implied , beyond those expressly made by the Seller in this Article 4 and the relevant Transaction Documents, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Assets, and it is understood that, except for the express representations and warranties of the Seller contained in this
Article 4, the Purchaser takes the Assets on an " AS IS" and " WHERE IS" basis.

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                                    ARTICLE 5
                         COVENANTS AND OTHER AGREEMENTS

SECTION 5.1 GENERAL

(1) Closing Cooperation. Each of the Parties shall use its commercially reasonable efforts to satisfy the closing conditions for each Closing set forth in Article 8 and to take, or cause to be taken, or to do, or cause to be done, all things necessary to satisfy the conditions to the obligations under the Transaction Documents of the Parties over which each has Control and to cause the transactions contemplated under the Transaction Documents to be consummated, in accordance with the terms thereof, and, where required by the Transaction Documents, prior to the applicable Closing.

(2) Filings and Approvals. The Purchaser and the Seller shall, as promptly as practicable, file or supply, or cause to be filed or supplied , all applications, notifications and information required to be filed or supplied by any of them pursuant to applicable Laws in connection with the consummation of the transactions contemplated by this Agreement, including, if necessary, those required by the Competition Act (Canada), the EC Merger Regulation, the U.S. Hart Scott Rodino Anti-Trust Improvements Act of 1976 (the " Antitrust Approvals" ). The Purchaser and the Seller shall each be responsible for half of any filing fees or other fees payable to a Government Entity as referred on Schedule 5.1(2) and, in respect of all other fees, the Party obligated to pay by Law in connection with any such filings and approvals shall be solely responsible for such fees. The Purchaser and the Seller shall keep each other informed as to the status of all such filings and requests for all licenses, permits, certificates, registrations, authorizations, consents and approvals of Government Entities necessary for the lawful consummation of the transactions contemplated by this Agreement and shall co-ordinate and cooperate in providing any information concerning their respective businesses, operations, prospects or affairs required or requested to be provided to or by any Government Entity in connection with the transactions contemplated by this Agreement; provided , however, that (x) no such information shall be required to be provided by the Purchaser or the Seller to the other if the Person required to provide such information determines, acting reasonably, that, such information is competitively sensitive or that the provision of such information could reasonably be expected to have a material adverse effect upon it if the transactions contemplated by this Agreement were not completed, and (y) in any such case the Purchaser and the Seller shall cooperate with a view to establishing a mutually satisfactory procedure for providing such information directly to the Government Entity requiring or requesting such information, and the Person required to provide such information shall provide it directly to such Governmental Entity, unless

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      competitively sensitive information, in which case it shall be provided directly to such Governmental Entity by the possessor of such information.

(3)   Delivery and Revision of Schedules.

      DELIVERY

      (a) Concurrent with the execution of this Agreement the Seller shall deliver to the Purchaser the Execution Schedules.

      (b) Within thirty (30) days of execution of this Agreement the Seller shall deliver to the Purchaser the Post Execution Schedules.

      (c) Between seven (7) and ten (10) Business Days before the Applicable Closing the Seller shall deliver to the Purchaser the Pre-Closing Schedules.

      (d) Two (2) Business Days prior to the applicable Closing Date the Seller shall deliver to the Purchaser the Closing Schedules; provided Seller has delivered copies to the Purchaser seven (7) and ten (10) Business Days prior to the applicable Closing Date a draft of such schedules, which shall be identical to the final Closing Schedules except with respect to (i) changes to reflect events or conditions of which Seller did not have Knowledge prior to the delivery of the draft, (ii) events or changes in conditions arising after delivery of the draft, and (iii) changes approved or requested by Purchaser.

      REVISING

      (a) Employee Schedules. On or before the end of each month after execution of this Agreement (beginning with the month of June 2004) until the last Facility/ Design Closing, the Seller shall update the Employee Information entered on Schedule 4.12(1) with the respect to all Employees who have, as at the time of such update, not yet transferred to Purchaser's or Designated Purchaser's employ as part of a Facility/ Design Closing. Each update shall reflect: (i) deletion of the name and associated Employee Information of any individual who is no longer an Employee, (ii) addition of the name and associated Employee Information of any individual who has become an Employee primarily engaged in the Operations. Seller shall also: not less than (5) five Business Days nor more than ten (10) Business Days prior to issuance to Employees of an Employment Offer, Quebec Employment Notice or European Contract of Employment Offer, update the Employee Information entered in Schedule 4.12(1) with respect to all Employees who would become a Transferring Employee

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            following a Facility/ Design Closing; and, following the
            execution of this Agreement, reasonably regularly update all other Employee Schedules other than Schedule 4.12(1).

      (b) Notwithstanding the foregoing paragraph, within fifteen (15) calendar days of the date hereof, Seller will deliver to Purchaser revised Employee Schedules. Following delivery of said schedules ("THE TRUED-UP EMPLOYEE SCHEDULES" ): (i) Seller will obtain the Purchaser's consent if Seller proposes to revise Trued-Up Employee Schedule 4.12(1) (and make corresponding changes to the other Employee Schedules) where the proposed revision to that Trued-Up Employee Schedule would result in a net increase of greater than ten (10) percent in the number of Employees listed in Trued-Up Employee Schedule 4.12(1) in any of the following categories:
            Calgary Westwinds Facility; the Montreal facilities referred to as Montreal BAN 1, 3 and OPTO 1; Monkstown Facility; Chateaudun Facility; or Design Employees; and (ii) Seller and Purchaser will abide by the mobility principles as agreed by the Parties.

      (c)   Exception Schedules.

            (i) The Seller shall have the right to deliver to the Purchaser, at least five (5) Business Days prior, to the applicable Closing Date, updated Schedules setting forth exceptions to the representations and warranties set forth in Article 4 and the Local Sales Agreement (if applicable), or any covenants set forth in Section 5.2 and the Local Sales Agreements (if applicable) to reflect any matters related to the Closing at issue that have occurred from and after the date of this Agreement, that, if existing on the date of execution of this Agreement, would have resulted in a disclosure or exception with regard to any such representation, warranty or covenant.

            (ii) If the new or changed information disclosed in the updated Schedules by the Seller pursuant to this Section 5.1(3)(b) would have, or could reasonably have been expected to have, affected the Product pricing had such information been disclosed prior to the completion of the VSHA pricing setting process set for in Section 5.22, then, if the applicable parties proceed with such Closing, the applicable Parties agree to follow, after the applicable Closing, the process set forth in Section 11.1.1 of the Amended and Restated Master Contract Manufacturing Services Agreement for renegotiating "Prices" (as that term is

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                  defined therein) to reflect the new or changed information set forth in such disclosure.

            (iii) If Purchaser determines in good faith that any updated
                  Schedules delivered by the Seller pursuant to this Section 5.1(3)(b) are not acceptable to the Purchaser, then Purchaser shall so notify the Seller in writing prior to the applicable Closing.

            (iv) The Seller undertakes in good faith to advise the Purchaser as soon as reasonably practicable of any information that to the Seller's Knowledge results in an update to the Schedules in accordance with the provisions of this Section 5.1(3)(b).

      (d) Any updated Schedules referenced in this Section 5.1(3) which are acceptable to both Parties shall be incorporated into a writing designated as an Amendment to this Agreement, and executed by the Purchaser and the Seller in accordance with Section 9.6 hereof prior to the applicable Closing. For purposes of Article 7 hereof, the representations and warranties of the Seller set forth in Article 4 and the Local Sales Agreement (if applicable), and the covenants set forth in Section 5.2, shall be deemed qualified by, and subject to, any such updated Schedules delivered by the Seller pursuant to this
            Section 5.1(3).

(4) Public Announcements. From time to time prior to the final Closing Date effected pursuant to this Agreement, subject to each Primary Party's disclosure obligations imposed by Law, the Purchaser and the Seller shall cooperate, and shall cause each of the Designated Purchasers and Designated Sellers to cooperate, with each other in the development and distribution of all news releases, other public information disclosures and announcements, including announcements and notices to customers, suppliers and Employees, with respect to this Agreement, or any of the transactions contemplated by this Agreement and the other Transaction Documents and shall not issue any such announcement or statement prior to consultation with, and the approval of, the other Primary Party (such approval not to be unreasonably withheld or delayed; provided that approval shall not be required where the disclosing party reasonably determines, after consultation with such other Primary Party, that such disclosure is required by Law).

SECTION 5.2 CONDUCT OF OPERATIONS

      The Seller covenants that, except as set forth in Schedule 5.2, from the date hereof to the applicable Effective Time, except as the Purchaser may approve otherwise in writing (such approval not to be unreasonably withheld or delayed) or

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as otherwise expressly contemplated by this Agreement or the applicable Local
Sales Agreement, the Seller shall conduct the Operations or cause the Facility/ Design Operations, as conducted by the applicable Designated Seller, to be conducted in the ordinary course consistent with past practice and will make all commercially reasonable efforts consistent with past practice to maintain the Operations and Assets, and to preserve its relationship with the Transferring Employees, suppliers, contractors and other service providers with whom the Seller or such Designated Seller deals in connection with the Operations, and so as to ensure all representations and warranties of the Seller remain true and correct in all material respects as of such Closing. Except as expressly contemplated or permitted by this Agreement or set forth in
Schedule 5.2 (which Schedule may not be amended after the date hereof), from the date hereof until the applicable Effective Time, the Seller will not do, and will cause the applicable Designated Seller not to do, any of the following without the prior written consent of the Purchaser, not to be unreasonably withheld :

      (a) sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any interest in any of the Facility/ Design Assets, except for sales of Inventory in the ord-inary course and Equipment no longer required in the Operations;

      (b) permit, allow or subject any of the Facility/ Design Assets or any part thereof to any material Lien, or suffer such to be imposed, except for Permitted Encumbrances;

      (c) amend any Assumed Contracts in a manner that is not in the ordinary course of business or that is material to the Operations, or terminate any Assumed Contracts, or enter into any Contracts which would be Assumed Contracts;

      (d) announce or make any material modification to any of the Seller's Employees Plans applicable to any Transferred Employee, except as required by applicable Law or in the ordinary course of business;

      (e) increase the base salary or wage rate payable to any Employee, except for increases required by a Collective Labour Agreement or otherwise required by Law, or made in the ordinary course of business consistent with past practice;

      (f) terminate, other than for cause, greater than fifteen (15) percent of the Key Employees, or greater than fifteen (15) percent of the Design Employees, provided, however, that Seller or Designated Seller shall inform Purchaser as soon as practicable prior to terminating, other that for cause, the employment of any such Employee.

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      During the period from the date of this Agreement until the final Closing
Date effected pursuant to this Agreement, both the Seller and the Purchaser shall advise on a regular and frequent basis the designated representative(s) of the Purchaser or a Designated Purchaser or Seller or Designated Seller, as the case may be, on the general status of ongoing operations and any Employee terminations and labour relations matters in relation to the portion of the Operations that remains to be transferred to Purchaser as of such date, or any circumstance or event which to the Knowledge of the applicable Primary Party constitutes either a Material Adverse Effect on the Operations or the Assets, or a material adverse effect on the Purchaser's or the Designated Purchaser's ability to perform its obligations pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement. Notwithstanding the foregoing, the Seller shall be entitled to terminate any Open Purchase Orders and the purchase orders relating to contract workers, with notice to the Purchaser. In addition, Seller shall consult with Purchaser to the extent reasonable practicable prior to any amendment of an Assumed Contract, and shall advise as soon as reasonably practicable following any execution of such amendment.

SECTION 5.3 ACCESS AND INFORMATION

      From the date the transaction is disclosed to the Employees (or, if earlier, the date five (5) days after execution of this Agreement) up to the applicable Closing Date, the Seller shall, on reasonable notice and subject to applicable Law, attorney privilege rights and competitively sensitive information regarding Contracts which are not Assumed Contracts, (i) give the Purchaser and its accountants, counsel, consultants, employees and agents, access for inspection for reasonable periods of time during normal business hours to all documents, records and information relating to the extent applicable to the Operations, the Transferring Employees (other than the employee data that is an Excluded Asset under Section 2.1(2)(g)) currently employed in the Operations conducted by such Designated Seller, and the Facility/ Design Assets as the Purchaser shall reasonably request, and (ii) give the Purchaser and its employees reasonable access to employees of the Seller or the Designated Seller involved in the transition of the Operations from the Seller and the Designated Seller to the Purchaser and the Designated Purchaser. In addition, the Seller shall, on reasonable notice, permit the Purchaser and its accountants, counsel, consultants, employees and agents reasonable access during normal business hours to the Facility/ Design Assets for the purpose of conducting such inspections and performing such investigations as the Purchaser may reasonably require to satisfy itself as to the condition, quality, quantity and state of repair of the Facility/ Design Assets as the Purchaser may reasonably request in its review of the properties, assets and business affairs of the Operations and the above-mentioned documents, records and information. All information that is made available, disclosed or provided to the Purchaser and its representatives shall be subject to the terms of the Confidentiality Agreement. The Purchaser shall conduct any inquiries pursuant to

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this Section 5.3 in such a manner so as not to unreasonably interfere with the normal operations of the Operations or the Seller. All requests for access shall be directed to Joseph Grubic, Nortel Networks Limited, or his delegates.

SECTION 5.4 LITIGATION SUPPORT

      In the event and for so long as any Primary Party to this Agreement is actively contesting or defending against any Third Party Action in connection with (a) any transaction contemplated under any Transaction Document or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction, with respect to the Seller or any of its Affiliates on or prior to the applicable Closing Date, or with respect to the Purchaser and any of its Affiliates on or after such Closing Date, as applicable, the Primary Party not so contesting or defending agrees to (and each of the Seller and Purchaser shall cause its Affiliates to) (i) cooperate as reasonably requested with the contesting or defending Party and its counsel, (ii) use commercially reasonable efforts to make available its employees, as reasonably necessary, to provide testimony, to be deposed, to act as witnesses and to assist counsel, and (iii) as permitted by Law, provide reasonable access to its books and records as shall be reasonably necessary in connection with the defence, contestation or participation, all at the sole cost and expense of the Primary Party so contesting, defending or participating; provided, however, that such assistance does not prejudice any rights of the assisting Party, and provided, further, that the foregoing provisions in this Section 5.4 shall not apply if the Primary Party contesting, defending or participating is entitled to ind-emnification therefore under Article 7, in which case such article shall govern.

SECTION 5.5 RECORD RETENTION; POST CLOSING ACCESS

(1) Purchaser's Obligations. From and after each applicable Closing Date but subject to any limitations imposed by the privacy Laws of the countries where the Facilities/ Design Employees are located and applicable attorney-client privilege, the Purchaser shall make available to the Seller, its agents and employees, for inspection all books, records and documents in its possession or that of the applicable Designated Purchaser relating to or used in the Operations or the Facility/ Design Operations, respectively, or to the Assets, Assumed Liabilities and the Transferring Employees (and the reasonable assistance of the employees of the Purchaser and the Designated Purchaser responsible for such books, records and documents) during regular business hours as may be reasonably necessary for the purposes of: (i) preparing Tax Returns and financial statements and responding to tax audits covering operations and transactions at or prior to the Closings, (ii) investigating, preparing for the defence or prosecution of, prosecuting or defending any Action pending, threatened or anticipated by or against the Seller or any Affiliate or any of their properties, officers and directors before any Government Entity or arbitration tribunal, that is based upon, arises out of or

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      otherwise is in respect of the Operations, any of the Excluded
      Liabilities or any of the Excluded Assets, (iii) preparing, auditing or reviewing financial statements and preparing reports to shareholders and Government Entities, (iv) preparing the Closing Statement of Assets and Liabilities, or (v) for such other purposes for which access to such documents is believed by the Seller to be reasonably necessary; provided, however, access to such books, records and documents shall not unreasonably interfere with the normal operation by the Purchaser of the Operations. The Purchaser shall maintain and preserve all such books, and records and other documents for the longer of (x) four (4) years from the relevant Closing Date, or (y) any applicable statutory or regulatory retention period, as the same may be extended, or any applicable limitation period .

(2) Seller's Obligations. From and after each applicable Closing Date, as permitted by Law but subject to applicable attorney-client privilege, the Seller shall make or cause to be made available to the Purchaser for inspection all books, records and documents in the possession of the Seller or the applicable Designated Seller relating exclusively to or used exclusively in the Operations or the Facility/ Design Operations, respectively, or to the Assets, Assumed Liabilities and the Transferring Employees at issue prior to the relevant Closing Date (and the reasonable assistance of the employees of the Seller and the Designated Seller responsible for such books, records and documents) for the purposes of (i) investigating, preparing for the defence or prosecution of, prosecuting or defending any Action by or against the Purchaser, the Designated Purchaser or any of their properties, officers and directors before any Government Entity or arbitration tribunal, that is based upon, arises out of or otherwise is in respect of the Operations, any of the Facility/ Design Assumed Liabilities or any of the Facility/ Design Assets, (ii) preparing, auditing or reviewing financial statements and preparing reports to shareholders and Government Entities, (iii) reviewing the Closing Statements of Assets and Liabilities, or (iv) for such other purposes for which access to such documents is believed by the Purchaser to be reasonably necessary; provided, however, access to such books, records and documents shall not unreasonably interfere with the normal operation by the Seller of its business and shall not include employee data that is an Excluded Asset under Section 2.1(2)(g). The Seller shall maintain and preserve all such books, and records and other documents for the longer of
      (x) four (4) years from the relevant Closing Date, or (y) any applicable statutory or regulatory retention period, as the same may be extended, or any applicable limitation period. The Seller shall take such action as may be necessary to make any audit workpapers of its auditors relating to the Operations and the Assets available to the Purchaser and its auditors, to the extent such material is reasonably

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         required for the above-noted purposes and not subject to
         attorney-client privilege that would be waived by making such disclosure.

         As permitted by Law and subject to applicable attorney-client privilege, Seller agrees to provide the Purchaser (at the Purchaser's cost) with reasonable access to Seller's and its Affiliates' books and records related to the Operations and the Assets and Assumed Liabilities, to its non-officer employees, to its officers to the extent reasonable and customary, and to its independent accountants, in order to assist the Purchaser with its regulatory filings; provided, however, that such access shall not be unduly burdensome to the Seller or its Affiliates or shall not unduly disrupt the Seller's or its Affiliates' ongoing business or financial reporting obligations.

SECTION 5.6 TRANSACTION EXPENSES; FILINGS AND CERTIFICATES

(1) Each of the Purchaser and the Seller shall bear its own costs and expenses (including brokerage commissions, finders' fees or similar compensation, and legal fees and expenses) incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby except as otherwise expressly provided herein or in any other Transaction Document.

(2) The Parties agree that the Purchase Price is exclusive of any Transfer Taxes and Transfer Fees. Any Transfer Taxes incurred in connection with the transactions contemplated in this Agreement shall be allocated among, and paid by, the Parties in accordance with Section 5.6.

(3) The Purchaser or Designated Purchaser, as applicable, shall pay directly to the appropriate taxing authority, within the time prescribed all applicable Refundable Transfer Taxes payable in connection with the transactions contemplated in this Agreement, provided that if any such Refundable Transfer Taxes are required to be collected, remitted or paid by the Seller or the Designated Seller, as applicable, such Refundable Transfer Taxes shall be paid by the Purchaser or the Designated Purchaser, to the Seller or the Designated Seller, at the Closing, or thereafter as requested of or by the Seller or the Designated Seller. The Purchaser or Designated Purchaser, as applicable, shall be entitled to all refunds of any Refundable Transfer Taxes.

(4) All Transfer Taxes incurred in connection with the transactions contemplated in this Agreement, other than those paid or payable by the Purchaser or Designated Purchaser, as applicable, pursuant to Section 5.6(3) shall be allocated one-half to the Purchaser, the Designated Purchaser or French Newco, as applicable, and one-half to the Seller or the Designated Seller, as applicable. All such Transfer Taxes shall be paid by the Purchaser, the Designated Purchaser or French Newco to the appropriate taxing authority, within the time prescribed, and the Seller or Designated Seller, shall remit

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         payment to the Purchaser, Designated Purchaser or French Newco its
         allocable share of such Transfer Taxes in accordance with the terms of
         Section 5.6(5); provided, however, if such Transfer Taxes are required to be collected, remitted or paid by the Seller or Designated Seller, the Purchaser, Designated Purchaser or French Newco shall pay its allocable share of such Transfer Taxes to the Seller or Designated Seller, in accordance with the terms of Section 5.6(5).

(5) Any Refundable Transfer Taxes or Transfer Taxes required to be remitted by the Purchaser, the Designated Purchaser or French Newco, as applicable, to the Seller or Designated Seller, as applicable, or by the Seller or Designated Seller, to the Purchaser, the Designated Purchaser or French Newco shall be paid to the appropriate party in immediately available funds on the Closing Date. The Parties acknowledge and agree that the amounts paid on the Closing Date pursuant to this Section 5.6(5) will be based upon estimates and that the amounts paid at the Closing will be subsequently adjusted to take into account the final purchase price allocation pursuant to Section
         2.3 or after a taxing authority has finally determined the amount of Taxes to be paid. Any Tax amounts due and owing in connection with the final purchase price allocation or pursuant to the final determination of a taxing authority shall be paid by the party owing such amounts promptly (and in any event within fifteen (15) Business Days) following receipt of written notice from the other party of the amount due, together with appropriate documentation thereof.

(6) The Parties agree to allocate one-half (1/2) of all out-of-pocket costs to the Purchaser, Designated Purchaser, on the one hand, and one-half (1/2) to the Seller, Designated Seller, on the other, of related to the formation of French Newco and the transfer of the French Contributed Assets to French Newco, such costs to include fees and expenses of counsel, accountants and other advisors (provided (i) the Seller and the Designated Seller will endeavour to minimize such costs and (ii) with respect to French Newco accounting fees, such costs shall only be out-of-pocket costs to the extent incremental to Purchaser's ordinary accounting fees associated with audits). In addition, the Parties agree to allocate all Transfer Taxes related to the transfer of the French Contributed Assets to French Newco in accordance with the applicable provisions of this Section 5.6 and subject to the limitations set forth in Section 5.28(5).

(7) The Parties acknowledge that certain exemptions from Transfer Taxes may be available in certain taxing jurisdictions. If the Purchaser or any Designated Purchaser, as applicable, wishes to claim any such exemption for the purposes hereof, the Purchaser or Designated Purchaser will be solely responsible for ensuring that any such exemption applies and, in that regard, shall provide the Seller or Designated Seller, as applicable, prior to each

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         applicable Closing with its or the Designated Purchaser's vendor permit number and the applicable certificate of exemption or election form under such law to support the Purchaser's or Designated Purchaser's claim to entitlement to such exemption or election. The Seller or Designated Seller will cooperate with the Purchaser or Designated Purchaser in its claiming of any such exemption, provided such exemption or election is lawful and appropriate under the local tax legislation. The Purchaser and such Designated Purchaser shall indemnify and hold harmless the Seller and the applicable Designated Seller for the Purchaser's and such Designated Purchaser's allocable share of the Transfer Taxes pursuant to this Section, interest, penalties and Damages relating to Transfer Taxes (including legal, accounting and other expense) payable by the Purchaser pursuant to this
         Section 5.6(7) to the extent the Seller and the applicable Designated Seller pays, and does not charge the Purchaser or any Designated Purchaser, any such Transfer Tax at the applicable Closing and the Purchaser's and such Designated Purchaser's claimed entitlement to an exemption or election is subsequently disallowed or not accepted by the relevant authorities.

(8) Each of the Purchaser and the Designated Purchaser, the Seller and the Designated Seller shall, if applicable, register on or before Closing for Transfer Taxes in each of the jurisdictions where the Assets are located.

SECTION 5.7 CONFIDENTIALITY

         The Parties acknowledge that the Confidentiality Agreement remains in full force and effect in accordance with its terms, which are incorporated herein by reference, and the Parties agree to be bound thereby in the same manner and to the same extent as if the terms had been set forth herein in full.

SECTION 5.8 FORWARD LOOKING INFORMATION

         In connection with the Purchaser's investigation of the Operations, the Purchaser has received certain estimates, projections and other forecasts for the Operations, and certain plan and budget information (collectively, or individually, " Forward Looking Information" ). The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets and that the Purchaser is familiar with such uncertainties. The Seller makes no representation or warranty in any Transaction Document herein with respect to any Forward Looking Information referred to in this Section 5.8.

SECTION 5.9 NECESSARY CONSENTS

         Between the date hereof and each Facility/ Design Closing Date with respect to the Operations and Assets that are the subject of such Closing:

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(a)      The Seller, for itself and on behalf of the applicable Designated
         Seller agrees to use commercially reasonable efforts to:

         (i) make all notifications and obtain all consents to the Assumed Contracts and license agreements for the Transferred Applications that are required under the terms thereof in order to assign the same to the Purchaser or the applicable Designated Purchaser (collectively, the " NECESSARY CONSENTS"); and

         (ii) comply with applicable Law to commence and pursue diligently such information and consultation process and procedures with workers' councils and employee representatives as are within its control, in accordance with Sections D-1.3 and D-2.3 of Exhibits D-1 and D-2, respectively.

(b) The Purchaser, for itself and on behalf of the applicable Designated Purchaser, agrees to use commercially reasonable efforts to comply with applicable Law to provide diligently sufficient information to enable the Seller itself, and on behalf of the applicable Designated Seller, as necessary to comply with its obligations under Section 5.9(a),

         (collectively, the " NECESSARY CONSENTS" ).

(c)      In the event that either Party becomes aware at any time within four
         (4) months following the applicable Facility/ Design Closing of any Third Party software application that was used by Seller or a Designated Seller primarily in the Operations that is not identified in
         Schedule 1.1(118), such software application will be treated as a Transferred Business Application and Seller, for itself and on behalf of the applicable Designated Seller, agrees to use commercially reasonable efforts to transfer and assign such software application and any license agreements related thereto to Purchaser.

(d) Notwithstanding anything in Section 2.1(3) of this Agreement to the contrary, in the event that obtaining consent to assignment of a license agreement for a Transferred Business Application would require Seller or any Designated Seller or Purchaser or Designated Purchaser to pay money to a Third Party, including any requirement by a licensor that the Seller or Designated Seller make any payments for maintenance for prior periods or the current period, the Parties will cooperate in good faith to negotiate the amount of such payments and each Party will pay either (i) fifty percent (50%) of such amount in order to obtain such consent provided that such payment need not be made if the amount is unreasonable compared to the cost of obtaining a new license or

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                  (ii) fifty percent (50%) of costs incurred to obtain
                  comparable software licences if consent cannot be obtained or the cost of obtaining consent is unreasonable compared to the cost of obtaining a new license.

SECTION 5.10 MAINTAIN INSURANCE

         The Seller shall continue to maintain or cause to be continued in full force and effect until each applicable Closing Date sufficient insurance coverage with respect to the Operations and the Assets.

SECTION 5.11 OPERATIONS AT THE CHATEAUDUN FACILITY

         Prior to the applicable Closing Date, the Designated Seller shall complete the corrective actions to address the following matters described in Schedule 4.16: Item 1(A) (new cooling system); Item 1(B) (battery charging facility, redesign or outsourcing); Item 3 (oil/ water separator); and Item 4 (hydrocarbon containment).

SECTION 5.12 COOPERATION

(1) The Purchaser and the Seller shall cooperate in commercially reasonable fashion with each other and shall cause the Designated Purchasers and the Designated Sellers and their respective officers, employees, agents and representatives to cooperate with each other following each Closing Date to provide for an orderly transition of the Transferring Employees, the Assets and the Assumed Liabilities to the Purchaser and the Designated Purchasers. Save and except for the Transition Payment, each Party shall bear its own out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.11. No Party shall be required by this Section 5.11 to take any action that would unreasonably interfere with the conduct of its business.

(2) Subject to the other provisions of this Agreement and provided it does not interfere with the Seller's, commercial interests or require any payments to any Third Parties, the Seller will provide for a reasonable period of time after the date of this Agreement, reasonable assistance to the Purchaser in encouraging the suppliers and other business associates of the Operations to maintain a similar business arrangement with the Purchaser after the Closing Date as the Seller maintained with such party prior to the Closing Date.

SECTION 5.13 PURCHASER'S ACQUISITION OF SOFTWARE

         The Purchaser acknowledges that, except for the Single Use Desktop Software and the Transferred Business Applications licensed from Third Parties which are to be assigned to the Purchaser or Designated Purchasers as set forth in Schedule 1.1(118), it is not acquiring any right, title or interest in software contained in any computer equipment, which may form part of the Assets. Subject to the provisions of the Shared Services Agreement, if such a license is required to use any Third Party software so contained and the Purchaser is not able to renew or obtain its own

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license for such software, the Purchaser agrees to remove such software from any computer equipment forming part of the Assets no later than sixty (60) days after the applicable Closing Date.

SECTION 5.14 TRANSFERABLE EQUIPMENT

(1) Except to the extent described in Section 2.6 and the remainder of this Section 5.14, Seller does not intend to purchase, or cause to be purchased , any of the Leased Equipment out of lease or to convey, or cause to be conveyed , title to such Leased Equipment to Purchaser or the Designated Purchasers on a country by country basis as part of the transfer of the Facility/ Design Assets for each Facility or the Design Operations, as applicable. Subject to the buyout provision in Section 5.14(2), the Parties agree that the Leased Equipment (as opposed to the leasehold rights related thereto) itself is not intended to form part of the Facility/ Design Assets for such Facility or Design Operations, as applicable, hereunder. The Seller's inability to transfer, or to cause to be transferred, title to any of the Leased Equipment for any particular Facility or the Design Operations, as applicable, as at the relevant Effective Time shall not be considered to constitute a Material Adverse Effect.

(2) If any of the Leased Equipment shall not have been transferred to the Purchaser or the Designated Purchaser within forty-five (45) days after the relevant Closing Date (" TRANSFERABLE EQUIPMENT" ), then the Seller or the Designated Seller, as the case may be, shall promptly initiate the buy-out provisions under the relevant lease agreement in order to transfer, or to cause to be transferred , title to the Transferable Equipment to the Purchaser or the relevant Designated Purchasers within the next forty-five (45) days. The Seller will notify the Purchaser of the proposed transfer date (the "TRANSFERABLE EQUIPMENT TRANSFER DATE" ) and a proposed determination of the fair market value thereof for each piece of Transferable Equipment so being transferred. In the event that the Purchaser does not agree with Seller's proposed fair market value, Purchaser shall so notify Seller and Purchaser and Seller shall use commercially reasonable effects to agree on such fair market value, and if the parties are not able to so agree, then the fair market value shall be determined by the Independent Accountant pursuant to Section 2.4(3) (the " TRANSFERABLE EQUIPMENT TRANSFER VALUE" ). Upon receipt of a bill of sale from the Seller evidencing transfer of title of the Transferable Equipment, the Purchaser agrees to pay to the Seller on the relevant Transferable Equipment Transfer Date, in immediately available US dollar funds, the fair market value (and applicable Transfer Taxes in accordance with Section 5.6 arising out of either the purchase of such Transferable Equipment by the Seller or any of its Affiliates or out of the transfer of such Transferable Equipment to the Purchaser or the relevant Designated Purchaser hereunder). The Seller's ability to only recoup from the Purchaser

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         the Transferable Equipment Transfer Value Portion of any payment to the applicable lessor (and not to recoup from the Purchaser the full buyout payment) pursuant to this Section 5.14(2) is limited only so long as,
         (i) the Purchaser meets the applicable lessor's standard of creditworthiness for its lessees, and (ii) any applicable lessor contractual limitations regarding asset movement outside of North America (i.e., Canada, the United States and Mexico). Once transferred, the Transferable Equipment shall be deemed by the parties to this Agreement to be included with the Owned Equipment and transferred pursuant to the terms of this Agreement as part of the transfer of the Facility/Design Assets for each Facility.

(3) Any temporary use of the Transferable Equipment by the Purchaser and the Designated Purchaser, as the case may be, following the applicable Closing Date and pending the Transferable Equipment Transfer Date shall be governed by the Shared Services Agreement.

SECTION 5.15 INVENTORY PUT OPTION

(1) The Purchaser and the Designated Purchasers shall have the following options to sell to the Seller or the Designated Sellers:

         (a)      all Unused Inventory (the "INVENTORY PUT OPTION" );

         (b) all Unused Unassigned Finished Goods Inventory (the "UNASSIGNED FINISHED GOODS PUT OPTION" ); and

         (c) all Unrepairable Bonepile Inventory (the "BONEPILE INVENTORY PUT OPTION").

(2)      Notwithstanding the foregoing:

         (a) Unused Inventory and the Unused Unassigned Finished Goods Inventory shall be deemed to be reduced by (i) the amount of inventory, if any, of the same kind, or suitable for the same purpose, that is acquired for use by the same Facility (after the applicable Closing) and sold to Seller or Designated Seller during the applicable put period, and (ii) the amount of inventory, if any, of the same kind, or suitable for the same purpose, that is acquired (other than from the same Facility and after the applicable Closing) for use by another facility to which manufacturing is transferred or has been transferred in whole or in part;

         (b) components that are Inventory and subsequently revealed during the Inventory Put Period to have shelf life that has expired as at the applicable Closing Date, or which have a date code expiring during the

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                  Inventory Put Period, shall be reported to the Seller or
                  Designated Seller as soon as reasonably practicable following discovery. Seller or Designated Seller shall either, (i) pay the Purchaser or Designated Purchaser to rework such components in an amount equal to their costs incurred in reworking, (ii) repurchase as soon as reasonably possible such components for the price paid by the Purchaser or Designated Purchaser for such components, or (iii) authorize their use in the Products (provided that to the extent such components are authorized for use in the Products, the Seller or Designated Seller waives any indemnification or warranty rights it may have against the Purchaser or Designated Purchaser in relation to the usage of such components), with respect to the specific condition waived, and the Seller or Designated Seller shall be entitled to select the applicable clause of this sentence that shall apply; and

         (c) components that are Inventory and have a shelf life that expires prior to the end of the applicable Put Period and because of such expired shelf life cannot be consumed within the Put Period in the ordinary course of business, shall be reported to the Seller or Designated Seller as soon as reasonably practicable following discovery. Seller or Designated Seller shall either (i) pay the Purchaser or Designated Purchaser to rework such components in an amount equal to their costs incurred in reworking, (ii) repurchase such components for the price paid by the Purchaser or Designated Purchaser for such components, or (iii) authorize their use in the Products (provided that to the extent such components are authorized for use in the Products, the Seller or Designated Seller waives any indemnification or warranty rights it may have against the Purchaser or Designated Purchaser in relation to the usage of such components with respect to the specific condition waived, and the Seller or Designated Seller shall be entitled to select the applicable clause of this sentence that shall apply). Not withstanding the foregoing, the Purchaser or Designated Purchaser shall use or be deemed to have used such components, assuming they have a useable shelf life, prior to components of the same kind, or suitable for the same purpose, that are acquired by the Purchaser or Designated Purchaser from other than the Seller or Designated Seller.

         (d) At the end of the Inventory Put Period, if the Purchaser or Designated Purchaser physically holds Unused Inventory that has been used, transformed, or otherwise consumed, but has not been sold to the Seller or Designated Seller and cannot be sold to the Seller or Designated Seller in its original state, the Purchaser or Designated Purchaser shall have the right to deem a piece of inventory of the same

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                  kind, or suitable for the same purpose, and equivalent value to be Unused Inventory and can be sold back to the Seller or Designated Seller in place of the original Unused Inventory item.

         (e) At the end of the Unassigned Finished Goods Put Period, if the Purchaser or Designated Purchaser physically holds Unused Unassigned Finished Goods Inventory that has been used, transformed, or otherwise consumed, but has not been sold to the Seller or Designated Seller and cannot be sold to the Seller or Designated Seller in its original state, the Purchaser or Designated Purchaser shall have the right to deem a piece of inventory of the same kind, or suitable for the same purpose, and equivalent value to be Unused Unassigned Finished Goods Inventory and can be sold back to the Seller or Designated Seller in place of the original Unused Unassigned Finished Goods Inventory item.

(3) The applicable put option may be exercised by the Purchaser within ninety (90) days after the expiration of the applicable Inventory Put Period, Unassigned Finished Goods Put Period, or Bonepile Inventory
         Put Period, as the case may be, by sending a notice in writing to the Seller specifying (i) the identity of the Unused Inventory, Unused Unassigned Finished Goods, or Unrepairable Bonepile Inventory; (ii) the quantity of the Unused Inventory, Unused Unassigned Finished Good s or Unrepairable Bonepile Inventory; and (iii) the original purchase price for the Unused Inventory, Unused Unassigned Finished Goods or Unrepairable Bonepile Inventory paid pursuant to this Agreement (individually, or collectively, the "INVENTORY PUT PURCHASE PRICE" ) and (iv) that the Unused Inventory, Unused Unassigned Finished Goods or Unrepairable Bonepile Inventory, has been calculated and determined in accordance with Section 5.14(1) above. The Seller shall have ten (10) Business Days within which to discuss with the Purchaser and the Purchaser shall make itself available to discuss with the Seller any questions or outstanding issues with respect to the Purchaser's exercise of the applicable put option. The Seller shall either (i) pay, or cause the applicable Designated Seller to pay, to the Purchaser the Inventory Put Purchase Price, within thirty (30) Business Days of receipt of each notice of exercise of the applicable put option, or
         (ii) send a written notice to the Purchaser within twenty (20) Business Days of receipt of each notice of exercise of the applicable put option that it objects to the calculation of the Inventory Put Purchase Price, failing which the Seller shall be deemed to have accepted the Inventory Put Purchase Price calculation. Any such written notice of objection from the Seller must state (a) the specific items of Unused Inventory, Unused Unassigned Finished Goods or Unrepairable Bonepile Inventory, which the Seller contends should not be repurchased, and (b) the

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         basis for its position with respect to each of such items of Unused
         Inventory, Unused Unassigned Finished Goods or Unrepairable Bonepile Inventory, which will be limited to mathematical errors or matters of the nature described in Section 5.14(1) and Section 5.14(2) above. In addition, any such written notice of objection must be accompanied within ten (10) Business Days by payment in full for the items of Unused Inventory, Unused Unassigned Finished Goods or Unrepairable Bonepile Inventory which are not subject to such written notice of objection.

(4) If the Seller objects to the Inventory Put Purchase Price calculation pursuant to Section 5.15(3) above then either the Seller or the Purchaser may refer the matter in writing to the Independent Accountant, who will promptly resolve the issue after discussions with each of the Seller and the Purchaser and in consideration of the concerns of each of the Seller and the Purchaser, and will prepare an Inventory Put Purchase Price schedule which shall be final and binding on the Seller and the Purchaser and their respective Affiliates. The Seller shall pay, or cause the applicable Designated Seller to pay, to the Purchaser the balance of the Inventory Put Purchase Price determined by the Independent Accountant (in his capacity as an expert) within ten (10) Business Days of any such determination, together with interest thereon at a rate equal to six percent (6%) per annum, calculated from the last date notice of objection was due pursuant to Section 5.15(3) above.

(5) The foregoing provisions of this Section 5.15 shall not apply to End of Life Inventory or Repair Inventory which shall be dealt with in accordance with the terms and conditions of the Amended and Restated Master Contract Manufacturing Services Agreement and the Repair Services Agreement.

(6) The Purchaser shall provide to the Seller commencing from the first Closing Date until the end of the Inventory Put Period, monthly reports (by part number of the unit quantity and the dollar amount) of the Inventory consumed and Unused Inventory, Bonepile Inventory, and Unassigned Finished Goods remaining at such month end in each Facility. In addition, the Purchaser shall provide, for each Facility and for each facility to which the Purchaser or a Designated Purchaser has transferred Products during the Inventory Put Period, at the end of the applicable put period a list of all inventory of the Purchaser or Designated Purchaser of the same kinds as the Inventory (by a format similar to Schedule 1.1(113)). At any time prior to exercising the applicable put option, if the Purchaser believes any Inventory purchased hereunder is likely to be Unused Inventory or Unused Unassigned Finished Goods, it shall advise the Seller on a reasonably timely basis of such likely Unused Inventory or Unused Unassigned Finished Goods, and shall act in good faith to (a) assist the Seller to identify opportunities (such as demand trends, current forecasts or cross sales) to use or consume such likely Unused

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         Inventory or Unused Unassigned Finished Goods prior to exercising of the applicable put option, and (b) identify any cost-effective opportunities for Purchaser to use or consume such likely Unused Inventory at other Facilities or sites, to the extent practicable; provided, however, that such action by Purchaser and Seller shall not be a condition to the exercise of the applicable put option and the failure by Purchaser to take any such action shall not limit Purchaser's rights under this Section 5.15.

(7) After exercising the applicable put option, the Unused Inventory or Unused Unassigned Finished Goods Inventory, as the case may be, shall at the option of the Seller or Designated Seller be managed on a consignment basis by the applicable provisions of the Amended and Restated Master Contract Manufacturing Services Agreement.

SECTION 5.16 EQUIPMENT PUT OPTION

(1) The Purchaser and the Designated Purchasers shall have the following options to sell to Seller or the Designated Sellers:

         (a) all Initial Obsolete Equipment (" INITIAL OBSOLETE EQUIPMENT PUT OPTION" ); and

         (b) all Subsequent Obsolete Equipment (" SUBSEQUENT OBSOLETE EQUIPMENT PUT OPTION" ).

(2) Notwithstanding the foregoing, the amount of the Initial Obsolete Equipment and Subsequent Obsolete Equipment shall be deemed to be reduced by:

         (a) the amount of Substitutable Equipment purchased or leased by the Purchaser or Designated Purchasers or one of its Affiliates, if any, during the applicable put period , unless such purchased or leased Substitutable Equipment is required to support forecasted requirements in excess of that support by the Initial Obsolete Equipment and Subsequent Obsolete Equipment;

         (b) Equipment which is lost, stolen, destroyed or otherwise damaged (ordinary wear and tear excluded) during the applicable put period ; and

         (c) Equipment that has a depreciated value at the end of the applicable put period of less than five thousand dollars ($5,000) (as calculated in accordance with the provisions of Section 1.1(79)) shall be excluded from the Initial Obsolete Equipment Put Option or the Subsequent Equipment Put Option.

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(3)      If the Purchaser believes at any time prior to the applicable Equipment
         Usage Period or Subsequent Equipment Usage Period that any Equipment is likely to be Initial Obsolete Equipment or Subsequent Obsolete Equipment, the Purchaser shall advise the Seller on a reasonably timely basis of such likely Initial Obsolete Equipment or Subsequent Obsolete Equipment and the Purchaser agrees to act in good faith to (a) assist the Seller to identify opportunities to use such Initial
         Obsolete Equipment or Subsequent Obsolete Equipment prior to such exercise of the applicable put option and (b) identify any cost-effective opportunities for Purchaser to use such Initial Obsolete Equipment or Subsequent Obsolete Equipment including at other
         Facilities or Purchaser sites, to the extent practicable, provided that such action by Purchaser and Seller shall not be a condition to the exercise of the applicable put option, and the failure by Purchaser to take any such action shall not limit Purchaser's rights under this
         Section 5.16.

(4) The applicable put option may be exercised by the Purchaser within sixty (60) days after the expiration of the Equipment Put Usage Period or Subsequent Equipment Usage Period, as the case may be, by sending a notice in writing to the Seller specifying (i) the identity of the Initial Obsolete Equipment or Subsequent Obsolete Equipment; (ii) the purchase price for the Initial Obsolete Equipment or Subsequent Obsolete Equipment paid pursuant to this Agreement, less applicable depreciation under GAAP (individually or collectively, the "EQUIPMENT PUT PURCHASE PRICE"); and (iii) that the Initial Obsolete Equipment or Subsequent Obsolete Equipment has been calculated and determined in accordance with Section 5.16(1) and Section 5.16(2). The Seller shall have ten (10) Business Days within which to discuss with the Purchaser and the Purchaser shall make itself available to discuss with the Seller any questions or outstanding issues with respect to the Purchaser's exercise of the applicable put option. The Seller shall either (i) pay, or cause the applicable Designated Seller to pay, to the Purchaser the Equipment Put Purchase Price, within thirty (30) Business Days of receipt of each notice of exercise of the applicable put option, or (ii) send a written notice to the Purchaser within twenty (20) Business Days of receipt of each notice of exercise of the applicable put option that it objects to the calculation of the Equipment Put Purchase Price, failing which the Seller shall be deemed to have accepted the Equipment Put Purchase Price calculation. Any such written notice of objection from the Seller must state (a) the specific items of Initial Obsolete Equipment or Subsequent Obsolete Equipment which the Seller contends should not be included within the Equipment to be repurchased, and (b) the basis for its position with respect to each of such items of Initial Obsolete Equipment or Subsequent Obsolete Equipment which will be limited to mathematical errors or matters of the nature described in Section 5.16(1) and Section 5.16(2) above. In addition, any such

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         written notice of objection must be accompanied within ten (10)
         Business Days by payment in full for the items of Initial Obsolete Equipment or Subsequent Obsolete Equipment which are not subject to such written notice of objection.

(5) If any of the Initial Obsolete Equipment or Subsequent Obsolete Equipment subject to put option by the Purchaser or applicable Designated Purchaser is not Transferable Equipment (i.e., a leasehold interest only in favour of the Purchaser or Designated Purchaser), then the remedy for exercising the Initial Obsolete Equipment Put Option or Subsequent Obsolete Equipment Put Option, as the case may be, is not for the Seller or Designated Seller to pay an Equipment Purchase Price for such equipment, but rather for the Purchaser or Designated Purchaser, as determined by the Purchaser in its sole reasonable discretion, (i) to terminate the applicable lease without cost or penalty to the Purchaser or Designated Purchaser, or (ii) to reassign the applicable lease back to the Seller or Designated Seller without cost or penalty to the Purchaser or Designated Purchaser.

(6) If the Seller objects to the Equipment Put Purchase Price calculation pursuant to Section 5.16(1) and Section 5.16(2) above then either the Seller or the Purchaser may refer the matter in writing to the Independent Accountant, who will promptly resolve the issue after discussions with each of the Seller and the Purchaser and in consideration of the concerns of each of the Seller and the Purchaser, and will prepare an Equipment Put Purchase Price schedule which shall be final and binding on the Seller and the Purchaser. The Seller shall pay, or cause the applicable Designated Seller to pay, to the Purchaser the balance of the Equipment Put Purchase Price determined by the Independent Accountant (acting as an expert and not as an arbitrator) within ten (10) Business Days of any such determination, together with interest thereon at a rate equal to six percent (6%) per annum, calculated from the last date notice of objection was due pursuant to Section 5.16(1) and Section 5.16(2) above.

(7) At the request of the Seller, the Purchaser shall provide to the Seller, to the extent reasonably practicable, such regular written reports relating to the Equipment (including Transferable Equipment deemed included in Owned Equipment pursuant to Section 5.14) as Seller may reasonably request as may be necessary to enable the Seller to comply with its statutory financial reporting requirements in relation to the accounting of the Equipment.

SECTION 5.17 CONSIGNMENT OBLIGATIONS

         All Inventory and Repair Inventory used in connection with the Products and not purchased by the Purchaser or Designated Purchaser because it is not forecasted

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to be used by the Purchaser in the twelve (12) months from the applicable
Closing will be deemed "Consigned Inventory" as defined in the Amended and Restated Master Contract Manufacturing Services Agreement and the Repair Services Agreement, respectively, and as of the applicable Closing Date is consigned to the Purchaser or Designated Purchaser in accordance with such agreements.

SECTION 5.18 TRANSITION EXPENSE PAYMENT

          The Seller agrees to pay to the Purchaser the amount of forty million two hundred thousand dollars ($40,200,000) in respect of first year transitional expenses that will be incurred by the Purchaser in relation to its acquisition of the Operations (the "Transition Payment"). The Transition Payment shall be paid by wire transfer in accordance with the payment provisions set forth in
Schedule 2.3(2).

SECTION 5.19 OPERATIONS AT CHATEAUDUN FACILITY

         Except as otherwise provided for in Section 5.28, prior to the Closing with respect to the Assets located at the Chateaudun Facility, the Seller shall cause the entity owning such Assets to contribute such Assets (including the French Real Estate but excluding the intangible assets described in Section 2.1(1) to French Newco, and shall cause such entity to assume any associated Assumed Liabilities. The Purchaser and the Seller each undertakes to comply with the provisions of Article 34 of Decree no. 77-1133 of September 21, 1977 .by notifying the relevant prefect (prefet) of the change in the operation of the Chateaud Facility as soon as practicable, and in any event within thirty
(30) days the contribution of the French Assets to French New co.

SECTION 5.20 GDNT ASSET SALE DISCUSSIONS

         The Primary Parties agree to enter into principled negotiations within one hundred and eighty (180) days of the initial Closing to discuss a possible transaction whereby the Seller would transfer to the Purchaser certain assets of Guandong-Nortel Limited Liability Company ("GDNT ASSETS") on mutually beneficial terms and conditions. The Primary Parties acknowledge that there is no positive obligation to transfer the GDNT Assets arising from this Section 5.20 and this covenant does not constitute a right of refusal for either Purchaser or the Designated Purchasers to purchase the GDNT Assets.

SECTION 5.21 MONKSTOWN INCENTIVE GRANT

         The Seller received certain financial incentives from the Department of Enterprise, Trade and Investment acting through the Executive of the Industrial Development Board of Northern Ireland ("MONKSTOWN DEVELOPMENT AGENCY"), pursuant to a financial assistance agreement dated February 14, 2001 between Nortel PLC and the Department of Enterprise ("MONKSTOWN GRANT") in exchange for agreeing to maintain certain employment levels at the Monkstown Facility. The Seller and the Purchaser agree to approach the Monkstown Development Agency

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*** Portions of this exhibit have been omitted pursuant to a request for confidential treatment and that material has been filed separately with the Securities and Exchange Commission.
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within two (2) weeks of the date hereof to negotiate in good faith an apportionment between the Parties of the repayment obligations related to the Monkstown Grant, in order that Purchaser or a Designated Purchaser shall assume a share of the financial obligations thereunder based upon the proportion that the Transferring Employees at Monkstown Facility, represent of the total number of Designated Seller employees at Monkstown. If the Monkstown Development Agency agrees to such apportionment, the execution and delivery of the appropriate assumption document by Purchaser or a Designated Purchaser shall be added as a Closing condition to this Agreement under Article 8, provided, however, the Seller shall indemnify and hold harmless the Purchaser and its Affiliates from and against all Losses that the Purchaser or any of its Affiliates may suffer, sustain or become subject to as a result of the Monkstown Grant (including any portion thereof assumed by Purchaser or a Designated Purchaser) or as a result of the failure by Seller or its Affiliates to comply with the terms and conditions thereof or maintain any required level of employment. The Purchaser or a Designated Purchaser shall promptly notify Seller of (1) any anticipated reduction in the number of employees at the Monkstown Facility; and (2) any claim asserted by the Monkstown Development Agency, and shall permit Seller to negotiate with the Monkstown Development Agency in order to reduce or eliminate any amounts claimable or claimed.

SECTION 5.22 VSHA PRICE SETTING

         No later than forty-five (45) days prior to the anticipated initial Closing Date, each of Seller and Purchaser shall cause their respective pricing teams to meet and negotiate in good faith, and in accordance with the pricing process agreed upon by the Parties prior to the date hereof, the prices for the Products to be ordered by Seller pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement's Virtual Systems House Agreements related to the respective Facility VSHA's. The Parties acknowledge that their intent is to have the VSHA Product prices set no later than ten (10) days prior to the anticipated Facility applicable Closing Date.

SECTION 5.23 EQUIPMENT AT THIRD PARTY LOCATIONS

         The Seller shall take such action as may be necessary or appropriate in order that the Purchaser and the applicable Designated Purchaser shall have reasonable access to any Equipment at Third Party Locations, and Seller shall after the relevant Closing Date cooperate with the Purchaser as reasonably requested to facilitate access to such Equipment at Third Party Location in order for the Purchaser or Designated Purchaser to relocate such Equipment at Third Party Locations to a Facility.

SECTION 5.24 CUCW COLLECTIVE LABOUR AGREEMENT

         The Seller and its Affiliates shall not enter into any amendment, modification, replacement or supplement to the Collective Labour Agreement between the Seller

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and the CUCW without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

SECTION 5.25 COVENANT NOT TO SUE

         Notwithstanding any other provisions of this Agreement, Purchaser, Designated Purchasers and its or their respective Affiliates and employees, agents or customers shall have the unrestricted right to use for any purpose the Residual Knowledge. Each of the Seller and each of the Designated Sellers, on behalf of themselves and their Affiliates irrevocably release Purchaser, Designated Purchasers and its or their respective Affiliates, agents, employees or customers, from any and all causes of action, claims, of any kind whatsoever which it may have, arising after the first Closing Date, with respect to the use by the Purchaser, any Designated Purchaser or any of its or their Affiliates, agents, employees or customers, of the Residual Knowledge and agrees not to claim or assert that any such use violates any Intellectual Property rights of Seller or any Designated Seller. The rights of Purchaser, Designated Purchasers and its or their respective Affiliates, employees, agents and customers to use Residual Knowledge in accordance with this Agreement will not be deemed to grant to Purchaser, Designated Purchasers and its or their respective Affiliates, agents or customers any rights or licenses under the Seller's or any of its Affiliate's patents, copyrights or trademarks.

SECTION 5.26 POST CLOSING TAX LIENS

         If after the relevant Closing Date a Lien, other than a Permitted Encumbrance, which relates to Taxes for any period or portion thereof ending prior to the relevant Effective Time is asserted against or placed on any of the Assets, Seller shall, or shall use its reasonable best efforts to cause the appropriate Designated Seller to, satisfy such Lien and cause it to be released; provided, however, that if the Seller or Designated Seller, as applicable, is in good faith contesting a Lien in accordance with applicable Law, then so long as Seller or Designated Seller, as applicable, is diligently pursuing such action it may continue to dispute such Lien to the conclusion of the action (but shall take all steps, including but not limited to the posting of a bond or other security, that may be necessary to enable the Purchaser or a Designated Purchaser, as applicable, may have the use and benefits of such Assets while the action is proceeding and may dispose of or sell such Assets free of such Lien).

SECTION 5.27 EMPLOYER PAYROLL CONTRIBUTION REIMBURSEMENT

(1) To the extent that the Excess CPP/ QPP/ EI Amount is not recovered by the Purchaser or Designated Purchaser under the Product prices (although the intent of the Parties is not to include it at this time) under the Amended and Restated Contract Manufacturing Services Agreement, the Seller agrees to pay one half (1/2) of the Excess CPP/ QPP/ EI Amount to the Purchaser.

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(2)      Within ninety (90) days following the end of the calendar year in which an applicable Closing has occurred, Seller shall send to Purchaser a statement showing the Total Seller CPP/ QPP/ EI Payments and the
         Maximum CPP/ QPP/ EI Amounts for such year and Purchaser shall send to Seller a statement showing the Total Purchaser CPP/ QPP/ EI Payments for such year. If a Party desires to review the basis for the statement from the other Party it shall have thirty (30) days following receipt of such statement in which to do so, and the Party which sent the statement shall allow the other Party access to such information as may be reasonably required to allow the receiving Party to review the amounts indicated in such statement. Following the end of such thirty
         (30) day period, the Seller shall promptly prepare a final statement listing the Total Seller CPP/ QPP/ EI Payments, the Total Purchaser
         CPP/ QPP/ EI Payments, the Maximum CPP/ QPP/ EI Amount and the Excess CPP/ QPP/ EI Amount, and shall send such final statement and one-half (1/2) of the Excess CPP/ QPP/ EI Amount, if any, to the Purchaser.

(3) If either Party disputes the amount shown on the other Party's initial statement (e.g., the Total Seller CPP/ QPP/ EI Payment or the Total Purchaser CPP/ QPP/ EI Payments), any such dispute shall be submitted to the Independent Accountant for resolution, and the cost relating thereto shall be borne as set forth in Section 9.27.

SECTION 5.28 TRANSFER OF ASSETS TO FRENCH NEWCO

(1) No later than the French Facility/ Design Closing, the Seller shall cause the applicable Designated Seller to transfer all of the French Contributed Assets to French Newco by way of contribution, and shall cause French Newco to assume any associated Assumed Liabilities. The Seller shall consult with the Purchaser to the extent practicable regarding the formation of French Newco.

(2) As of the French Designated Closing, French Newco shall (i) have no activity other than the Operations at the Chateaudun Facility, (ii) hold no assets other than its share capital and the French Contributed Assets, and (iii) not have carried on the business as a going concern for more than three (3) Business Days prior to the applicable Effective Date and any liability, not incurred in the ordinary course, for any such short period shall be addressed through an appropriate adjustment mechanism to the French Newco share value or an appropriate asset/ liability adjustment.

(3) The Seller shall be responsible to complete or cause to complete all formalities required by French law with respect to the contribution to French Newco (i) that have to be carried out prior to or concurrent with the completion of such contribution, or (ii) that have to be carried out subsequent to the completion of such contribution and may practically be completed prior to or


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         concurrent with the French Facility/Design closing. The Seller and the
         Purchaser each undertake to cooperate in order to complete or cause to complete all formalities required by French law with respect to the contribution to French Newco that have to be carried out subsequent to the completion of such contribution and could not practically be completed prior to or concurrent with the French Facility/ Design Closing.

(4) The Seller undertakes to cause French Newco to comply with the provisions of Article 34 of Decree no. 77-1133 of September 21, 1977 by notifying the relevant prefect (prefet) of the change in the operation of the Chateaudun Facility as soon as practicable after the completion of the contribution to French Newco, and in any event no later than the French Facility/ Design Closing.

(5) Notwithstanding the other provisions of this Section 5.28 or otherwise in this Agreement, in the event (i) the Parties have mutually agreed to proceed with the establishment of French Newco as set forth in Section 5.28(i) , and (ii) that the applicable Designated Seller is unable prior to August 1, 2005 to produce the audited financial statements required to effect the transfer the French Contributed Assets to French Newco as set forth in Section 5.28(1), the Parties acknowledge and agree that instead of a sale of the shares of French Newco as contemplated in Section 2.1(1)(p), the French Contributed Assets shall be sold instead through an asset transaction in the same manner as for the other Facility/ Design Closings referenced in Article 2. In such case, notwithstanding Section 5.6(6), Purchaser shall not be responsible for any of the costs of establishing French Newco and the Seller shall also reimburse the Purchaser for one-half (1/2) of the carry costs of any Refundable Taxes for up to a nine (9) month period arising as a result thereof, based on an assumed carrying cost interest rate for this period equal to six (6%) percent per annum.

(6) Notwithstanding the other provisions of this Section 5.28 or otherwise in this Agreement, in the event the Parties do not proceed with the establishment of French Newco as set forth in Section 5.28(1) on the basis that either (i) the transfer of the French Contributed Assets cannot be made effective within three (3) Business Days of the Effective Time of the French/ Design Closing or, (ii) either Party determines not to proceed with the establishment of French Newco within two (2) weeks of the signing of this Agreement, the Parties acknowledge and agree that instead of a sale of the shares of French Newco as contemplated in Section 2.1(1)(p), the French Contributed Assets shall be sold instead through an asset transaction in the same manner as for the other Facility/ Design Closings referenced in Article 2. In such case, the costs of establishing French Newco, including the allocation of all the related Transfer Taxes, shall be as set forth in Section 5.6(6).

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SECTION 5.29 REIMBURSEMENT FOR FRENCH ACCRUALS

         The Seller shall reimburse the Purchaser and the Designated Purchasers at any time after Closing for amounts accrued as of Closing for the French Transferring Employees (and subsequently paid out to these French Transferring Employees) in relation to any retraite and medaille du travail entitlements, determined in accordance with GAAP and such amounts jointly reviewed by the Parties prior to the applicable Facility/ Design Closing. The Seller maintains the right in its sole discretion to pay out to the Purchaser at any time the per employee lump sum amount (as such amounts are updated using the calculation methodology used by and consistent with the books and records of the Designated Seller and confirmed as at the applicable Facility/ Design Closing Date, provided that such methodology is in accordance with GAAP) for each French Transferring Employee who at that time is employed by Purchaser or Designated Purchasers.

SECTION 5.30 RESTATEMENT ADJUSTMENTS

         To the extent that completion of the restatement of the Seller's financial statements disclosed in Schedule 4.3 occurs after an applicable Closing Date and results in further adjustment to the books and records of the Seller or Designated Sellers such that the values set forth in the applicable Closing Statement of Assets and Liabilities would have been more favourable to the Purchaser if such Statement had reflected the restated amounts, then, notwithstanding the period for adjustments or disputes set forth in Section 2.4 shall have passed, there shall be a corresponding adjustment to the applicable Closing Statement of Assets and Liabilities in accordance with the provisions set forth in Section 2.4.

SECTION 5.31 MINDREADY EMPLOYEES

         The Parties intend a Master Services Agreement between Nortel Networks Limited and Mindready Solutions Inc. " MINDREADY" ) dated January 27, 2002 for the provision of calibration and test building services be assigned to Purchaser or a Designated Purchaser. However, as the CUCW filed a labour grievance against Seller, regarding Seller's business transaction with Mindready (" THE GRIEVANCE" ), which has not yet been finally adjudicated, the Parties agree as follows:

(1) If prior to the applicable Closing Date, Arbitrator Lussier's arbitration decision (relating to the Grievance) is upheld following judicial review, or alternatively, Seller settles the Grievance with the CUCW and, as a consequence, certain Mindready employees become employees of Seller or Designated Seller, then:

         (a) the names and related Employee Information of such individuals (or their replacements, given that the list of individuals is subject at all times to change in accordance with the provisions of the CUCW Collective Labour Agreement) will be added to the Employee

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                  Schedules as contemplated in Section 5.1(3)(a), and they shall become Transferring Quebec Employees and be employed by Purchaser or Designated Purchaser on the terms and conditions of the CUCW Collective Labour Agreement and in accordance with the provisions of Article 6 and Exhibit D-5, and

         (b) the Mindready contract will be removed from the list of "Assumed Contracts" and will be retained by Seller.

(2) If on the applicable Closing Date, Arbitrator Lussier's arbitration decision has not been finally adjudicated or settled and, as a consequence, the individuals remain employees of Mindready, then the Mindready contract shall be an Assumed Contract, with the result that Flextronics will be required to use such Mindready employees to perform calibration and test set build work.

(3) If subsequent to the applicable Closing Date, and thus following Purchaser or Designated Purchaser's assumption of the Mindready contract, Arbitrator Lussier's arbitration decision is upheld following judicial review, or alternatively, Seller settles that Grievance with the CUCW and, as a consequence, certain Mindready employees become employees of Seller or Designated Seller, then:

         (a) the Parties will enter into a post-Closing amendment to this Agreement in order that the individuals be treated in the same manner as if they had been Transferring Quebec Employees as of the applicable Closing Date, and they shall be employed by Purchaser or Designated Purchaser on the terms and conditions of the CUCW Collective Labour Agreement and in accordance with the provisions of Article 6 and Exhibit D-5, and

         (b) if the Mindready contract cannot, as a result of any terms and conditions existing in such contract at the applicable Closing Date and not as a result of any actions or omission by Purchaser or Designated Purchaser, be terminated by Purchaser or Designated Purchaser without additional cost, the Purchaser or Designated Purchaser shall assign the Mindready contract back to Seller.

(4) If subsequent to the applicable Closing Date Arbitrator Lussier's arbitration decision is reversed following final judicial review and, as a consequence, the individuals remain employees of Mindready, then the Mindready contract shall remain an Assumed Contract of Purchaser or Designated Purchaser.

(5) If any action taken by the parties pursuant to this Section 5.31 would have, or could reasonably have been expected to have, affected the Product pricing

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         (whether upward or downward) had such action been taken prior to the completion of the VSHA pricing setting process set forth in Section 5.22, then the applicable Parties agree to follow, after the applicable Closing, the process set forth in Section 11.1.1 of the Amended and Restated Master Contract Manufacturing Services Agreement for renegotiating "Prices" (as that term is defined therein) to reflect such action.

SECTION 5.32 SECURITY DOCUMENTATION

         The Purchaser shall deliver at the first Facility/ Design Closing the Security Documentation in customary form acceptable to the Seller and the Purchaser and containing such provisions as are necessary or appropriate to provide the Seller with a first priority (subject to permitted encumbrances) fully perfected security interest in the shares of French Newco, the Equipment and the Inventory (collectively, the "SECURED ASSETS"). If and to the extent the Purchaser causes a Designated Purchaser (other than the Purchaser) to purchase all or a portion of the Secured Assets, then the Purchaser shall cause such Designated Purchaser, on or prior to the Closing in respect of the relevant Secured Assets, to agree to be bound by this Agreement in respect of such Secured Assets as if it were the Purchaser under this Agreement, but without prejudice to the liabilities of the Purchaser hereunder, or enter into with the Seller or applicable Designated Seller of the relevant Secured Assets an asset purchase agreement in substantially the form of this agreement and the Purchaser shall guarantee, and cause such Designated Purchaser to perform, all of the obligations of such Designated Purchaser under this Agreement, any other asset purchase agreement executed and delivered pursuant hereto and any other agreement or instrument delivered pursuant to this Agreement or any such other asset purchase agreement. The Purchaser or applicable Designated Purchaser shall also be permitted after the first Facility/ Design Closing to have an Affiliate of the Purchaser purchase all or a portion of the Secured Assets provided the same procedure in relation to the sale of the Secured Assets from the Purchaser to the Designated Purchaser (other than the Purchaser) is followed, mutatis mutandis.

SECTION 5.33 FACILITIES LICENSES

         No later than forty-five (45) days prior to the anticipated first Closing Date, each of Seller and Purchaser shall determine, and in the event of any disagreements shall negotiate in good faith with a view towards reaching agreement by such date as to use (i) which sites, in addition to those at which the Design Operations are conducted at the Ottawa Lab 2/ Lab 10 Facility and the Monkstown Facility, will be the subject Licenses of Space, (ii) the space to be licensed in each such site, (iii) the fees to be paid under each License of Space (which represent the Seller's costs of owning and maintaining the space to be licensed); (iv) the term of each License of Space; and (v) any other modifications that may be appropriate to the form of License of Space. The Parties acknowledge that their intent is to have the cost of the Licenses of Space determined prior to the establishment of the initial VSHA Product

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prices. Notwithstanding any general obligation of the Parties to mitigate Losses pursuant to the terms of this Agreement or otherwise under applicable Law, the Parties expressly acknowledge and agree that, if the Seller or its Affiliate intends to market the Monkstown Facility either (i) for lease as a complete facility, or (ii) for sale, then the Seller and its Affiliates shall not be required to mitigate the Monkstown Real Property Losses through the leasing or licensing of space at the Monkstown Facility to any third party (which for greater certainty includes any Affiliate of the Seller or Designated Sellers.)

SECTION 5.34 ANNUAL INCENTIVE BONUS

(1) In the event that Seller decides to award SUCCESS bonuses to eligible Employees in respect of SUCCESS Plan year 2004, such Employees whose Employment Transfer Date occurs in calendar year 2004 will receive a bonus payment at or about the same time in 2005 that other eligible Seller employees receive their bonus payment. Transferred Employees' bonus will be paid by Purchaser or Designated Purchaser in an amount that is equal to the amount such Transferred Employee would have received, in Seller's sole discretion, had he or she remained an employee of Seller or Seller Affiliate through calendar year 2004, and satisfied any and all other criteria required by Seller. Any such payment is deemed not to be a payment under the Nortel Networks SUCCESS Plan.

         The amount of the bonus that will be paid by the Purchaser or Designated Purchaser and the rules for determining the amount of the bonus, shall be determined by Seller in its sole discretion. The Purchaser or Designated Purchaser agree to make payment of the bonus to each Transferred Employee within forty five (45) calendar days following written notice from Seller as to the amount of the bonus with respect to each Transferred Employee. For the avoidance of doubt, the Purchaser or Designated Purchaser's obligation to make payment of the bonuses shall be an Assumed Liability.

         Seller shall reimburse Purchaser the Seller's pro-rata share of any bonus amounts paid, together with any payroll taxes required to be paid by Purchaser or the Designated Purchaser with respect to such bonus amounts paid based on the number of months in 2004 the Transferred Employee was employed by Seller or Designated Seller. For the avoidance of doubt, Seller's pro-rata share of the bonus payments shall be an Excluded Liability.

(2) In the event that Seller decides to award SUCCESS bonuses to eligible Employees in respect of SUCCESS Plan year 2004, such Employees whose Employment Transfer Date occurs in calendar year 2005 will receive a 2004 bonus payment at or about the same time in 2005 that other eligible Seller

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         employees receive their bonus payment. The bonus will be paid directly by Seller to the Employees.

(3) In the event that Seller decides to award SUCCESS bonuses to eligible Employees in respect of SUCCESS Plan year 2005, any such Employee whose Employment Transfer Date occurs in calendar year 2005 will receive a bonus payment at or about the same time in 2006 that other eligible Seller employees receive their bonus payment. Transferred Employees' bonus will be paid by Purchaser or Designated Purchaser. Any such payment is deemed not to be a payment under the Nortel Networks SUCCESS Plan and the payment will be equal to a pro rata portion of the bonus that would have been payable for the full year, based on the number of months in 2005 that the Transferred Employee was employed by Seller or Seller Affiliate. The actual amount of the bonus that is paid by the Purchaser or Designated Purchaser and the rules for determining the amount of the bonus, shall be determined by Seller in its sole discretion. The Purchaser or Designated Purchaser agrees to make the bonus payment to each Transferred Employee within forty five (45) calendar days following written notice from Seller as to the amount of the bonus with respect to each Transferred Employee. For the avoidance of doubt, the Purchaser or Designated Purchaser's obligation to make payment of the bonuses pursuant to this subsection shall be an Assumed Liability.

         Seller shall reimburse Purchaser the bonus amounts paid by Purchaser pursuant to this subsection together with any payroll taxes required to be paid by Purchaser or the Designated Purchaser with respect to each bonus amount paid. For the avoidance of doubt the bonus payments paid by Purchaser pursuant to this subsection are an Excluded Liability.

                                    ARTICLE 6
                     EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

SECTION 6.1 GENERAL

         Each of the Parties agrees as follows in connection with matters relating to employment and employee benefits:

         (a) The Parties agree to, and agree to cause their Affiliates to, comply with the provisions set forth in Article 6 and Exhibit D-1 through D-9B and the other Transaction Documents with regard to the treatment of the Transferring Employees;

         (b) Seller and Purchaser agree as to certain employment and employee benefit matters including the allocation of responsibility for certain associated liabilities as set forth in Article 6 and Exhibit D-1 through D-9B;

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         (c)      For a period not less than eighteen (18) months following the
                  Effective Date, the Purchaser and the Designated Purchasers shall not, except with the Seller's prior written consent, solicit for employment or hire any of the employees of the Seller or Designated Sellers who continue employment with or voluntarily terminate employment with the Seller or Designated Sellers or any Employees who have rejected the employment offer of the Purchaser or Designated Purchasers or objected to their transfer of employment to the Purchaser or Designated Purchasers pursuant to this Agreement. Notwithstanding the foregoing, nothing in this Section 6.1(c) shall prevent the Purchaser or the Designated Purchasers from (i) conducting generalized employment searches that are not focused on such employees or former employees of the Seller or Designated Sellers or (ii) hiring such employees or former employees of the Seller or Designated Sellers identified through such employment searches;

         (d) For a period not less than eighteen (18) months following the Effective Date, the Seller and the Designated Sellers shall not, except with the Purchaser's prior written consent, solicit for employment or hire any Transferring Employee; and

         (e) Seller and Purchaser agree that there will be no transfer (from Seller to Purchaser) of any assets or liabilities with respect to any accrued pension benefits or other employment-related benefits accrued as of the applicable Closing Date, with the exception of vacation days as set out in Schedule 4.12(9) or as otherwise required by applicable Law.

                                   ARTICLE 7
                          SURVIVAL AND INDEMNIFICATION

SECTION 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations, warranties, covenants and agreements set forth in this Agreement, the Local Sale Agreements, the Shared Services Agreement, the Nortel Proprietary Software License Agreement, or in any writing or certificate delivered at a Closing in connection with such Closing shall survive the Closings. Notwithstanding anything to the contrary in this Agreement, the Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement or the Nortel Proprietary Software License Agreement with respect to
(i) the representations and warranties contained in any such agreement and (ii) the covenants and agreements contained in any such agreement that by their terms contemplate compliance or performance prior to or concurrent with the applicable Closing, no Party will have any liability with respect thereto and no Party will be entitled to recover any indemnification for any Losses pursuant to any such agreement or otherwise recover in respect thereof unless written notice of a claim for

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Losses (given in good faith and specifying, in reasonable detail, the nature thereof) is delivered to the applicable Party pursuant to the notice provisions of Section 9.10 before the Applicable Notice Date. For purposes of this Agreement, the term "APPLICABLE NOTICE DATE" shall mean the date eighteen (18) months after the last Closing Date; provided, however, that with respect to any Loss arising from or related to:

         (a) a breach of the representations and warranties of the Purchaser set forth in Section 3.1 and Section 3.2, or a breach of the representations and warranties of the Seller set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.16,
                  Section 4.18(a) and Section 4.20, or a breach of the covenants of the Purchaser and the Seller set forth in Section 5.3, the Applicable Notice Date shall be three (3) years following the last Closing Date;

         (b) a breach of the representations and warranties of the Seller set forth in Section 4.11 and Section 4.12 and a breach of the representations and warranties of the Purchaser set forth in
                  Section 3.6, the Applicable Notice Date shall mean the two (2) year anniversary of the relevant Employee Transfer;

         (c) a breach of the representations and warranties of the Seller set forth in Section 4.7, a breach of the representations and warranties of the Purchaser set forth in Section 3.3, and a breach of the covenants of the Purchaser and the Seller set forth in Section 5.6(2), the Applicable Notice Date shall be no later than the expiry of the applicable statute bar date or upon a final determination either by a Tax authority or a court or tribunal of competent jurisdiction;

         (d)      a breach of the payment obligation of the Seller pursuant to
                  Section 5.15 and Section 5.16, the Applicable Notice Date shall mean the two (2) year anniversary from the relevant Closing Date; and

         (e) any obligation or liability of the Seller or a Designated Seller to Third Parties which arises out of or is related to the Assets or the conduct of any part of the Operations by the Seller, any Designated Seller or any of the Seller's Affiliates prior to the relevant Effective Time and that is not an Assumed Liability or otherwise assumed by the Purchaser or a Designated Purchaser pursuant to this Agreement, the Local Sale Agreements, the Shared Services Agreement, the Brazil Asset Purchase Agreement and the Nortel Proprietary Software License Agreement the Applicable Notice Date shall be the expiry of the applicable statute bar date;

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         (f)      any obligation or liability of the Purchaser or a Designated
                  Purchaser to Third Parties which arises out of or is related to the Assets, the Assumed Liabilities, or the conduct of any part of the Operations by the Purchaser, any Designated Purchaser or any of Seller's Affiliates from and after the relevant Effective Time except to the extent such liability or obligation is a liability or obligation of the Seller or any Designated Seller pursuant to this Agreement, the Local Sale Agreements, Shared Services Agreement, the Brazil Asset Purchase Agreement and the Nortel Proprietary Software License Agreement the Applicable Notice Date shall be the expiry of the applicable statute bar date; and

         (g) any intentional misrepresentation or fraud, the Applicable Notice Date shall be the expiry of the applicable statute bar date.

         For greater certainty, the provisions of this Article 7 shall not apply, without limitation, to the PRBA, the Amended and Restated Master Contract Manufacturing Services Agreement, each Real Property Lease, the Confidentiality Agreement, the Repair Services Agreement, and the Logistics Services Agreement.

SECTION 7.2 INDEMNIFICATION OBLIGATIONS OF THE SELLER

(1) Subject to the other provisions of this Article 7, the Seller shall indemnify and hold harmless the Purchaser and its Affiliates and, to the extent named in any Third Party Action, any of the Purchaser's or its Affiliates' employees (other than Transferring Employees themselves with respect to their actions or inactions on or prior to their Employment Transfer Date), officers or directors (collectively, the "PURCHASER INDEMNITEES") from and against any Losses that any Purchaser Indemnitee may suffer, sustain or become subject to, as a result of:

         (a) the breach by the Seller or any of its Affiliates of any representation or warranty made by the Seller or any of its Affiliates in this Agreement, each Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement and the Nortel Proprietary Software License Agreement as applicable, or any certificate delivered at a Closing pursuant to any such agreement;

         (b) the breach prior to or concurrent with an applicable Closing by the Seller or any of its Affiliates of any covenant or agreement made by the Seller or any of its Affiliates in this Agreement, any of the Local Sale Agreements, the Shared Services Agreement, the Brazil Asset Purchase Agreement, the Nortel Proprietary Software License Agreement or any certificate delivered at such Closing pursuant to any such agreement

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                  that, in any such case, by its terms contemplates compliance or performance at or prior to such relevant Closing;

         (c) any obligation or liability of Seller or a Designated Seller to Third Parties which arises out of or is related to the Assets or the conduct of any part of the Operations by the Seller, any Designated Seller or any of Seller's Affiliates, prior to the relevant Effective Time except to the extent such liability or obligation is an Assumed Liability or otherwise assumed by the Purchaser or any Designated Purchaser pursuant to this Agreement, the Local Sale Agreements, the Shared Services Agreement, the Brazil Asset Purchase Agreement or the Nortel Proprietary Software License Agreement;

         (d) the breach after a relevant Closing by the Seller or any of its Affiliates of any covenant or agreement made by the Seller or any of its Affiliates in this Agreement, any of the Local Sale Agreements, the Shared Services Agreement, the Brazil Asset Purchase Agreement or the Nortel Proprietary Software License Agreement; and

         (e) or any certificate delivered at such Closing pursuant to any such agreement that, in any such case, by its terms contemplates compliance or performance after such relevant Closing.

(2) The Seller and the Designated Sellers shall discharge all of their respective obligations in respect of the Transferring Employees for their own account prior to the applicable Effective Time, and shall indemnify the Purchaser Indemnitees and keep the Purchaser Indemnitees indemnified against all Losses that the Purchaser or Designated Purchaser, as the case may be, suffer in connection with the employment by the Seller, or the Designated Seller, as the case may be, of any Transferring Employees arising before the applicable Effective Time, including any act, fault or omission by the Seller or the Designated Sellers, as the case may be, in relation to a failure to discharge such obligations in respect of the Transferring Employees arising before the applicable Effective Date.

SECTION 7.3 INDEMNIFICATION OBLIGATIONS OF THE PURCHASER

(1) Subject to the other provisions of this Article 7, the Purchaser shall indemnify and hold harmless the Seller and its Affiliates and, to the extent named in any Third Party Action, any of the Seller's or its Affiliates' employees, officers or directors (collectively, the "SELLER INDEMNITEES"), from and against any Losses that any Seller Indemnitee may suffer, sustain or become subject to, as a result of:

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         (a)      a breach by the Purchaser or any of its Affiliates of any
                  representation or warranty made by the Purchaser or any of its Affiliates, as the case may be, in this Agreement, any Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement, the Nortel Proprietary Software License Agreement, or any certificate delivered at a Closing pursuant to any such agreement;

         (b) a breach prior to or concurrent with an applicable Closing by the Purchaser or any of its Affiliates of any covenant or agreement made by the Purchaser or any of its Affiliates in this Agreement, any Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement or the Nortel Proprietary Software License Agreement, as applicable, or any certificate delivered at such Closing pursuant to any such agreement that, in any such case, by its terms contemplates compliance or performance at or prior to such relevant Closing;

         (c) the breach after a relevant Closing by the Purchaser or any of its Affiliates of any covenant or agreement made by the Purchaser or any of its Affiliates in this Agreement, any Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement, or the Nortel Proprietary Software License Agreement, as applicable, or any certificate delivered at such Closing pursuant to any such agreement that, in any such case, by its terms contemplates compliance or performance after such relevant Closing;

         (d) the failure of the Purchaser or the relevant Designated Purchaser or any of the Purchaser's other Affiliates to discharge the Assumed Liabilities in accordance with their terms; and

         (e) any liability or obligation to Third Parties arising out of or related to the conduct of any part of the Operations by the Purchaser, any Designated Purchaser or any of Purchaser's other Affiliates after the relevant Effective Time of its acquisition of the Assets, except to the extent such liability or obligation is a liability or obligation of the Seller or any Designated Seller pursuant to any Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement, or the Nortel Proprietary Software License Agreement.

(2) The Purchaser agrees to indemnify the Seller or the Designated Sellers, as the case may be, pursuant to this Section 7.3 against all Losses that the Seller and the Designated Sellers, as the case may be, suffer in connection with (a) the employment, or the continuation of employment, or termination of employment by the Purchaser, or the Designated Purchaser, as the case may

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         be, of any Transferring Employees after the applicable Effective Time, including any act, fault or omission by the Purchaser or the Designated Purchasers, as the case may be, in relation to same; and (b) any claim by a Transferring Employee related to any change or proposed change by the Purchaser or the Designated Purchasers, as the case may be, to the remuneration, benefits (including to any pensions benefits), terms and conditions of employment, or the working conditions of any such Transferring Employee following the applicable Effective Time.

(3) The Purchaser agrees to indemnify the Seller and its Affiliates against all Losses (the "MONKSTOWN REAL PROPERTY LOSSES") that the Seller and its Affiliates, as the case may be, incur in connection with the Real Property Lease and the License of Space for the Monkstown Facility (collectively, the "MONKSTOWN AGREEMENTS") for any period when the Purchaser, its Affiliate or permitted assignee under the Monkstown Agreements (or either of them) (a "MONKSTOWN PERMITTED ASSIGNEE") continues to occupy space at the Monkstown Facility beyond the Term in the Monkstown Agreements (the "MONKSTOWN TERMINATION DATE") and that are (a) those costs and other amounts included in the calculation of Gross Rent and the License Fee under the Monkstown Agreements, in respect of the space at the Monkstown Facility occupied by the Purchaser or its Affiliate at the commencement of the respective terms of the Monkstown Agreements but which is not then occupied by the Purchaser, its Affiliates or Monkstown Permitted Assignees, the Seller, its Affiliates or any other party let space at the Monkstown Facility by the Seller or its Affiliate; and/ or (b) Losses directly relating to the holding over at the Monkstown Facility by any of the Purchaser, its Affiliate or a Monkstown Permitted Assignee beyond the Monkstown Termination Date, including but not limited to payments required under applicable legislation in relation to the termination of a tenancy or right of occupation. The parties acknowledge and agree that the Monkstown Real Property Losses shall not be included in the calculation of any pricing for any of the Products sold by the Purchaser or its Affiliates to the Seller or its Affiliates pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement, notwithstanding that Gross Rent and the License Fee under the Monkstown Agreements for space occupied by the Purchaser or its Affiliates may be included in such calculations. The parties acknowledge and agree that the Monkstown Real Property Losses shall not be deemed to be special, incidental or consequential damages of Seller or any of its Affiliates.

SECTION 7.4 LIMITATIONS ON INDEMNIFICATION

(1) The Seller shall not have any liability under Section 7.2 unless and until the aggregate amount of all Losses arising thereunder exceeds one half of one percent (0.50%) the aggregate of the Facility Purchase Prices received by

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         Seller and the Designated Sellers at the time of written notice of claim of Loss by the Purchaser (the "SELLER THRESHOLD"); at which point the Seller shall be liable for all Losses above one quarter of one percent (0.25%) of the aggregate of the Facility Purchase Prices (the "SELLER ONE-TIME DEDUCTIBLE"). Notwithstanding the foregoing, the maximum liability of the Seller for Losses pursuant to Section 7.2 shall not exceed one hundred and fifty million dollars ($150,000,000) (the "SELLER CAP").

(2) Notwithstanding the provisions of Section 7.4(1), neither the Seller Threshold, the Seller One-Time Deductible nor the Seller Cap will apply to any Losses incurred by the Purchaser or its Affiliates as a result of (a) any obligations of the Seller or Designated Seller in relation to the Operations or any of the Assets that are not expressly assumed by the Purchaser or Designated Purchasers pursuant to this Agreement,
         (b) a breach by Seller of any of its obligations pursuant to: any of the provisions of Article 2 hereof ; Section 4.3: Financial Information; Section 4.15; any covenants of the Seller or Designated Sellers pursuant to Article 5 or Article 6 that by their terms contemplate compliance or performance by the Seller or Designated Sellers on or after the applicable Closing (except that in the case of the Inventory Put Purchase Price and the Equipment Put Purchase Price the Seller's total indemnification obligations thereunder shall be limited to such amounts); Article 6: Employment and Employee Benefit Matters; Section 9.11: Bulk Sales Waiver; Section 9.21: Brokerage; Exhibits D-1 to D-3(b), inclusive and Exhibits D-5 to D-9(b), inclusive; Section 5.9(d) as it relates to payments for obtaining consents to assignment of license agreements for the Transferred Business Applications; and Section 1.5.5(ii) (second paragraph) of the Shared Services Agreement.

(3) The Purchaser shall have no liability under Section 7.3 unless and until the aggregate amount of all Losses relating thereto exceeds one half of one percent (0.50%) of the aggregate of the aggregate of the Facility Purchase Prices received by the Seller at the time of written notice of claim of Loss by the Seller (the "PURCHASER THRESHOLD"); at which point the Purchaser shall be liable for all Losses above one quarter of one percent (0.25%) of the aggregate of the Facility Purchase Prices (the "PURCHASER ONE-TIME DEDUCTIBLE). Notwithstanding the foregoing, the maximum liability of the Purchaser for Losses pursuant to this Section 7.3 shall not exceed one hundred and fifty million dollars ($150,000,000) (the "PURCHASER CAP").

(4) Notwithstanding the provisions of Section 7.4(3), neither the Purchaser One-Time Deductible, the Purchaser Threshold nor the Purchaser Cap will apply to any breach by Purchaser or Designated Purchasers of any of its obligations in relation to the Operations or any of the Assets assumed by the Purchaser or Designated Purchasers pursuant to this Agreement; any of the provisions of

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         Article 2 hereof; any covenants of the Purchaser or Designated
         Purchaser pursuant to Article 5 that by their terms contemplate compliance or performance by the Purchaser or Designated Purchaser on or after the applicable Closing; Article 6: Employees and Exhibits D-1
         - D-3(b), inclusive and Exhibits D-5 - D-9(b), inclusive; and Section
         5.9 as it relates to payments for obtaining consents to assignment of license agreements for the Transferred Business Applications; and
         Section 1.5.5(ii) (second paragraph) of the Shared Services Agreement.

(5) Subject to the provisions of Section 7.4(6) below, the right of a Party to indemnification hereunder with respect to the accuracy or inaccuracy of, any representation or warranty or the compliance or failure to comply with any covenant or obligation shall not be affected by any investigation conducted by such Party or any knowledge acquired, or capable of being acquired by such Party at any time, whether before or after the execution and delivery of this Agreement or the relevant Closing Date; provided, however, that, notwithstanding the foregoing, if a Party (i) has Knowledge of a Loss, (ii) delays notifying the other Party of such Loss, or fails to take commercially reasonable actions to mitigate such Loss, and (iii) as a direct result of such delay or failure the rights of the Indemnifying Party are adversely affected or additional costs or obligations are imposed upon the Indemnifying Party, then the indemnification obligations of Indemnifying Party shall be reduced commensurate to such adverse affect and/or additional costs or other obligations.

(6) Notwithstanding any other provision in this Agreement, if on or before the applicable Closing Date, either Primary Party (the "FIRST PARTY") has advised the other Party (the "SECOND PARTY") in writing of (i) the inaccuracy of one or more of the representations and warranties made by the First Party in this Agreement as of the date made or as of the applicable Closing Date, or (ii) the breach of any covenant or agreement made by the First Party in Section 5.2 of this Agreement that, in any such case, by its terms contemplates compliance or performance at or prior to the relevant Closing, and if the Second Party enters into a written agreement to accept such disclosure and nonetheless effect the relevant Closing, then unless the Parties have expressly otherwise agreed in writing, the representations and warranties of the First Party set forth in this Agreement, and the covenants set forth in Section 5.2, shall be deemed qualified by, and subject to, such disclosure for purposes of this Article 7.

SECTION 7.5 DEFENCE OF THIRD PARTY ACTIONS

(1) Promptly upon receipt by a Party of notice of any Action or threatened in writing Action by a Third Party against an Indemnified Party that could

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         reasonable give use to a right to indemnification pursuant to Section
         7.2 or Section 7.3 ("THIRD PARTY ACTION"), such Party shall promptly give written notice describing the Third Party Action in reasonable detail to the Party who may become obligated to provide indemnification pursuant to Section 7.2 or Section 7.3 (the "INDEMNIFYING PARTY"). Failure to provide such notice by a Party pursuant to this Section 7.5(1), however, shall not relieve the Indemnifying Party of its indemnification obligations pursuant to this Agreement, except to the extent that the Indemnifying Party is actually prejudiced as a result of such failure.

(2) In connection with any Third Party Action, the Indemnifying Party shall have the right, at its option, to assume the defence of such Third Party Action at any time upon delivery of written notice to the Party seeking indemnity (the "INDEMNIFIED PARTY") in respect thereof. If the Indemnifying Party assumes the defence of any such Third Party Action, the Indemnifying Party shall be deemed to have irrevocably waived any right to assert it is not required to indemnify the Indemnified Party for Losses arising with respect to such Third Party Action (subject to the deductible thresholds and caps set forth in Section 7.4) (unless the Indemnifying Party and the Indemnified Party expressly agree, in writing, at such time to a different resolution of such matter). The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defence of such Third Party Action, shall take all steps reasonably necessary in the defence or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof.

(3) If the Indemnifying Party shall assume the control of the defence of any Third Party Action in accordance with the provisions of this
         Section 7.5, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Action, if the settlement does not unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Third Party Action or the settlement imposes injunctive or other equitable relief against the Indemnified Party or the settlement would establish future obligations under which the Indemnified Party or any of its Affiliates would be required to operate, (ii) the Indemnified Party shall be entitled to participate with counsel in the defence of such Third Party Action and to employ separate counsel of its choice for such purpose, (iii) the Indemnifying Party shall consult with the Indemnified Party with respect to any reasonable settlement offer received by the Indemnifying Party with respect to such Third Party Action and (iv) the Indemnifying Party shall use its reasonable efforts to otherwise consult regularly with the Indemnified Party during the pendency of any Third Party Action. The fees and expenses of such separate counsel to the Indemnified Party shall be paid by the

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         Indemnified Party; provided, however, that such separate counsel fees shall be payable by the Indemnifying Party pursuant to the provisions of Section 5.6(2). Notwithstanding that the Indemnified Party so participates in any such defence of a Third Party Action, the Indemnifying Party shall have full authority to determine all actions to be taken with respect thereto.

(4) Each Primary Party shall cooperate, and cause its respective Affiliates to cooperate, in the defence of any Third Party Action and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. Under no circumstances shall the Indemnified Party compromise any such Third Party Action without the written consent of the Indemnifying Party.

SECTION 7.6 SOLE REMEDY

         From and after the applicable Closing Date, except for claims by any Primary Party resulting from Section 9.11, and Section 5.7, or as a consequence of intentional misrepresentation, wilful breach or fraud on the part of the other Primary Party or its Affiliates, the sole and exclusive remedy for money damages of the Primary Parties hereto in connection with the purchase and sale of the Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement, the Local Sale Agreements, the Shared Services Agreement, the Brazil Asset Purchase Agreement and the Nortel Proprietary Software License Agreement, shall be pursuant to the indemnification provisions set forth in this , and no Primary Party or its Affiliates shall have the right to bring any proceeding against any other Primary Party or its Affiliates for a breach of any representation, warranty, covenant or agreement contained in any such agreement, whether in contract, tort or otherwise, except pursuant to this Article 7; provided, however, that this Section 7.6 shall not limit the right of any Party under applicable Law to seek an injunction or other equitable relief for a breach of any covenant or agreement.

SECTION 7.7 INDEMNIFICATION AFTER INSURANCE AND OTHER RECOVERIES

         The amount of indemnification payable in respect of Losses under
Article 7 by the Indemnifying Party shall be net of (i) any amounts recovered or recoverable without material cost or increase in premiums by the Indemnified Party under applicable insurance policies and (ii) any Tax Benefit allowable to the Indemnified Party arising from the incurrence or payment of any such Losses, multiplied by the marginal tax rate then in effect applicable to the Indemnified Party or, in the case of a credit, by one hundred percent; provided that any such Tax Benefit shall be netted against any Losses (or paid to the Indemnifying Party, as applicable) only when received or realized by the Indemnified Party; and provided further that the

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Indemnified Party shall use its commercially reasonable efforts to realize or obtain such Tax Benefit as promptly as possible and pay the amount of such Tax Benefit to the Indemnifying Party, if applicable, promptly upon receipt if such Tax Benefit would reduce the amount already paid by the Indemnifying Party pursuant to this Article 7.

SECTION 7.8 TERMINATION OF INDEMNIFICATION

(1) Save and except for covenants performed after the applicable Closing Date and subject to the provisions of Section 7.8(2), the obligations to indemnify and hold harmless an Indemnified Party shall terminate on the corresponding Applicable Notice Date;

(2) If notice in good faith of the inaccuracy or breach of the applicable representation or warranty or the breach of the applicable covenant or agreement, as the case may be, giving rise to such right of indemnity and specifying, in reasonable detail, the nature thereof, shall have been given to the Party against whom such indemnity may be sought prior to the Applicable Notice Date then, notwithstanding the provisions of
         Section 7.8(1) above, the right to enforce the claim for such Losses in court proceedings shall survive the time at which it would otherwise terminate until the applicable limitation period(s) relating to such claim as are imposed by Law.

SECTION 7.9 LIMITATIONS ON LOSSES

         Except by way of indemnification arising out of any Third Party Action and notwithstanding anything in this Agreement or other agreement entered into pursuant to the Closings to the contrary, under no circumstances shall any Party be liable to any Indemnified Party under this Article 7 or any other provision of this Agreement, any Local Sale Agreement, the Shared Services Agreement, the Brazil Asset Purchase Agreement or the Nortel Proprietary Software License Agreement, for punitive damages or indirect, special, incidental or consequential damages or for any loss of profits, revenues or sales or damage to reputation, arising out of or in connection with any such agreement or the transactions contemplated thereby or any breach or alleged breach of any of the terms thereof, including damages alleged as a result of tortious conduct. Without limiting the foregoing, neither the Purchaser nor the Seller shall be liable under Article 7 for any Losses relating to any matter (A) to the extent there is included in the Closing Statement of Assets and Liabilities a liability relating to such Loss which reduces the Purchase Price or (B) to extent the Purchaser or the other Indemnified Parties had otherwise been compensated pursuant to the Purchase Price adjustment provisions under Section 2.4.

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SECTION 7.10 CHARACTERIZATION OF INDEMNITY PAYMENTS

         All amounts paid by the Seller or the Purchaser, as applicable, under this Article 7, including Third Party payments, shall be treated as adjustments to the Purchase Price for all Tax purposes.

SECTION 7.11 ASSIGNMENT OF CLAIMS

         If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Article 7 and the Indemnified Party could have recovered all or a part of such Losses from a Third Party (a "POTENTIAL CONTRIBUTOR") based on the underlying claim for indemnification asserted against the Indemnifying Party, the Indemnified Party shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount paid by it as indemnification to the Indemnified Party. Any payment subsequently received by the Indemnifying Party from a Potential Contributor in relation to the payment to the Indemnified Party shall be distributed, (i) first to the Indemnified Party in the amount of any insurance deductible or similar payment required to be paid by the Indemnified Party prior to the Indemnifying Party being required to make any payment to the Indemnified Party, (ii) second to the Indemnifying Party in an amount equal to the payments made to the Indemnified Party, plus reasonable costs and expenses incurred in investigating, defending or otherwise incurred in connection with addressing such claim, and (iii) the balance, if any, to the Indemnified Party.

                                    ARTICLE 8
                            CONDITIONS TO THE CLOSING

SECTION 8.1 CONDITIONS OF THE PURCHASER'S OBLIGATION FOR EACH CLOSING

         The Purchaser's obligation to effect, or to cause the Designated Purchasers to effect, a Closing with respect to a Facility or the Design Operations is subject to the satisfaction as of the relevant Closing Date of the following conditions precedent:

(1) Representations and Warranties; Covenants. (i) Subject to Section 5.1(3), each representation and warranty set forth in Article 4 or in the relevant Local Sale Agreement relating to such Closing or to the part of the Operations or the Assets being conveyed to the Purchaser or the Designated Purchaser at such Closing shall be true and correct in all material respects at and as of the date of such Closing as though then made (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); (ii) the Seller shall have performed or caused the performance of and observed in all material respects each covenant or other obligation required to be performed or observed by the

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         Seller or the Designated Sellers pursuant to this Agreement or the other Transaction Documents prior to or at the applicable Closing; and
         (iii) the Purchaser shall have received a certificate executed by an officer of the Seller to such effect.

(2) Proceedings. No provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of such Closing.

(3) Seller Closing Documents. The Seller shall have delivered the following documents, each properly executed by the Seller or the relevant Designated Seller, as required:

         (a) if such Closing is the first Closing, the Amended and Restated Master Contract Manufacturing Services Agreement;

         (b)      if such Closing is the first Closing, the Shared Services
                  Agreement;

         (c)      the applicable Local Sale Agreements;

         (d) if such Closing is the first Closing, the Loaned Employee Agreement, if any;

         (e)      the Licenses of Space, if any;

         (f)      the Real Property Leases, if any;

         (g) if such Closing is the first Closing, the Nortel Propriety Software License Agreement;

         (h)      if such Closing in the first Closing, the Repair Services
                  Agreement;

         (i) if such Closing in the first Closing, the Logistics Services Agreement;

         (j) the documents contemplated in Section 2.5(2) relating to such Closing; and

         (k) the Inventory forecast (Schedule 4.15(1) as contemplated in Section 4.15).

(4)      Government Approvals.

         (a) The Purchaser and the Seller shall each have filed all notices and information required to be filed under Part IX of the Competition Act (Canada), except if such requirement shall have been waived pursuant to paragraph 113(b) or 113(c) of the Competition Act (Canada), and any information the Purchaser or the Seller elects to file with the Canadian

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                  Competition commissioner in its sole discretion under the
                  Competition Act (Canada), including, without limiting the foregoing, a competitive impact statement and (i) the Canadian Competition Commissioner shall have issued an Advance Ruling Certificate in accordance with Section 102 of the Competition Act (Canada) in connection with the transactions contemplated by this Agreement, or (ii) the Canadian Competition Commissioner shall have confirmed, in writing, that she has no intention to file an application under Part VIII of the Competition Act (Canada) in connection with the transactions contemplated by this Agreement.

         (b) Insofar as the transactions to be consummated at such Closing constitute a concentration with a Community dimension within the scope of Council Regulation (EC) No. 139/ 2004 (January 20, 2004) (as amended) (the "REGULATION"), in relation to such transactions either:

                  (i) the European Commission shall have issued a decision declaring the concentration compatible with the Common Market under Article 6(1)(b) of the Regulation; or

                  (ii) following the initiation of proceedings under Article 6(1)(c) of the Regulation, the European Commission shall have issued a decision pursuant to Article 8(2) of the Regulation declaring the concentration compatible with the Common Market; or

                  (iii) such transactions shall have been deemed compatible with the Common Market in accordance with Article 10(6) of the Regulation.

         (c) Insofar as the transaction to be consummated at such Closing constitutes the acquisition of a "CANADIAN BUSINESS" as contemplated in the Investment Canada Act and an application for review is required under the Investment Canada Act in relation to such transactions the Purchaser shall have filed an Application for Review and received a determination from the Minister responsible for the administration of the Investment Canada Act that the transactions contemplated herein are of net benefit to Canada pursuant to the Investment Canada Act, on terms satisfactory to the Purchaser in its reasonable commercial discretion;

(5) Consents and Approvals. Subject to the provisions of Section 2.1(3), the Purchaser shall have received from the Seller executed counterparts of all consents required for the consummation of the transactions to be consummated at such Closing, including all consents of Third Parties relating

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         to the Facility/ Design Assets or the Facility/ Design Assumed
         Liabilities and all consents or approvals that may be necessary under the competition laws or foreign investment review laws of any jurisdiction where a filing or notification to the appropriate Government Entity may be necessary in order to complete the transactions contemplated by this Agreement. All consents required pursuant to this Section 8.1(5) shall be in a form and substance reasonably satisfactory to the Purchaser and its counsel.

(6)      Employee Consultation.

         (a) The Seller shall have delivered to the Purchaser as applicable to the relevant Facility/ Design Closing:

                  (i) a certificate confirming that the information and consultation process with the representatives of the UK Employees required by applicable Law shall have taken place, in accordance with Section D-1.3 of Exhibit D-1; and

                  (ii) a document stating the opinion of the representatives of the France Employees provided following the completion of the information and consultation process with the representatives of the France Employees, in accordance with Section D-2.3 of Exhibit D-2;

(7) Systems Readiness. The Purchaser shall have satisfied itself, in its reasonable discretion, that at the relevant Closing Date the information technology systems and other business processes necessary or appropriate to transact business with Seller, any Designated Seller or any of Seller's Affiliates from and after the relevant Closing Date pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement, the Repair Services Agreement and the Logistics Agreement, are implemented and functioning sufficiently for their intended purposes.

(8) No Material Adverse Change in the Operations. There shall not have been any event or occurrence or any change that, individually or in the aggregate with any other such events or occurrences, has had or could reasonably be expected to have a materially adverse effect on the aggregate demand for the Products; provided, however, that no material adverse effect shall be deemed to have occurred for the purpose of this condition if resulting from (i) any change in Law, Environmental Law, GAAP or interpretations thereof that apply to the Operations; (ii) any change in general economic, business or financial market conditions or any change in the telecommunications or data networking industries that does not affect the Operations disproportionately to the other participants in such industries; or (iii) discussions, or

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         consultations with workers' councils, Employees' representatives and collective bargaining agents or the Employees shall not be, or be deemed to be, a materially adverse event, occurrence or change for the purpose of this condition.

(9) With respect to the portion of the Operations in France at the Chateaudun Facility only, an operating permit ("ARRETE D'AUTORISATION D'EXPLOITER") shall have been issued by the Prefecture, as well as any required complementary operating permits ("ARRETES COMPLEMENTAIRES").

(10) Montreal Matters. With respect to any Closing involving Quebec Employees who are subject to a Collective Labour Agreement with the CUCW, there shall be no lock out of, or strike by the CUCW which is material to the Operations at the BAN 1 Facility, BAN 3 Facility and OPTO 1 Facility; provided, however, that if there is such a lock out or strike, the Parties agree that this condition (i) shall only apply to the Assets or Operations at the BAN 1 Facility, BAN 3 Facility and the OPTO 1 Facility and not to any other Assets or Operations which may also be scheduled to Close at such time, and (ii) shall only delay the Closing relating to the BAN 1 Facility, BAN 3 Facility and OPTO 1 Facility until the conclusion of such strike or lock out.

(11)     VSHA Pricing. All VSHA Product prices shall have been finalized.

(12) Sufficient Number of Employees. There shall be a sufficient number of Employees who, upon the applicable Closing, shall become Transferring Employees. Immediately prior to the Closing Date (i) Purchaser shall advise Seller of the number of Employees employed (a) in jurisdictions other than the U.K. and France and (b) in the province of Quebec who are not subject to a Collective Labour Agreement, who have indicated their intention to accept the offers of employment, and (ii) Seller shall advise Purchaser of the number of Employees employed (a) in the U.K. and France and (b) in the province of Quebec who are subject to a Collective Labour Agreement, whose employment at Closing shall transfer by operation of Law. If the total number of Employees in (i) and (ii) above are, in the judgment of Seller, acting reasonably, sufficient to conduct the Operations immediately post-Closing in substantially the same manner as such Operations are then currently being conducted, then this condition shall be deemed to have been satisfied.

(13)     If Seller shall have delivered any updated Schedules pursuant to
         Section 5.1(3)(b), Purchaser shall either (i) not have notified Seller in writing that such updated Schedules are not acceptable to the Purchaser, or (ii) if Purchaser has provided such notice, subsequently withdrawn such written objection to such updated Schedules.

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(14)     Delivery by Seller of Phase II environmental report for the Chateaudun
         Facility.

Any condition set forth in this Section 8.1 may be waived only in a writing executed by the Purchaser.

SECTION 8.2 CONDITIONS OF THE SELLER'S OBLIGATION FOR EACH CLOSING

         The Seller's obligation to effect each Closing is subject to the satisfaction as of the Closing Date of the following conditions precedent:

(1) Representations and Warranties; Covenants. (i) Each representation and warranty set forth in Article 3 or in the relevant Local Sale Agreement relating to such Closing, shall be true and correct in all material respects at and as of the date of such Closing as though then made (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); (ii) the Purchaser shall have performed or caused the performance of and observed in all material respects each covenant or other obligation required to be performed or observed by the Purchaser and the Designated Purchasers pursuant to this Agreement or the other Transaction Documents prior to or at the applicable Closing; and (iii) the Seller shall have received a certificate executed by an officer of the Purchaser to such effect.

(2) Proceedings. No provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

(3) Purchaser Closing Documents. The Purchaser will have delivered the following documents, each properly executed by the Purchaser or the relevant Designated Purchaser, as required:

         (a) if such Closing is the first Closing, the Amended and Restated Master Contract Manufacturing Services Agreement;

         (b)      if such Closing is the first Closing, the Shared Services
                  Agreement;

         (c)      if such Closing is the first Closing, the Promissory Notes;

         (d)      if such Closing is the first Closing, the Security
                  Documentation;

         (e) if such Closing is the first Closing, the Share Transaction Documentation;

         (f)      the applicable Local Sale Agreement;

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      (g)   if such Closing is the first Closing, the Loaned Employee Agreement, if any;

      (h)   the Licenses of Space, if any;

      (i)   the Real Property Lease, if any;

      (j) if such Closing is the first Closing, the Nortel Propriety Software License Agreement;

      (k)   if such Closing in the first Closing, the Repair Services Agreement;

      (l) if such Closing in the first Closing, the Logistics Services Agreement; and

      (m) the documents contemplated in Section 2.5(2) relating to such Closing.

(4)   Government Approvals.

      (a) The Purchaser and the Seller shall each have filed all notices and information required to be filed under Part IX of the Competition Act (Canada), except if such requirement shall have been waived pursuant to paragraph 113(b) or 113(c) of the Competition Act (Canada), and any information the Purchaser or the Seller elects to file with the Canadian Competition commissioner in its sole discretion under the Competition Act (Canada), including, without limiting the foregoing, a competitive impact statement and (i) the Canadian Competition Commissioner shall have issued an Advance Ruling Certificate in accordance with Section 102 of the Competition Act (Canada) in connection with the transactions contemplated by this Agreement, or (ii) the Canadian Competition Commissioner shall have confirmed, in writing, that she has no intention to file an application under Part VIII of the Competition Act (Canada) in connection with the transactions contemplated by this Agreement.

      (b) Insofar as the transactions to be consummated at such Closing constitute a concentration with a Community dimension within the scope of Council Regulation (EC) No. 139/ 2004 (January 20, 2004) (as amended) (the "REGULATION" ), in relation to such transactions either:

            (i) the European Commission shall have issued a decision declaring the concentration compatible with the Common Market under
                  Article 6(1)(b) of the Regulation; or

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            (ii)  following the initiation of proceedings under Article 6(1)(c)
                  of the Regulation, the European Commission shall have issued a decision pursuant to Article 8(2) of the Regulation declaring the concentration compatible with the Common Market; or

            (iii) such transactions shall have been deemed compatible with the
                  Common Market in accordance with Article 10(6) of the Regulation.

(5) Consents and Approvals. Subject to the provisions of Section 2.1(3), the Seller shall have received all consents required for the consummation of the transactions to be consummated at such Closing, including all consents of Third Parties relating to the Facility/Design Assets or the Facility/ Design Assumed Liabilities and all consents or approvals that may be necessary under the competition laws or foreign investment review laws of any jurisdiction where a filing or notification to the appropriate Government Entity may be necessary in order to complete the transactions contemplated by this Agreement. All consents required pursuant to this
      Section 8.2(5) shall be in a form and substance reasonably satisfactory to the Seller and its counsel.

(6) Employee Consultation. The Seller shall be satisfied that a reasonable information and consultation process has taken place as required by applicable Law:

      (a) with UK Employees or the representatives of the UK Employees, in accordance with Section D-1.3 of Exhibit D-1 ; and

      (b) with the representatives of the France Employees, in accordance with Section D-2.3 of Exhibit D-2.

(7) Purchaser's Employee Plans. The Purchaser shall have supplied documentation and evidence reasonably satisfactory to the Seller concerning employee benefit plans prescribed by Exhibit D-1 et seq.

(8)   VSHA Pricing Completed. All VHSA Product prices shall have been finalized.

(9) Systems Readiness. The Seller shall have satisfied itself, in its reasonable discretion, that at the relevant Closing Date the information technology systems and other business processes necessary or appropriate to transact business with Purchaser, any Designated Purchaser or any of Purchaser's Affiliates from and after the relevant Closing Date pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement, the Repair

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      Services Agreement and the Logistics Agreement, are implemented and functioning sufficiently for their intended purposes.

(10) Purchaser's Ability to Perform Pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement. There shall not have been any event or occurrence or any change in the business, operations, assets, financial condition or results of operations of the Purchaser or any Designated Purchaser, taken as a whole, that, individually or in the aggregate with any such other event or occurrences, has had or could reasonably be expected to have a materially adverse effect on or change in the Purchaser's or any Designated Purchasers' ability to perform its obligations pursuant to the terms of the Amended and Restated Master Contract Manufacturing Services Agreement, provided, however, that no material adverse effect shall be deemed to have occurred for the purpose of this condition if resulting from (i) any change in Law, Environmental Law, GAAP or interpretations thereof that apply to the Operations; (ii) any change in general economic, business or financial market conditions; or any change in the telecommunications or data networking industries that does not affect the Operations disproportionately to the other participants in such industries; or (iii) discussions, or consultations with workers' councils, Employees' representatives and collective bargaining agents or the Employees shall not be, or be deemed to be, a materially adverse event, occurrence or change for the purpose of this condition.

(11) If Seller shall have delivered any updated Schedules pursuant to Section 5.1(3)(b) and, Purchaser shall either (i) not have notified Seller in writing that such updated Schedules are not acceptable to the Purchaser, or (ii) if Purchaser has provided such notice and then, subsequently withdrawn such written objection to such updated Schedules.

(12) Prior to the applicable Closing Date, Flextronics Mauritius shall be registered for VAT in the United Kingdom and France and shall be registered for purposes of the GST legislation, the Retail Sales Tax Act (Ontario), the Act respecting the Quebec Sales Tax and regulations thereunder, and under any other similar legislation (including value added legislation) in any other jurisdiction of Canada where the Assets that it is purchasing are located, and all related registration numbers shall have been provided to the Seller.

Any condition set forth in this Section 8.2 may be waived only in a writing executed by the Seller.

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                                   ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.1 EFFECTIVENESS OF AGREEMENT

(1) Notwithstanding the execution of this Agreement on the date hereof, but only to the extent required by Law, the provisions of this Agreement relating directly or indirectly to (i) the sale, conveyance or assignment, transfer or delivery of the right, title and interest of NNUK and NNSA, in the Assets and the shares of French Newco, (ii) the granting of rights under the Transaction Documents by NNUK and NNSA with respect to property or assets located in France or the United Kingdom, or (iii) the transfer of the UK Employees or France Employees employed by NNUK and NNSA shall not be binding or effective against the Designated Sellers or such France Employees or UK Employees until and unless the representatives of such France Employees and UK Employees, as applicable, are provided with the information required to be provided, and consulted by Seller or the Designated Sellers, as applicable, pursuant to and in compliance with the Law in France and the United Kingdom and, instead, with respect to such Designated Sellers and such France Employees and UK Employees, this Agreement shall constitute only an irrevocable binding offer by Purchaser to effect the transactions contemplated hereby, which offer shall be deemed accepted, automatically and without further action on the part of any Person, upon due completion of such consultation process.

(2) For such purposes, and solely for the benefit of the France Employees and UK Employees located in the United Kingdom and France, respectively, the Seller shall cause the applicable Designated Seller or Designated Sellers to initiate such information and consultation procedure with the applicable employee representatives as soon as practicable. Purchaser shall reasonably cooperate with Seller and the Designated Sellers in respect of such consultations and shall provide all information reasonably requested by Seller or the applicable works councils or employee representatives in connection with such consultations. Upon completion of such consultation process in each of such jurisdictions, Seller shall deliver to Purchaser a certificate/ document to that effect, and, upon delivery of such certificate/ document, this Agreement shall become binding and effective against the Designated Sellers and the France Employees and UK Employees, respectively, located in the United Kingdom and France, and, subject to the other applicable terms of this Agreement, the transactions contemplated by this Agreement may occur.

SECTION 9.2 TERMINATION

      This Agreement may be terminated:

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(1)   by mutual written consent of the Seller and the Purchaser;

(2) by either Primary Party upon written notice to the other at any time if a condition for the benefit of such Primary Party set forth in Article 8 is not satisfied by the applicable Closing so long as such Primary Party has not principally caused such failure;

(3) in whole, by either the Seller or the Purchaser upon written notice to the other if the first Closing does not occur on or prior to May 1, 2005;

(4) in part, with regard to any Closings that do not occur on or prior to September 1, 2005, by either the Seller or the Purchaser upon written notice to the other;

provided, however, that the right to terminate this Agreement in whole pursuant to Section 9.2(3) and the right to terminate this Agreement in part pursuant to
Section 9.2(4) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the first Closing or the applicable Closing, respectively, to occur on or before the applicable dates set forth in Section 9.2(3) and Section 9.2(4), and such action or failure to act constitutes a material breach of this Agreement or any of the other Transaction Documents.

     SECTION 9.3 RIGHTS ON TERMINATION

     If this Agreement and the other Transaction Documents are terminated in full pursuant to Section 9.2, all further obligations of the Parties under or pursuant to this Agreement shall terminate without further liability of any party to the other except for the provisions of (i) Section 5.7 relating to the obligation of the Purchaser to keep confidential certain information and data obtained by it, (ii) Section 5.1(4) relating to public announcements, (iii)
Section 5.3 relating to indemnification in connection with the matters contemplated thereby and to Purchaser's obligations with respect to Employee data set out in Schedule 4.12(1), (iv) Section 5.6(1) relating to certain expenses, (v) Article 9 and (vi) the Confidentiality Agreement; provided, that nothing herein shall relieve any party hereto from liability for any breach of this Agreement or any of the other Transaction Documents occurring before the termination hereof and thereof. If this Agreement and the other Transaction Documents are terminated in part pursuant to Section 9.2(4), this Agreement and the other Transaction Documents shall be deemed to be automatically amended to remove from the scope of the transaction the transfer of those parts of the Operations and the related Facility/ Design Assets contemplated to be transferred at such Closings as do not occur on or prior to such termination of this Agreement, including (x) reduction of the Purchase Price by the applicable Facility/ Design Purchase Price, (y) the retention by the applicable Designated Seller of the Facility/ Design Assets and the Facility/ Design Assumed Liabilities, and (z) the

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continued employment by Seller or the applicable Designated Seller of the
Employees employed in such part of the Operations so retained

SECTION 9.4 SET OFF

     The Parties agree that the Seller and any Affiliate of the Seller which is at any time owed any obligation (whether or not then due and payable) by the Purchaser or any Affiliate of the Purchaser, which obligation is related to this Agreement or any of the transactions contemplated hereby or connected hereto, shall be entitled to set-off (or the equivalent in each relevant jurisdiction) such obligation against any obligation then owed (whether or not then due and payable) by the Seller or any Affiliate of the Seller to the Purchaser or any Affiliate of the Purchaser, which obligation is related to this Agreement or any of the transactions contemplated hereby or connected hereto. To that end, the Seller shall, and shall cause each Affiliate which at any time owes or is owed any such obligations, and the Purchaser shall, and shall cause each Affiliate which at any time owes or is owed any such obligation, to enter into an agreement on or before the first applicable Closing (or at the time such Affiliate owes or is owed such an obligation) effectively providing for such right of set-off (and the equivalent in each relevant jurisdictions) and the parties acknowledge and agree that such agreement may include provisions creating joint and several liabilities among the Purchaser and its Affiliates, on the one hand, and the Seller, and its Affiliates, on the other. Such agreement shall not affect the flow of funds between the parties primarily liable therefor and entitled thereto in the ordinary course of business. The parties agree to use commercially reasonable efforts to agree to the terms of such an agreement.

SECTION 9.5 REMEDIES

     Except as specifically provided in Section 7.1 and Section 7.5(1), no failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any Party will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege; provided, however, that all of the foregoing is subject to the express limitations referenced in Section 7.6.

SECTION 9.6 CONSENT TO AMENDMENTS; WAIVERS

     No Party to this Agreement shall be deemed or taken to have waived any provision of this Agreement or any of the other Transaction Documents unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. This Agreement and the other Transaction Documents shall not be amended, altered or qualified except by an instrument in writing signed by all the Parties hereto or thereto, as the case may be.

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SECTION 9.7 SUCCESSORS AND ASSIGNS

      Except as otherwise expressly provided in this Agreement, all representations, warranties, covenants and agreements set forth in this Agreement by or on behalf of the Parties hereto will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, whether so expressed or not. None of this Agreement, or any of the rights, interests or obligations hereunder may be assigned by any Party hereto or thereto without the prior written consent of the other Party hereto, which consent may be withheld in such Party's sole discretion; provided that the Designated Purchasers shall be entitled to assign their rights hereunder to one or more other Affiliates of Purchaser, provided that such assignment does not adversely affect the rights of, or impose any additional costs, including Taxes or obligations on, Seller or any Designated Seller.

SECTION 9.8 GOVERNING LAW; SUBMISSION TO JURISDICTION

      THIS AGREEMENT ARE CONTRACTS MADE UNDER THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OF LAW). EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AND CLAIMS, WHETHER FOR DAMAGES, SPECIFIC PERFORMANCE, INJUNCTION OR OTHERWISE, BOTH AT LAW AND EQUITY, ARISING OUT OF OR IN ANY CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA LOCATED IN THE CITY OF CALGARY AND HEREBY ATTORNS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.10 OR IN THE RELEVANT LOCAL SALE AGREEMENT. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 9.9 WAIVER OF JURY TRIAL; LIMITATION ON DAMAGES

      EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE PURSUANT TO THIS AGREEMENT TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR

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CONSEQUENTIAL DAMAGES OR ANY DAMAGES THAT ARE IN EXCESS OF ONE TIMES THE LOSSES
INCURRED.

SECTION 9.10 NOTICES

      All demands, notices, communications and reports provided for in this Agreement shall be in writing and shall be either sent by facsimile transmission with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this
Section 9.10.

If to the Purchaser to:

      Flextronics Telecom Systems Ltd.
      802 St. James Court,
      St. Denis Street
      Port Louis, Mauritius

      Facsimile: 230-212-7600
      Fax: 230-210-9168
      Attention: President

with a copy, that does not constitute notice, to:

      Flextronics International Inc.
      Room 908, Dominion Centre
      43 - 59 Queen's Road East
      Wanchai, Hong Kong

      Facsimile: 852-2276-1804
      Attention: President

      - and

      Flextronics International Ltd.
      6328 Monarch Park Place
      Niwot, CO 80503

      Facsimile: 303-652-4716
      Attention: General Counsel

      - and -

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      Fenwick & West
      Embarcadero Center West
      275 Battery Street
      San Francisco, CA 94111
      U.S.A.

      Facsimile: (415) 281-1350
      Attention: David Michaels

If to the Seller, to:

      Nortel Networks Limited
      8200 Dixie Road
      Suite 100
      Brampton, Ontario
      Canada
      L6T 5P6

      Facsimile: (905) 863-8386
      Attention: Corporate Secretary

with copies, that do not constitute notice, to:

      Nortel Networks Inc.
      5404 Windward Parkway,
      Alpharetta, Georgia 30004

      Facsimile: (770) 708-4850
      Attention: Peter Murphy

and:  Nortel Networks Inc.
      220 Athens Way, Suite 300
      Nashville, Tennessee
      USA 37228

      Facsimile: (615) 432-4067
      Attention: Law Department

Any such demand, notice, communication or report shall be deemed to have been given pursuant to this Agreement when delivered personally, when confirmed if by facsimile transmission, or on the Business Day after deposit with a reputable overnight courier service, as applicable.

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SECTION 9.11 BULK SALES WAIVER

      Each of the Purchaser and the Designated Purchasers hereby waives compliance with the provisions of any applicable Laws, including the Bulk Sales Act (Ontario), Section 6 of the Retail Sales Tax Act (Ontario) and any similar tax related bulk sales rules, relating to the sale of property in bulk in connection with the transfer of the Assets to the Purchaser. The Seller hereby covenants and agrees to indemnify and hold the Purchaser harmless from and against any and all Losses, which any of the Purchaser or the Designated Purchasers may incur as a result of any failure to comply with any applicable Laws relating to such bulk transfers.

SECTION 9.12 SCHEDULES AND EXHIBITS

      The Schedules and Exhibits constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. Any disclosure made in any Schedule to this Agreement that may be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule to the extent that it is reasonably apparent from a reading of such Schedule it would also qualify or apply to other such Schedule.

SECTION 9.13 COUNTERPARTS

      The Parties may execute this Agreement in two or more counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

SECTION 9.14 CONSTRUCTION

      Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. All references to domestic, foreign, federal, state or provincial statutes herein are references to such statutes as amended and in effect at the applicable time.

SECTION 9.15 SEVERABILITY

      If any provision, clause, or part of this Agreement or any of the other Transaction Documents, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement or such other Transaction Document, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

SECTION 9.16 NO THIRD-PARTY BENEFICIARIES

      Except as specifically contemplated by Section 7.2 and Section 7.3 no Person that is not a Party to this Agreement or any one or more of the other Transaction

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                                     - 123 -

Documents shall have any rights or obligations pursuant to this Agreement or any of the other Transaction Documents.

SECTION 9.17 CURRENCY

      Unless otherwise specifically stated to the contrary, all currency amounts expressed herein or in any other Transaction Document or in any exhibit or schedule attached hereto or thereto (whether or not preceded by US$) are in the currency of the United States of America.

SECTION 9.18 HEADINGS

      The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 9.19 ENTIRE AGREEMENT

      The Transaction Documents and the Confidentiality Agreement set forth the entire understanding of the Parties relating to the subject matter thereof, and all prior or contemporaneous understandings, agreements, representations and warranties, whether written or oral, are superseded by the Transaction Documents and the Confidentiality Agreement, and all such prior or contemporaneous understandings, agreements, representations and warranties are hereby terminated. In the event of any irreconcilable conflict between this Agreement and any of the other Transaction Documents (other than the Amended and Restated Master Contract Manufacturing Services Agreement) or the Confidentiality Agreement, the provisions of this Agreement shall prevail, regardless of the fact that certain Transaction Documents, such as the Local Sale Agreement, may be executed after the date of this Agreement, by different Parties and subject to different governing laws.

SECTION 9.20 SELLER REFERENCES

      Except as may be permitted by the Amended and Restated Master Contract Manufacturing Services Agreement, no written or printed sales, promotional or selling materials, including any catalogue or brochure, and no other tangible asset acquired by the Purchaser or the Designated Purchasers from the Seller or the Designated Sellers pursuant to this Agreement that contains the name of or references to the Seller, any Affiliate of the Seller or the Operations shall be used publicly or distributed by the Purchaser or its Affiliates until such names or references are deleted or covered by a sticker reasonably acceptable to the Seller. The Purchaser shall not permit the name of the Seller or any Affiliate of the Seller (or any variance thereof) to be used in any electronic addresses or sites, including addresses, and internet urls.

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SECTION 9.21 BROKERAGE

(1) Neither the Purchaser nor any of its Affiliates has used or retained a broker or finder or other similar advisor in connection with the transactions contemplated by this Agreement or the other Transaction Documents, and there are no claims for or liabilities owed for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement by or on behalf of the Purchaser or any of its Affiliates. Notwithstanding the provisions of
      Section 7.4, the Purchaser shall indemnify and hold the Seller harmless from any breach of its representation in this Section 9.21, without regard to the Purchaser One-Time Deductible and Purchaser Cap in Section 7.4(3).

(2) Neither Seller nor any of its Affiliates has used or retained any broker or finder or other similar advisor in connection with the transactions contemplated by this Agreement or the other Transaction Documents and there are no claims for or liabilities owed for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement by or on behalf of the Purchaser or any of its Affiliates. Notwithstanding the provisions of Section 7.4, the Seller shall indemnify and hold the Purchaser harmless for any breach of its representation in this Section 9.21, without regard to the Seller One-Time Deductible and Seller Cap in Section 7.4(1).

SECTION 9.22 TIME OF ESSENCE

      Time shall be of the essence of this Agreement.

SECTION 9.23 JUDGMENT CURRENCY

      If for the purpose of obtaining judgment against a Party hereto in any court in any jurisdiction with respect to this Agreement or any of the other Transaction Documents, it becomes necessary to convert into the currency of such jurisdiction (in this Section referred to as the " JUDGMENT CURRENCY" ) any amount due hereunder in any currency other than the Judgment Currency (in this Section referred to as the " CURRENCY OF THE AGREEMENT" ), then conversion shall be made at the rate of exchange prevailing on the Business Day preceding (i) the date of actual payment of the amount due, in the case of proceedings in the courts of any jurisdiction that will give effect to such conversion being made on such day, or (ii) the day on which the judgment is given, in the case of proceedings in the courts of the Province of Alberta or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being referred to as the " JUDGMENT CONVERSION DATE" ). For this purpose, " RATE OF EXCHANGE" means the rate at which the Canadian Imperial Bank of Commerce (or its successor) would be prepared at 12:00 noon (or as close as

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                                    - 125 -

possible to such time) on the relevant date, to sell the Currency of the Agreement in the amount in question to obtain the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Party against which judgment is rendered shall, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in the Currency of the Agreement. Any additional amount due under this Section 9.23 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due or in respect of this Agreement or any of the other Transaction Documents.

SECTION 9.24 FURTHER ASSURANCES

      From time to time after a Closing, each of the Parties will, without further consideration, execute and deliver such other instruments of conveyance and transfer, and take such other actions as the other Party may reasonably request to give effect to the transactions contemplated by this Agreement or any of the other Transaction Documents.

SECTION 9.25 ENGLISH LANGUAGE

      The Primary Parties declare that they have required that this Agreement and each of the other Transaction Documents and any documents relating thereto be drawn up in the English language. Les parties aux presentes declarent qu'elles ont exige que cette entente et tous les documents y afferent soient rediges en langue anglaise.

SECTION 9.26 CONTRA PROFERENTUM

      This Agreement is the result of mutual negotiations between the Primary Parties, and each Primary Party agrees that no part of this Agreement shall be interpreted against the other Primary Party (or its Affiliates) on the grounds that particular language was drafted by such Party.

SECTION 9.27 EXPENSES FOR DISPUTE RESOLUTION

      Each party shall pay their own expenses in connection with the resolution of disagreements pursuant to this Agreement, including Section 2.4, Section 5.14 and Section 5.15, including attorneys' fees. Notwithstanding the foregoing: (1) the fees and expenses of any Independent Accountant shall be (A) borne by Seller and Purchaser in inverse proportion to the amount that the Independent Accountant's determination in favor of Seller and/ or Purchaser bears to the total amount of the items in dispute (for illustration purposes for this Section
9.27 only, (X) if the total amount of items in dispute is $1,000,000.00, and Seller prevails on $500,000.00 as determined by the Independent Accountant, Seller and Purchaser shall bear the

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Independent Accountant's fees and expenses equally, or (Y) if the total amount of items in dispute is $1,000,000.00, and Seller prevails on $250,000.00 as determined by the Independent Accountant, Seller shall bear 75% and Purchaser shall bear 25% of the fees and expenses of the Independent Accountant; and (2) the fees and expenses incurred by the prevailing party to enforce this Section
9.27 or the enforcement of any award shall be paid by the other party.

SECTION 9.28 GUARANTEE OF PERFORMANCE

      The Guarantor, as principal obligor and not as surety, unconditionally and irrevocably covenants with the Seller:

      (a) to cause the Purchaser to effect prompt and complete performance of all the terms, covenants, conditions and provisions of the Transaction Documents that are to be kept, observed and performed by the Purchaser;

      (b) that, if for any reason whatsoever, including the insolvency or bankruptcy of the Purchaser, or if the Purchaser shall at any time or from time to time fail to keep, perform or observe any term, covenant, condition or provision of any of the Transaction Documents that is to be kept, observed or performed by the Purchaser, then the Guarantor shall forthwith on demand of the Seller, perform or observe, as the case may be, such term, covenant, condition or provision in accordance with the relevant provisions of the Transaction Documents; and

      (c) that the Guarantor is jointly and severally bound with the Purchaser to perform the terms, covenants, obligations (including indemnification), conditions and provisions of the Transaction Documents that are to be kept, observed and performed by the Purchaser and, in the enforcement of its rights pursuant to this
            Section 9.28 the Seller may proceed against the Guarantor as if the Guarantor was a principal party under this Agreement with respect to such terms, covenants, conditions and provisions applicable to the Purchaser.

      In the event of a default by the Purchaser under any of the Transaction Documents, the Guarantor waives notice, presentment and any right to require the Seller to:

      (d) proceed against the Purchaser or pursue any rights or remedies with respect to the Transaction Documents against the Purchaser, or

      (e) pursue any other remedy whatsoever in the power of the Seller prior to the Seller pursuing any rights it may have under the Transaction Documents against the Guarantor.

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      Without limiting the generality of the foregoing, the liability of the
Guarantor shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Purchaser in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of any of the Transaction Documents in any proceeding or any other matter, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Transaction Documents.

      This guarantee shall continue notwithstanding any assignment of this Agreement by the Purchaser to an Affiliate or otherwise pursuant to Section 9.28 and shall apply, mutatis, mutandis, in respect of any Affiliate of the Purchaser in the event any such Affiliate is a party to any Transaction Document in lieu of the Purchaser.

      IN WITNESS WHEREOF, the Parties have duly executed this Asset Purchase Agreement as of the date first written above.

                                        FLEXTRONICS TELECOM SYSTEMS, LTD.

                                        By: /s/ Manny Marimuthu
                                            -----------------------------------
                                            Name: Manny Marimuthu
                                            Title: Director


                                        By:____________________________________
                                            Name:
                                            Title:


                                        NORTEL NETWORKS LIMITED

                                        By: /s/ Chahram Bolouri
                                            -----------------------------------
                                            Name: Chahram Bolouri
                                            Title: President, Global Operations


                                        By:____________________________________
                                            Name:
                                            Title:


                                        FLEXTRONICS INTERNATIONAL LTD,
                                        acting through its Hong Kong branch


                                        By: /s/ Manny Marimuthu
                                            -----------------------------------
                                            Title: Authorized Signatory


                                        By:____________________________________
                                            Name:
                                            Title:


                                                                  Execution Copy

                                 SCHEDULE 2.3.2


OPERATION                       CASH FLOW PAYMENT         TRANSITION EXPENSE
                                CORRESPONDING TO         PAYMENT CORRESPONDING
                              TIMING OF TRANSFER OF     TO TIMING OF TRANSFER OF
                                    OPERATION                  OPERATION
Ottawa Design                      $25,000,000                $ 5,025,000
Monkstown Design                   $25,000,000                $ 5,025,000
St Laurent Systems House           $50,000,000                $10,050,000
Calgary Systems House              $50,000,000                $10,050,000
Monkstown Systems House            $25,000,000                $ 5,025,000
Chateaudun Systems House           $25,000,000                $ 5,025,000